Exhibit 10.10

PEPSICO
PENSION EQUALIZATION PLAN
(PEP)

Plan Document for the Section 409A Program
January 1, 2021 Restatement

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PepsiCo Pension Equalization Plan –409A Program

PEPSICO PENSION EQUALIZATION PLAN
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PepsiCo Pension Equalization Plan –409A Program

	Plan Year	18
	Pre-409A Program	18
	Pre-Retirement Domestic Partner’s Pension	18
	Pre-Retirement Spouse’s Pension	18
	Primary Social Security Amount	18
	Prohibited Misconduct	20
	Qualified Joint and Survivor Annuity	23
	Retirement	23
	Retirement Date	23
	Retirement Pension	23
	Salaried Plan	23
	Section 409A	24
	Separation from Service	24
	Service	26
	Single Life Annuity	26
	Single Lump Sum	26
	Social Security Act	26
	Taxable Wage Base	26
	Vested Pension	26
2.2	Construction	27
ARTICLE III	PARTICIPATION AND SERVICE	29
3.1	Participation	29
3.2	Service	29
3.3	Credited Service	30
ARTICLE IV	REQUIREMENTS FOR BENEFITS	31
4.1	Normal 409A Retirement Pension	31
4.2	Early 409A Retirement Pension	31
4.3	409A Vested Pension	31
4.4	Late 409A Retirement Pension	31
4.5	409A Disability Pension	32
4.6	Pre-Retirement Spouse’s 409A Pension	32
4.7	Vesting	34
4.8	Time of Payment	34
4.9	Cashout Distributions	34
4.10	Reemployment of Certain Participants	38
4.11	Forfeiture of Benefits	38
4.12	Pre-Retirement Domestic Partner’s 409A Pension	38
ARTICLE V	AMOUNT OF RETIREMENT PENSION	41
5.1	Participant’s 409A Pension	41
5.2	PEP Guarantee	43
5.3	Amount of Pre-Retirement Spouse’s 409A Pension	49
5.4	Certain Adjustments	52
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PepsiCo Pension Equalization Plan –409A Program

5.5	Excludable Employment	54
5.6	Pre-409A Pension	54
5.7	Offset	54
5.8	Amount of Pre-Retirement Domestic Partner’s Pension	55
ARTICLE VI	DISTRIBUTION OF BENEFITS	59
6.1	Form and Timing of Distributions	59
6.2	Available Forms of Payment	62
6.3	Procedures for Elections	65
6.4	Special Rules for Survivor Options	67
6.5	Designation of Beneficiary	68
6.6	Required Delay for Key Employees	69
6.7	Payment of FICA and Related Income Taxes	71
ARTICLE VII	ADMINISTRATION	73
7.1	Authority to Administer Plan	73
7.2	Facility of Payment	73
7.3	Claims Procedure	73
7.4	Effect of Specific References	76
7.5	Claimant Must Exhaust the Plan’s Claims Procedures Before Filing in Court	76
7.6	Limitations on Actions	78
7.7	Restriction on Venue	79
ARTICLE VIII	MISCELLANEOUS	80
8.1	Nonguarantee of Employment	80
8.2	Nonalienation of Benefits	80
8.3	Unfunded Plan	80
8.4	Action by the Company	80
8.5	Indemnification	81
8.6	Compliance with Section 409A	81
8.7	Section 457A	82
8.8	Authorized Transfers	83
ARTICLE IX	AMENDMENT AND TERMINATION	84
9.1	Continuation of the Plan	84
9.2	Amendments	84
9.3	Termination	84
9.4	Change in Control	85
ARTICLE X	ERISA PLAN STRUCTURE	86
ARTICLE XI	Applicable Law	88
ARTICLE XII	Signature	89
APPENDIX		90
	APPENDIX ARTICLE A - Transition Provisions	91
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PepsiCo Pension Equalization Plan –409A Program

APPENDIX ARTICLE B - Computation of Earnings and Service During Certain Severance Windows	106
APPENDIX ARTICLE C - International and PIRP Transfer Participants	109
APPENDIX ARTICLE D - Band 4 or Higher Rehired Yum Participants	117
APPENDIX ARTICLE E - Time and Form of Payment for Benefits Paid During Severance Windows	118
APPENDIX ARTICLE F - U.K. Supplementary Appendix Participants with U.S. Service	124
APPENDIX ARTICLE G - Delay Election For Certain Pre-2018 Terminees	129
APPENDIX ARTICLE H - Definitions of Eligible Domestic Partner Applicable Prior to January 1, 2019	131
APPENDIX ARTICLE I - 409A PEP Makeup for Certain Pre-409A Benefits	135
APPENDIX ARTICLE PBG	140
ARTICLE I TO APPENDIX PBG - HISTORY AND PURPOSE	140
ARTICLE II TO APPENDIX PBG - DEFINITIONS AND CONSTRUCTION	142
ARTICLE III TO APPENDIX PBG - PARTICIPATION	151
ARTICLE IV TO APPENDIX PBG - AMOUNT OF RETIREMENT PENSION	152
ARTICLE V TO APPENDIX PBG - DEATH BENEFITS	163
ARTICLE VI TO APPENDIX PBG - DISTRIBUTIONS	163
APPENDIX TO ARTICLE PBG	169
APPENDIX ARTICLE PAC - Guiding Principles Regarding Benefit Plan Committee Appointments	174

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PepsiCo Pension Equalization Plan –409A Program

ARTICLE I
Foreword
The PepsiCo Pension Equalization Plan (“PEP” or “Plan”) has been established by PepsiCo for the benefit of salaried employees of the PepsiCo Organization who participate in the Salaried Plan. PEP provides benefits for eligible employees whose pension benefits under the Salaried Plan are limited by the provisions of the Internal Revenue Code of 1986, as amended. In addition, PEP provides benefits for certain eligible employees based on the pre-1989 Salaried Plan formula (see, for example, Part B thereof).
1989 Restatement. The Plan was amended and restated in its entirety in 1989.
409A Program Document 2005 Restatement. The Plan was last amended and restated in its entirety effective as of January 1, 2005. The 2005 restatement sets forth the terms of the Plan that are applicable to benefits that are subject to Section 409A, i.e., generally, benefits that are earned or vested after December 31, 2004 or materially modified within the meaning of Treas. Reg. § 1.409A-6(a)(4) (the “409A Program”).
Amendments to the 2005 Restatement. The 2005 restatement was amended to reflect the merger into this Plan of the PBG Pension Equalization Plan (“PBG PEP”), effective at the end of the day on December 31, 2011. The PBG PEP document that was in effect on April 1, 2009, as amended through January 1, 2011 (the “409A PBG PEP Document”) is attached hereto as Appendix Article PBG 409A and shall continue to govern PBG PEP benefits that were subject to the 409A PBG PEP Document prior to the Plan merger, except for certain administrative provisions that are now governed by the main portion of the 409A PepsiCo PEP Document as is explained in Appendix Article PBG 409A. There has been no change to the time or form of payment of benefits that are subject to Internal Revenue Code Section 409A (“Section 409A”)

PepsiCo Pension Equalization Plan –409A Program

under either the PepsiCo PEP or PBG PEP Documents as a result of the merger or the revisions to the 409A PepsiCo PEP Document and 409A PBG PEP Document.
2017, 2019, and 2021 Restatements. This restatement of the 409A Program Document is effective as of January 1, 2021. Before this restatement, the 409A Program Document was most recently restated effective as of January 1, 2019 and prior to that, effective as of January 1, 2017.
Interplay of this 409A Program and Pre-409A Program. All benefits under the Plan that are not subject to the 409A Program (i.e., generally, benefits that are earned or vested before January 1, 2005 and not materially modified thereafter within the meaning of Treas. Reg. § 1.409A-6(a)(4)) shall be governed by the Plan Document for the Pre-Section 409 Program (the “Pre-409A Program”). Together, this document and the document for the Pre-409A Program describe the terms of a single plan. However, amounts subject to the terms of this 409A Program and amounts subject to the terms of the Pre-409A Program shall be tracked separately at all times. The preservation of the terms of the Pre-409A Program, without material modification, and the separation between the 409A Program amounts and the Pre-409A Program amounts are intended to be sufficient to permit the pre-409A Program to remain exempt from Section 409A as grandfathered benefits.
    Freeze of the Salaried Plan. In general, the Plan provides benefits that make up for benefits that would accrue under the Salaried Plan but for certain Code limitations on benefits and compensation that apply to the Salaried Plan. As a result, a Participant’s accrual of Plan benefits and a Participant’s growing into certain benefit enhancements (such as more favorable early commencement factors) are generally tied to the Participant’s accrual of benefits and growing into benefit enhancements under the Salaried Plan. For certain

PepsiCo Pension Equalization Plan –409A Program

Participants, there are special provisions in Section 5.2 (the “PEP Guarantee”) or the Appendix that provide a benefit accrual opportunity that goes beyond providing a make up for the application of Code limitations to the Salaried Plan. Regardless, however, the freeze on accruals under the Salaried Plan that is effective as of the end of the day on December 31, 2025 also freezes all accruals under this Plan effective as of that time. In addition, the Salaried Plan’s operational rules with respect to the ability to grow into benefit enhancements after December 31, 2025 govern the ability to grow into benefit enhancements after December 31, 2025 under this Plan.

PepsiCo Pension Equalization Plan –409A Program

ARTICLE II
Definitions and Construction
2.1    Definitions: This section provides definitions for certain words and phrases listed below. Where the following words and phrases, in boldface and underlined, appear in this Plan document (including the Foreword) with initial capitals they shall have the meaning set forth below, unless a different meaning is plainly required by the context.
Accrued Benefit: The Pension payable at Normal Retirement Date determined in accordance with Article V, based on the Participant’s Highest Average Monthly Earnings and Credited Service at the date of determination.
Actuarial Equivalent: Except as otherwise specifically set forth in the Plan or any Appendix to the Plan with respect to a specific benefit determination, a benefit of equivalent value computed on the basis of the factors set forth below. The application of the following assumptions to the computation of benefits payable under the Plan shall be done in a uniform and consistent manner. In the event the Plan is amended to provide new rights, features or benefits, the following actuarial factors shall not apply to these new elements unless specifically adopted by the amendment.
(1)    Annuities and Inflation Protection: To determine the amount of a Pension payable in the form of a Qualified Joint and Survivor Annuity or optional form of survivor annuity, as an annuity with inflation protection, or as a period certain and life annuity, the Plan Administrator shall select the factors that are to be used. Effective January 1, 2009, the factors selected by the Plan Administrator are set forth in Schedule 1, below (prior

PepsiCo Pension Equalization Plan –409A Program

factors appear in the Appendix). Thereafter, the Plan Administrator shall review such factors for forms of payment (including for annuities and lump sums) from time to time and shall amend such factors in its discretion. In general, a Participant shall have no right to have any of the actuarial factors specified for forms of payment under the Plan from time to time applied to his benefit (or any portion thereof), except to the extent that a particular factor is currently in effect at the time it is to be applied under the Plan. For the avoidance of doubt, it is expressly intended and binding upon Participants that any actuarial factors for forms of payment selected by the Plan Administrator from time-to-time may be applied retroactively to already accrued benefits, and without regard to the actuarial factors that may have applied previously for such purpose. However, in adjusting benefits under the Plan using those factors in Schedule 1 (below) that become effective for Annuity Starting Dates on or after January 1, 2019, the right to receive a benefit that is not less than would have applied under the prior basis for this adjustment shall apply to the same extent (and in the same manner) as applies under the Salaried Plan with respect to the 2019 Salaried Plan Factors. For this purpose, the phrase “2019 Salaried Plan Factors” refers to the new factors that appear in the Salaried Plan’s definition of “Actuarial Equivalent” effective for annuity starting dates (as defined under the Salaried Plan) on or after January 1, 2019. Effective for Annuity Starting Dates on or after January 1, 2019, if a Participant elects a survivor, period certain annuity or other death benefit annuity with inflation protection, Schedule 1(b) shall apply to adjust the Single Life Annuity for the survivor benefit, period certain or other

PepsiCo Pension Equalization Plan –409A Program

death benefit, and Schedule 1(c) or (d) shall apply solely to adjust for the elected inflation protection (for this purpose and as applies generally when determining an Actuarial Equivalent, the adjustment resulting from applying these factors from separate Schedules shall be determined using an actuarial computation method that is reasonable and applied consistently to similarly situated participants).
SCHEDULE 1

Date	Mortality Table Factors	Interest Rate Factor
Annuity Starting Dates from 1/1/2009 until 12/31/2018	GAR 94	5%
Annuity Starting Dates on or After 1/1/2019 Except for Inflation Protection	The 2019 mortality table*	5%
Annuity Starting Dates on or After 1/1/2019 for 5% Inflation Protection	The 2019 mortality table*	4.2%
Annuity Starting Dates on or After 1/1/2019 for 7% Inflation Protection	The 2019 mortality table*	4.6%
*As this term is defined in the Salaried Plan’s definition of “Actuarial Equivalent”
(2)    Lump Sums: To determine the lump sum value of a Pension, a Pre-Retirement Spouse’s Pension under Section 4.6, or a Pre-Retirement Domestic Partner’s Pension under Section 4.12, the lump sum equivalent factors currently applicable to lump sum distributions under the Salaried Plan shall apply (disregarding transition factors). These factors are subject to change in accordance with paragraph (1) above.
(3)    Other Cases: To determine the adjustment to be made in the Pension payable to or on behalf of a Participant in other cases, the factors are those applicable for such purpose under the Salaried Plan. In this respect, the 2019 Salaried Plan Factors shall be effective hereunder for Annuity Starting Dates (as defined under this Plan) on or after January 1, 2019. These factors are subject to change in accordance with paragraph (1) above.

PepsiCo Pension Equalization Plan –409A Program

Annuity: A Pension payable as a series of monthly payments for at least the life of the Participant.
Annuity Starting Date: The Annuity Starting Date shall be the first day of the first period for which an amount is payable under this Plan as an annuity or in any other form. A Participant who: (1) is reemployed after his initial Annuity Starting Date, and (2) is entitled to benefits hereunder after his reemployment, shall have a subsequent Annuity Starting Date for such benefits only to the extent provided in Section 6.3(b).
Cashout Limit: The annual dollar limit on elective deferrals under Code section 402(g)(1)(B), as in effect from time to time.
Code: The Internal Revenue Code of 1986, as amended from time to time. All references herein to particular Code Sections shall also refer to any successor provisions and shall include all related regulations, interpretations and other guidance.
Company: PepsiCo, Inc., a corporation organized and existing under the laws of the State of North Carolina or its successor or successors.
Covered Compensation: “Covered Compensation” as that term is defined in Part B of the Salaried Plan.
Credited Service: The period of a Participant’s employment, calculated in accordance with Section 3.3, which is counted for purposes of determining the amount of benefits payable to, or on behalf of, the Participant.
Disability Retirement Pension: The Retirement Pension available to a Participant under Section 4.5.

PepsiCo Pension Equalization Plan –409A Program

Early 409A Retirement Pension: The 409A Retirement Pension available to a Participant under Section 4.2.
Elapsed Time Service: The period of time beginning with a Participant’s first date of employment with the PepsiCo Organization and ending with the Participant’s Final Separation from Service, irrespective of any breaks in service between those two dates. By way of illustration, if a Participant began employment with the PepsiCo Organization on January 1, 2000, left the employment of the PepsiCo Organization from January 1, 2001 until December 31, 2004, and was then reemployed by the PepsiCo Organization on January 1, 2005 until he had a Final Separation from Service on December 31, 2008, the Participant would have eight years of Elapsed Time Service as of his Final Separation from Service.
Eligible Domestic Partner. The definition in this Section 2.1 is effective for applicable dates on and after January 1, 2019, and applies solely to a Participant who is actively employed by, or on an Authorized Leave of Absence from, a member of the PepsiCo Organization on or after January 1, 2019. For other dates or Participants, see Appendix Article H.

(1)Definition. For applicable dates on or after January 1, 2019, “Eligible Domestic Partner” means an individual who is of the same sex or opposite sex as the Participant and who satisfies paragraph (a), (b) or (c), subject to the additional rules set forth in paragraph (e).
(a)Civil Union. If on the applicable date the Participant has entered into a civil union that is valid on the applicable date in the state in which it was entered into, the Participant’s Eligible Domestic

PepsiCo Pension Equalization Plan –409A Program

Partner (if any) is the individual with whom the Participant has entered into such a civil union.
(b)Enrollment in Health Benefits. If the Participant does not have an Eligible Domestic Partner pursuant to paragraph (a) above, the Participant’s Eligible Domestic Partner (if any) is the individual who, on the applicable date, is enrolled in any of the Company’s health benefit options as the Participant’s domestic partner.
(c)Other Acceptable Evidence of Partnership. If on the applicable date a Participant does not have an Eligible Domestic Partner under paragraph (a) or (b) above, such Participant’s Eligible Domestic Partner (if any) is the individual who satisfies such criteria of domestic partnership as the Plan Administrator has specified in writing.
(d)No Eligible Domestic Partner Except as Described Above. If on the applicable date a Participant does not have an Eligible Domestic Partner under paragraph (a), (b), or (c) above, such Participant is not eligible to have an Eligible Domestic Partner.
(e)Additional Rules. The term “Eligible Domestic Partner” does not apply to a Participant’s Eligible Spouse. A Participant is not permitted to have more than one Eligible Domestic Partner at any point in time, and a Participant who has an Eligible Spouse is not permitted to have an Eligible Domestic Partner.

PepsiCo Pension Equalization Plan –409A Program

(2)Terms Used in this Definition. For purposes of the definition of “Eligible Domestic Partner” in this Section 2.1, the following definitions apply: “applicable date” means the earlier of the Participant’s Annuity Starting Date and date of death, and “state” means any domestic or foreign jurisdiction having the legal authority to sanction civil unions.
Eligible Spouse: The spouse of a Participant to whom the Participant is considered lawfully married for purposes of Federal tax law on the earlier of the Participant’s Annuity Starting Date or the date of the Participant’s death and who, solely for periods before September 16, 2013, is of the opposite sex.
Employee: An individual who qualifies as an “Employee” as that term is defined in Part B of the Salaried Plan.
Employer: An entity that qualifies as an “Employer” as that term is defined in Part B of the Salaried Plan.
ERISA: Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, including any amendments thereto, any similar subsequent federal laws, and any rules and regulations from time to time in effect under any of such laws.
FICA Amount: The Participant’s share of the Federal Insurance Contributions Act (FICA) tax imposed on the 409A Pension and Pre-409A Pension of the Participant under Code Sections 3101, 3121(a) and 3121(v)(2).
409A Program: The program described in this document. The term “409A Program” is used to identify the portion of the Plan that is subject to Section 409A.

PepsiCo Pension Equalization Plan –409A Program

Guiding Principles Regarding Benefit Plan Committee Appointments: The guiding principles as set forth in Common Appendix Article PAC to be applied by the Chair of the PAC when selecting the members of the PAC.
Highest Average Monthly Earnings: “Highest Average Monthly Earnings” as that term is defined in the Part B of the Salaried Plan, but without regard to the limitation imposed by section 401(a)(17) of the Code (as such limitation is interpreted and applied under the Salaried Plan). Notwithstanding the foregoing, to the extent that a Participant receives, during a leave of absence, earnings that would be counted as Highest Average Monthly Earnings if they were received during a period of active service, but that will be received after the Participant’s Separation from Service, the Plan Administrator may provide for determining the Participant’s 409A Pension at Separation from Service by projecting the benefit the Participant would have if all such earnings were taken into account under the Plan.
Key Employee:
The individuals identified in accordance with the following paragraphs.
(1)    In General. Any Participant who at any time during the applicable year is:
(i)    An officer of any member of the PepsiCo Organization having annual compensation greater than $130,000 (as adjusted for the applicable year under Code Section 416(i)(1));
(ii)    A 5-percent owner of any member of the PepsiCo Organization; or

PepsiCo Pension Equalization Plan –409A Program

(iii)    A 1-percent owner of any member of the PepsiCo Organization having annual compensation of more than $150,000.
For purposes of subparagraph (i) above, no more than 50 employees identified in the order of their annual compensation shall be treated as officers. For purposes of this Section, annual compensation means compensation as defined in Treas. Reg. §1.415(c)-2(a), without regard to Treas. Reg. §§1.415(c)-2(d), 1.415(c)-2(e), and 1.415(c)-2(g). The Plan Administrator shall determine who is a Key Employee in accordance with Code Section 416(i) (provided, that Code Section 416(i)(5) shall not apply in making such determination), and provided further than the applicable year shall be determined in accordance with Section 409A and that any modification of the foregoing definition that applies under Section 409A shall be taken into account.
(2)    Applicable Year. Effective from and after December 31, 2007, the Plan Administrator shall identify Key Employees as of the last day of each calendar year, based on compensation for such year, and such designation shall be effective for purposes of this Plan for the twelve-month period commencing on April 1st of the next following calendar year (e.g., the Key Employee identification by the Plan Administrator as of December 31, 2008 shall be effective for the period from April 1, 2009 to March 31, 2010).
(3)    Rule of Administrative Convenience. Effective beginning with the December 31, 2017 identification date, in addition to the foregoing, the Plan Administrator shall treat all other employees classified as Leadership Group 6 and above on the applicable identification date prescribed in paragraph

PepsiCo Pension Equalization Plan –409A Program

(2) as Key Employees effective for the twelve-month period commencing on April 1st of the next following calendar year (however, from the April 1, 2008 effective date through February 25, 2010, Band IV and above applied in lieu of Leadership Group 6 and above); provided that if this would result in counting more than 200 individuals as Key Employees as of any such determination date, then the number treated as Key Employees will be reduced to 200 by eliminating from consideration those employees otherwise added by this paragraph (3) in order by their base compensation, from the lowest to the highest.
(4)    Identification of Key Employees Between February 26, 2010 and March 31, 2010. For the period between February 26, 2010 and March 31, 2010, Key Employees shall be identified by combining the lists of Key Employees of all members of the PepsiCo Organization as in effect immediately prior to February 26, 2010. The foregoing method of identifying Key Employees is intended to comply with Treas. Reg. § 1.409A-1(i)(6)(i), which authorizes the use of an alternative method of identifying specified employees that complies with Treas. Reg. §§ 1.409A-1(i)(5) and -1(i)(8) and Section VII.C.4.d of the Preamble to the Final Regulations under Section 409A of the Code, which permits “service recipients to simply combine the pre-transaction separate lists of specified employees where it is determined that such treatment would be administratively less burdensome.”
(5)    Identification of Key Employees from April 1, 2010 to March 31, 2018. Notwithstanding the foregoing, for the 12-month periods

PepsiCo Pension Equalization Plan –409A Program

beginning on the April 1, 2010 effective date through March 31, 2018, Key Employees shall be identified as follows:
(i)    For the period that begins on April 1, 2010, and ends on March 31, 2011, an employee shall be a Key Employee (subject to subparagraph (iii) below) if he was classified as at least a Band IV or its equivalent on December 31, 2009. For this purpose, an employee shall be considered to be at least a Band IV or its equivalent as of a date if the employee is classified as one of the following types of employees in the PepsiCo Organization on that date: (i) a Band IV employee or above in a PepsiCo Business, (ii) a Level E7 employee or above in a PBG Business, or (iii) a Salary Grade 19 employee or above at a PAS Business.
(ii)    For the twelve-month period that begins on April 1, 2011, and for each twelve-month period that begins on April 1 in subsequent years through March 31, 2017, an employee shall be a Key Employee (subject to subparagraph (iii) below) if the employee was an employee of the PepsiCo Organization who was classified as Band IV or above on the December 31 that immediately precedes such April 1.
(iii)    For the period covered by this paragraph (5) notwithstanding the rule of administrative convenience in paragraph (3) above, an employee shall be a Key Employee for the 12-month period that begins on any April 1, if as of the preceding December 31 the employee would be a specified employee, within the meaning of Treasury Regulation 1.409A-1(i), or any successor, by applying as of such

PepsiCo Pension Equalization Plan –409A Program

December 31 the default rules that apply under such regulation for determining the minimum number of a service recipient’s specified employees. If the preceding sentence and the methods for identifying Key Employees set forth in subparagraph (i) or (ii) above, taken together, would result in more than 200 individuals being counted as Key Employees as of any December 31 determination date, then the number of individuals treated as Key Employees pursuant to subparagraph (i) or (ii), who are not described in the first sentence of this subparagraph (iii), shall be reduced to 200 by eliminating from consideration those employees otherwise added by such subparagraph in order of their base compensation, from the lowest base compensation to the highest.
(iv)    For purposes of this paragraph (5), “PAS Business” means each employer, division of an employer or other organizational subdivision of an employer that the Company classifies as part of the PAS business; “PBG Business” means each employer, division of an employer or other organizational subdivision of an employer that the Company classifies as part of the PBG business; and “PepsiCo Business” means each employer, division of an employer or other organizational subdivision of an employer that the Company classifies as part of the PepsiCo business.
The method for identifying Key Employees set forth in this definition is intended as an alternative method of identifying Key Employees under Treas. Reg. § 1.409A-1(i)(5), and is adopted herein and shall be interpreted and applied consistently with the rules applicable to such alternative arrangements.

PepsiCo Pension Equalization Plan –409A Program

Late 409A Retirement Pension: The 409A Retirement Pension available to a Participant under Section 4.4.
Late Retirement Date: The Late Retirement Date shall be the first day of the month coincident with or immediately following a Participant’s actual Retirement Date occurring after his Normal Retirement Age.
Normal 409A Retirement Pension: The Retirement Pension available to a Participant under Section 4.1.
Normal Retirement Age: The Normal Retirement Age under the Plan is age 65 or, if later, the age at which a Participant first has 5 Years of Elapsed Time Service.
Normal Retirement Date: A Participant’s Normal Retirement Date shall be the first day of the month coincident with or immediately following a Participant’s Normal Retirement Age.
Participant: An Employee participating in the Plan in accordance with the provisions of Section 3.1.
Pension: One or more payments that are payable by the Plan to a person who is entitled to receive benefits under the Plan. The term “409A Pension” shall be used to refer to the portion of a Pension that is derived from the 409A Program. The term “Pre-409A Pension” shall be used to refer to the portion of a Pension that is derived from the Pre-409A Program.
PepsiCo Administration Committee or PAC: The committee that has the responsibility for the administration and operation of the Plan, as set forth in the Plan, as well as any other duties set forth therein.  As of any time, the Chair of the PAC shall

PepsiCo Pension Equalization Plan –409A Program

be the person who is then the Company’s Senior Vice President, Total Rewards, but if such position is vacant or eliminated, the Chair shall be the person who is acting to fulfill the majority of the duties of the position (or plurality of the duties, if no one is fulfilling a majority), as such duties existed immediately prior to the vacancy or the position elimination.  The Chair shall appoint the other members of the PAC, applying the principles set forth in the Guiding Principles Regarding Benefit Plan Committee Appointments and acting promptly from time to time to ensure that there are four other members of the PAC, each of whom shall have experience and expertise relevant to the responsibilities of the PAC.  At least two times each year, the PAC shall prepare a written report of its significant activities that shall be available to any U.S.-based executive of the Company who is at least a senior vice president.
PepsiCo Organization: The controlled group of organizations of which the Company is a part, as defined by Code section 414 and regulations issued thereunder. An entity shall be considered a member of the PepsiCo Organization only during the period it is one of the group of organizations described in the preceding sentence.
Plan: The PepsiCo Pension Equalization Plan, the Plan set forth herein and in the Pre-409A Program document(s), as the Plan may be amended from time to time (subject to the limitations on amendment that are applicable hereunder and under the Pre-409A Program). The Plan is also sometimes referred to as PEP, or as the PepsiCo Pension Benefit Equalization Plan.
Plan Administrator: The PAC, or its delegate or delegates. The Plan Administrator shall have authority to administer the Plan as provided in Article VII.

PepsiCo Pension Equalization Plan –409A Program

Plan Year: The 12-month period commencing on January 1 and ending on December 31.
Pre-409A Program: The portion of the Plan that governs deferrals that are not subject to Section 409A. The terms of the Pre-409A Program are set forth in a separate document (or separate set of documents).
Pre-Retirement Domestic Partner’s Pension: The Pension available to an Eligible Domestic Partner under the Plan. The term “Pre-Retirement Domestic Partner’s 409A Pension” shall be used to refer to the Pension available to an Eligible Domestic Partner under Section 4.12 of this document.
Pre-Retirement Spouse’s Pension: The Pension available to an Eligible Spouse under the Plan. The term “Pre-Retirement Spouse’s 409A Pension” shall be used to refer to the Pension available to an Eligible Spouse under Section 4.6 of this document.
Primary Social Security Amount: In determining Pension amounts, Primary Social Security Amount shall mean:
(1)    For purposes of determining the amount of a Retirement, Vested, Pre-Retirement Spouse’s Pension or Pre-Retirement Domestic Partner’s Pension, the Primary Social Security Amount shall be the estimated monthly amount that may be payable to a Participant commencing at age 65 as an old-age insurance benefit under the provisions of Title II of the Social Security Act, as amended. Such estimates of the old-age insurance benefit to which a Participant would be entitled at age 65 shall be based upon the following assumptions:

PepsiCo Pension Equalization Plan –409A Program

(i)    That the Participant’s social security wages in any year prior to Retirement or Separation from Service are equal to the Taxable Wage Base in such year, and
(ii)    That he will not receive any social security wages after Retirement or Separation from Service.
However, in computing a Vested Pension under Formula A of Section 5.2, the estimate of the old-age insurance benefit to which a Participant would be entitled at age 65 shall be based upon the assumption that he continued to receive social security wages until age 65 at the same rate as the Taxable Wage Base in effect at his Separation from Service. For purposes of this subsection, “social security wages” shall mean wages within the meaning of the Social Security Act.
(2)    For purposes of determining the amount of a Disability Pension, the Primary Social Security Amount shall be (except as provided in the next sentence) the initial monthly amount actually received by the disabled Participant as a disability insurance benefit under the provisions of Title II of the Social Security Act, as amended and in effect at the time of the Participant’s Retirement due to disability. Notwithstanding the preceding sentence, for any period that a Participant receives a Disability Pension before receiving a disability insurance benefit under the provisions of Title II of the Social Security Act, then the Participant’s Primary Social Security Amount for such period shall be determined pursuant to paragraph (1) above.

PepsiCo Pension Equalization Plan –409A Program

(3)    For purposes of paragraphs (1) and (2), the Primary Social Security Amount shall exclude amounts that may be available because of the spouse or any dependent of the Participant or any amounts payable on account of the Participant’s death. Estimates of Primary Social Security Amounts shall be made on the basis of the Social Security Act as in effect at the Participant’s Separation from Service, without regard to any increases in the social security wage base or benefit levels provided by such Act which take effect thereafter.
Prohibited Misconduct: Any of the following activities engaged in, directly or indirectly, by a Participant shall constitute Prohibited Misconduct:
(1)    The Participant accepting any employment, assignment, position or responsibility, or acquiring any ownership interest, which involves the Participant’s “Participation” (as defined below) in a business entity that markets, sells, distributes or produces “Covered Products” (as defined below), unless such business entity makes retail sales or consumes Covered Products without in any way competing with the PepsiCo Organization.
(2)    The Participant, directly or indirectly (including through someone else acting on the Participant’s recommendation, suggestion, identification or advice), soliciting any PepsiCo Organization employee to leave the PepsiCo Organization’s employment or to accept any position with any other entity.
(3)    The Participant using or disclosing to anyone any confidential information regarding the PepsiCo Organization other than as necessary in his or her position with the PepsiCo Organization. Such

PepsiCo Pension Equalization Plan –409A Program

confidential information shall include all non-public information the Participant acquired as a result of his or her positions with the PepsiCo Organization. Examples of such confidential information include non-public information about the PepsiCo Organization’s customers, suppliers, distributors and potential acquisition targets; its business operations and structure; its product lines, formulas and pricing; its processes, machines and inventions; its research and know-how; its financial data; and its plans and strategies.
(4)    The Participant engaging in any acts that are considered to be contrary to the PepsiCo Organization’s best interests, including violating the Company’s Code of Conduct, engaging in unlawful trading in the securities of the Company or of any other company based on information gained as a result of his or her employment with the PepsiCo Organization, or engaging in any other activity which constitutes gross misconduct.
(5)    The Participant engaging in any activity that constitutes fraud.
Notwithstanding the foregoing and for the avoidance of doubt, nothing in this Plan shall prohibit the Participant from communicating with government authorities concerning any possible legal violations without notice to the Company, participating in government investigations, and/or receiving any applicable award for providing information to government authorities. The Company nonetheless asserts and does not waive its attorney-client privilege over any information appropriately protected by the privilege. Further, pursuant to the Defend Trade Secrets Act, an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of

PepsiCo Pension Equalization Plan –409A Program

a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order. For purposes of this subsection, “Participation” shall be construed broadly to include: (i) serving as a director, officer, employee, consultant or contractor with respect to such a business entity; (ii) providing input, advice, guidance or suggestions to such a business entity; or (iii) providing a recommendation or testimonial on behalf of such a business entity or one or more products it produces. For purposes of this subsection, “Covered Products” shall mean any product that falls into one or more of the following categories, so long as the PepsiCo Organization is producing, marketing, selling or licensing such product anywhere in the world – beverages, including without limitation carbonated soft drinks, tea, water, juice drinks, sports drinks, coffee drinks and value-added dairy drinks; juices and juice products; snacks, including salty snacks, sweet snacks meat snacks, granola and cereal bars, and cookies; hot cereals; pancake mixes; value-added rice products; pancake syrups; value-added pasta products; ready-to-eat cereals; dry pasta products; or any product or service that the Participant had reason to know was under

PepsiCo Pension Equalization Plan –409A Program

development by the PepsiCo Organization during the Participant’s employment with the PepsiCo Organization.
Qualified Joint and Survivor Annuity: An Annuity which is payable to the Participant for life with 50 percent of the amount of such Annuity payable after the Participant’s death to his surviving Eligible Spouse or Eligible Domestic Partner for life. If the Eligible Spouse or Eligible Domestic Partner (as applicable) predeceases the Participant, no survivor benefit under a Qualified Joint and Survivor Annuity shall be payable to any person. The amount of a Participant’s monthly payment under a Qualified Joint and Survivor Annuity shall be reduced to the extent provided in Sections 5.1 and 5.2, as applicable.
Retirement: Separation from Service for reasons other than death after a Participant has fulfilled the requirements for either a Normal, Early, Late, or Disability Retirement Pension under Article IV.
Retirement Date: The date immediately following the Participant’s Retirement.
Retirement Pension: The Pension payable to a Participant upon Retirement under the Plan. The term “409A Retirement Pension” shall be used to refer to the portion of a Retirement Pension that is derived from the 409A Program. The term “Pre-409A Retirement Pension” shall be used to refer to the portion of a Retirement Pension that is derived from the Pre-409A Program.
Salaried Plan: The program of pension benefits set forth in Part B of the PSERP Component of both the PepsiCo Employees Retirement Plan A (“PERP-A”) the PepsiCo Employees Retirement Plan I (“PERP-I”), and the PepsiCo Employees Retirement

PepsiCo Pension Equalization Plan –409A Program

Plan H (“PERP-H”), as it may be amended from time to time, and as it was set forth prior to January 1, 2017 in predecessor plans to PERP-A and PERP-I.
Section 409A: Section 409A of the Code.
Separation from Service: A Participant’s separation from service with the PepsiCo Organization, within the meaning of Section 409A(a)(2)(A)(i). The term may also be used as a verb (i.e., “Separates from Service”) with no change in meaning. Notwithstanding the preceding sentence, a Participant’s transfer to an entity owned 20% or more by the Company will not constitute a Separation of Service to the extent permitted by Section 409A. A Participant’s “Final Separation from Service” is the date of his Separation from Service that most recently precedes his Annuity Starting Date; provided, however, that to the extent a Participant is reemployed after an Annuity Starting Date, he will have a new Final Separation from Service with respect to any benefits to which he becomes entitled as a result of his reemployment. The following principles shall generally apply in determining when a Separation from Service occurs:
(1)    A Participant separates from service with the Company if the Employee dies, retires, or otherwise has a termination of employment with the Company. Whether a termination of employment has occurred is determined based on whether the facts and circumstance indicate that the Company and the Employee reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the Employee would perform after such date (as an employee or independent contractor) would permanently decrease to no more than 20 percent of the average level of bona fide services performed over the immediately preceding

PepsiCo Pension Equalization Plan –409A Program

36-month period (or the full period in which the Employee provided services to the Company if the Employee has been providing services for less than 36 months).
(2)    An Employee will not be deemed to have experienced a Separation from Service if such Employee is on military leave, sick leave, or other bona fide leave of absence, to the extent such leave does not exceed a period of six months or, if longer, such longer period of time during which a right to re-employment is protected by either statute or contract. If the period of leave exceeds six months and the individual does not retain a right to re-employment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first date immediately following such six-month period. Notwithstanding the foregoing, where a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the Employee to be unable to perform the duties of his or her position of employment or any substantially similar position of employment, a 29-month period of absence may be substituted for such six-month period.
(3)    If an Employee provides services both an as employee and as a member of the Board of Directors of the Company, the services provided as a Director are generally not taken into account in determining whether the Employee has Separated from Service as an Employee for purposes of the Plan, in accordance with final regulations under Section 409A.

PepsiCo Pension Equalization Plan –409A Program

Service: The period of a Participant’s employment calculated in accordance with Section 3.2 for purposes of determining his entitlement to benefits under the Plan.
Single Life Annuity: A level monthly Annuity payable to a Participant for his life only, with no survivor benefits to his Eligible Spouse or any other person.
Single Lump Sum: The distribution of a Participant’s total 409A Pension in the form of a single payment, which payment shall be the Actuarial Equivalent of the Participant’s 409A Pension as of the Participant’s Normal Retirement Date (or Late Retirement Date, if applicable), but not less than the Actuarial Equivalent of the Participant’s 409A Pension as of the Participant’s Early Retirement Date, in the case of a Participant who is entitled to an immediate Early 409A Retirement Pension.
Social Security Act: The Social Security Act of the United States, as amended, an enactment providing governmental benefits in connection with events such as old age, death and disability. Any reference herein to the Social Security Act (or any of the benefits provided thereunder) shall be taken as a reference to any comparable governmental program of another country, as determined by the Plan Administrator, but only to the extent the Plan Administrator judges the computation of those benefits to be administratively feasible.
Taxable Wage Base: The contribution and benefit base (as determined under section 230 of the Social Security Act) in effect for the Plan Year.
Vested Pension: The Pension available to a Participant under Section 4.3. The term “409A Vested Pension” shall be used to refer to the portion of a Vested Pension that is derived from the 409A Program. The term “Pre-409A Vested Pension”

PepsiCo Pension Equalization Plan –409A Program

shall be used to refer to the portion of a Vested Pension that is derived from the Pre-409A Program.
2.2    Construction: The terms of the Plan shall be construed in accordance with this section.
(a)    Gender and Number: The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary.
(b)    Compounds of the Word “Here”: The words “hereof”, “hereunder” and other similar compounds of the word “here” shall mean and refer to the entire Plan, not to any particular provision or section.
(c)    Examples: Whenever an example is provided or the text uses the term “including” followed by a specific item or items, or there is a passage having a similar effect, such passages of the Plan shall be construed as if the phrase “without limitation” followed such example or term (or otherwise applied to such passage in a manner that avoids limits on its breadth of application).
(d)    Subdivisions of the Plan Document: This Plan document is divided and subdivided using the following progression: articles, sections, subsections, paragraphs, subparagraphs, clauses, and sub-clauses. Articles are designated by capital roman numerals. Sections are designated by Arabic numerals containing a decimal point. Subsections are designated by lower-case letters in parentheses. Paragraphs are designated by Arabic numerals in parentheses. Subparagraphs are designated by lower-case roman numerals in parentheses. Clauses are designated by upper-case letters in parentheses. Sub-clauses are designated by upper-case roman numerals in

PepsiCo Pension Equalization Plan –409A Program

parentheses. Any reference in a section to a subsection (with no accompanying section reference) shall be read as a reference to the subsection with the specified designation contained in that same section. A similar rule shall apply with respect to paragraph references within a subsection and subparagraph references within a paragraph.

PepsiCo Pension Equalization Plan –409A Program

ARTICLE III
Participation and Service
3.1    Participation: An Employee shall be a Participant in the Plan during the period:
(a)    When he would be currently entitled to receive a Pension under the Plan if his employment terminated at such time, or
(b)    When he would be so entitled but for the vesting requirement of Section 4.7.
It is expressly contemplated that an Employee, who is entitled to receive a Pension under the Plan as of a particular time, may subsequently cease to be entitled to receive a Pension under the Plan.
3.2    Service: A Participant’s entitlement to a Pension or, in the event the Participant dies before commencing a benefit hereunder, either a Pre-Retirement Spouse’s Pension for his Eligible Spouse or a Pre-Retirement Domestic Partner’s Pension for his Eligible Domestic Partner, shall be determined under Article IV based upon his period of Service. A Participant’s period of Service shall be determined under Article III of Part B of the Salaried Plan, except as provided in (a) below.
(a) Inpats. Any Salaried Plan provision which results in disregarding for certain purposes the pre-transfer Service of certain inpats who transfer to the United States, shall not apply to this Plan before January 1, 2015, unless such earlier application avoids duplication of benefits.

PepsiCo Pension Equalization Plan –409A Program

(b)    Leaves of Absence. If a Participant’s period of Service (as so determined) would extend beyond the Participant’s Separation from Service date because of a leave of absence, the Plan Administrator may provide for determining the Participant’s 409A Pension at Separation from Service by projecting the benefit the Participant would have if all such Service were taken into account under the Plan.
3.3    Credited Service: Subject to the next two sentences, the amount of a Participant’s Pension, Pre-Retirement Spouse’s Pension or Pre-Retirement Domestic Partner’s Pension shall be based upon the Participant’s period of Credited Service, as determined under Article III of Part B of the Salaried Plan.
(a)    Inpats. Any provision in Section 3.5 of Part B of the Salaried Plan which resulted in disregarding the pre-transfer Credited Service of certain inpats who transferred to the United States shall not apply under this Plan in the case of such inpats who transfer to the United States before October 1, 2014, unless such earlier application avoids duplication of benefits under the Salaried Plan.
(b)    Leaves of Absence. If a Participant’s period of Credited Service (as so determined) would extend beyond the Participant’s Separation from Service date because of a leave of absence, the Plan Administrator may provide for determining the Participant’s 409A Pension at Separation from Service by projecting the benefit the Participant would have if all such Service were taken into account under the Plan.

PepsiCo Pension Equalization Plan –409A Program

ARTICLE IV
Requirements for Benefits
A Participant shall be eligible to receive a Pension and a surviving Eligible Spouse or surviving Eligible Domestic Partner, as applicable, shall be eligible for certain survivor benefits as provided in this Article. The amount of any such Pension or survivor benefit shall be determined in accordance with Article V.
4.1    Normal 409A Retirement Pension: A Participant shall be eligible for a Normal 409A Retirement Pension if he Separates from Service after attaining Normal Retirement Age.
4.2    Early 409A Retirement Pension: A Participant shall be eligible for an Early 409A Retirement Pension if he Separates from Service prior to attaining Normal Retirement Age but after attaining at least age 55 and completing 10 or more years of Elapsed Time Service.
4.3    409A Vested Pension: A Participant who is vested under Section 4.7 shall be eligible to receive a 409A Vested Pension if he Separates from Service before he is eligible for a Normal 409A Retirement Pension or an Early 409A Retirement Pension. A Participant who terminates employment prior to satisfying the vesting requirement in Section 4.7 shall not be eligible to receive a Pension under this Plan.
4.4    Late 409A Retirement Pension: A Participant who continues without a Separation from Service after his Normal Retirement Age shall not receive a Pension until his Late Retirement Date. Thereafter, a Participant shall be eligible for a Late Retirement Pension determined in accordance with Section 4.4 of Part B of the Salaried Plan (but without regard to

PepsiCo Pension Equalization Plan –409A Program

any requirement for notice of suspension under ERISA section 203(a)(3)(B) or any adjustment as under Section 5.7(d) of Part B of the Salaried Plan).
4.5    409A Disability Pension: A Participant shall be eligible for a 409A Disability Pension if he meets the requirements for a Disability Pension under Part B of the Salaried Plan. A Participant’s 409A Disability Pension, if any, shall generally be comprised of two parts. The first part shall represent the benefits with respect to a disabled Participant’s Credited Service through the day of the Participant’s Separation from Service (i.e., the Participant’s “Pre-Separation Accruals”). In the event the disabled Participant continues to receive Credited Service related to the disability after such Separation from Service, the Participant’s 409A Disability Pension shall have a second part, which shall represent all benefits accrued with respect to Credited Service from the date immediately following the Participant’s Separation from Service until the earliest of the Participant’s (i) attainment of age 65, (ii) benefit commencement date under Part B of the Salaried Plan or (iii) recovery from the disability (i.e., the Participant’s “Post-LTD Accruals”).
4.6    Pre-Retirement Spouse’s 409A Pension: A Pre-Retirement Spouse’s 409A Pension is payable under this section only in the event the Participant dies prior to his Annuity Starting Date. Any Pre-Retirement Spouse’s 409A Pension payable on behalf of a Participant shall commence as of the first day of the month following the later of (i) the Participant’s death and, (ii) the date the Participant attains or would have attained age 55. Subject to Section 4.9, any Pre-Retirement Spouse’s 409A Pension shall continue monthly for the life of the Eligible Spouse.
(a)    Active, Disabled and Retired Employees: A Pre-Retirement Spouse’s 409A Pension shall be payable under this subsection to a Participant’s Eligible

PepsiCo Pension Equalization Plan –409A Program

Spouse (if any) who is entitled under Part B of the Salaried Plan to the pre-retirement spouse’s pension for survivors of active, disabled and retired employees. The amount (if any) of such Pension shall be determined in accordance with the provisions of Section 5.3 (with the 409A Pension, if any, determined after application of Section 5.6).
(b)    Vested Employees: A Pre-Retirement Spouse’s 409A Pension shall be payable under this subsection to a Participant’s Eligible Spouse (if any) who is entitled under Part B the Salaried Plan to the pre-retirement spouse’s pension for survivors of vested terminated Employees. The amount (if any) of such Pension shall be determined in accordance with the provisions of Section 5.3 (with the 409A Pension, if any, determined after application of Section 5.6). If pursuant to this Section 4.6(b) a Participant has Pre-Retirement Spouse’s coverage in effect for his Eligible Spouse, any Pension calculated for the Participant under Section 5.2(b) shall be reduced for each year such coverage is in effect by the applicable percentage set forth below (based on the Participant’s age at the time the coverage is in effect) with a pro rata reduction for any portion of a year. No reduction shall be made for coverage in effect within the 90-day period following a Participant’s termination of employment.

Attained Age	Annual Charge

Up to 35.0%
35 – 39.075%
40 – 44.1%
45 – 49.175%
50 – 54.3%
55 – 59.5%
60 – 64.5%

PepsiCo Pension Equalization Plan –409A Program

4.7    Vesting: Subject to Section 8.7 (Section 457A), a Participant shall be fully vested in, and have a nonforfeitable right to, his Accrued Benefit at the time he becomes fully vested in his accrued benefit under Part B of the Salaried Plan.
4.8    Time of Payment: The distribution of a Participant’s 409A Pension shall commence as of the time specified in Section 6.1, subject to Section 6.6. Any increase in a Participant’s 409A Pension or Pre-409A Pension for interest due to a delay in payment, by application of Section 3.1(e) of Part A of the Salaried Plan (delay in payment) when calculating either portion of the Participant’s Pension, shall accrue entirely under the 409A Program and be paid (subject to the last sentence of this Section) at the same time and in the same form that the Participant’s 409A Pension is paid. Accordingly, if a Participant is entitled to an interest adjustment for a delay in payment of his Pre-409A Pension, such interest adjustment shall be limited to that which may be paid as part of the Participant’s 409A Pension, consistent with 409A’ s payment rules and the limitation in the next sentence. Notwithstanding any provision of the Salaried Plan to the contrary, including such Section 3.1(e) of Part A, a Participant shall not receive interest for any delay in payment of his 409A Pension or Pre-409A Pension to the extent the delay is caused by the Participant or interest is prohibited by the terms of an Internal Revenue Service correction program regarding compliance with Code section 409A.
4.9    Cashout Distributions: Notwithstanding the availability or applicability of a different form of payment under Article VI, the following rules shall apply in the case of certain small benefit Annuity payments:
(a)    Distribution of Participant’s 409A Pension: If at a Participant’s Annuity Starting Date the Actuarial Equivalent lump sum value of the Participant’s 409A Pension is equal to or less than the Cashout Limit, the Plan Administrator shall distribute

PepsiCo Pension Equalization Plan –409A Program

to the Participant such lump sum value of the Participant’s 409A Pension. Notwithstanding the preceding sentence, for Annuity Starting Dates prior to December 1, 2012, a Participant shall be cashed out under this subsection if, at the Participant’s Annuity Starting Date, the Actuarial Equivalent lump sum value of the Participant’s PEP Pension is equal to or less than $15,000.
(b)    Distribution of Pre-Retirement Spouse’s 409A Pension: If at the time payments are to commence to an Eligible Spouse under Section 4.6, the Actuarial Equivalent lump sum value of the PEP Pre-Retirement Spouse’s 409A Pension to be paid is equal to or less than the Cashout Limit, the Plan Administrator shall distribute to the Eligible Spouse such lump sum value of the PEP Pre-Retirement Spouse’s Pension that is subject to Section 409A. Notwithstanding the preceding sentence, for Annuity Starting Dates prior to December 1, 2012, an Eligible Spouse shall be cashed out under this subsection if the Actuarial Equivalent lump sum value of the Eligible Spouse’s PEP Pre-Retirement Spouse’s Pension is equal to or less than $15,000.
(c)    Special Cashout of 409A Vested Pensions: Notwithstanding subsection (a) above, the Plan Administrator shall have discretion under this subsection to cash out a 409A Vested Pension in a single lump sum prior to the date that would apply under subsection (a).
(1)    The Plan Administrator shall have discretion under this subsection to cash out in a single lump sum any 409A Vested Pension that, as of December 1, 2012 – (i) has not otherwise had its Annuity Starting Date occur, (ii) has an Actuarial Equivalent lump sum value that is equal to or less than the Cashout Limit as of such date, and (iii) is practicable to calculate and distribute

PepsiCo Pension Equalization Plan –409A Program

(as determined pursuant to the exercise of the Plan Administrator’s discretion), with such cashout being made on December 1, 2012.
(2)    The Plan Administrator shall also have discretion under this subsection to cash out in a single lump sum any 409A Vested Pension that, as of the first day of any month in 2013 or a later year specified by the Plan Administrator pursuant to the exercise of its discretion – (i) has not otherwise had its Annuity Starting Date occur, (ii) has an Actuarial Equivalent lump sum value that is equal to or less than the Cashout Limit as of such date, and (iii) is practicable to calculate and distribute (as determined pursuant to the exercise of the Plan Administrator’s discretion), with such cashout being made on the first day of the month specified.
Not later than November 30, the Plan Administrator shall memorialize in writing the exercise of its discretion under this subsection to select Vested Pensions for cashout on December 1, 2012, through the creation of a written list (in either hard copy or electronic form) of Participants with 409A Vested Pensions who will be cashed out. In addition, not later than the day before the date specified pursuant to paragraph (2) above, the Plan Administrator shall memorialize in writing the exercise of its discretion under this subsection to select Vested Pensions for cashout on the specified date, through the creation of a written list (in either hard copy or electronic form) of Participants with 409A Vested Pensions who will be cashed out.
(d)    Distribution of Pre-Retirement Domestic Partner’s 409A Pension. If at the time payments are to commence to an Eligible Domestic Partner under Section 4.12, the Actuarial Equivalent lump sum value of the Pre-Retirement Domestic Partner’s

PepsiCo Pension Equalization Plan –409A Program

409A Pension to be paid is equal to or less than the Cashout Limit, the Plan Administrator shall distribute to the Eligible Domestic Partner such Actuarial Equivalent lump sum value of the Pre-Retirement Domestic Partner’s Pension that is subject to Section 409A.
(e)    Exceptions to the Availability of Cashout. Effective January 1, 2018, a cashout shall not be available with respect to a Participant who is eligible for either a “PEP Kicker” or a “Qualified Kicker” under a “Severance Program”. For purposes of this Section 4.9, the quoted terms in the prior sentence shall have the meanings that they are assigned in Appendix Article E.
Any lump sum distributed under this section shall be in lieu of the Pension that otherwise would be distributable to the Participant, Eligible Spouse or Eligible Domestic Partner hereunder. The cashout provisions described in subsections (a) through (d) above are intended to be “limited cashout” features within the meaning of Treasury Regulation § 1.409A-3(j)(4)(v), and they shall be interpreted and applied consistently with this regulation. Accordingly, in determining if an applicable dollar limit is satisfied, a Participant’s entire benefit under this Plan that is subject to Section 409A and all benefits subject to Section 409A under all other nonaccount balance plans (within the meaning of Treasury Regulation § 1.409A-1(c)(2)(i)(C)) shall be taken into account (the “accountable benefit”), and a Participant’s entire accountable benefit must be cashed out as of the time in question as a condition to any payout under this Section. In addition, a cashout under this Section shall not cause an accountable benefit to be paid out before completing any applicable six-month delay (see, e.g., Section 6.6). No Participant, Eligible Spouse or Eligible Domestic Partner shall be given a direct or indirect election with respect to whether the Participant’s Vested Pension, Pre-Retirement Spouse’s

PepsiCo Pension Equalization Plan –409A Program

409A Pension or Pre-Retirement Eligible Domestic Partner’s 409A Pension will be cashed out under this section.
4.10    Reemployment of Certain Participants: In the case of a current or former Participant who is receiving his Pension as an Annuity under Section 6.1(b), and who is reemployed and is eligible to re-participate in Part B of the Salaried Plan after his Annuity Starting Date, payment of his 409A Pension will continue to be paid in the same form as it was paid prior to his reemployment. Any additional 409A Pension that is earned by the Participant shall be paid based on the Separation from Service that follows the Participant’s re-employment.
4.11    Forfeiture of Benefits: Effective beginning with benefits accrued after December 31, 2008 (“Post-2008 Accruals”), and notwithstanding any other provision of this Plan to the contrary, if the Plan Administrator determines that a Participant has engaged in Prohibited Misconduct at any time prior to the second anniversary of his or her Separation from Service, the Participant shall forfeit all Post-2008 Accruals (whether paid previously, being paid currently or payable in the future), and his or her 409A Pension shall be adjusted to reflect such forfeiture and previously paid Post-2008 Accruals shall be recovered.
4.12    Pre-Retirement Domestic Partner’s 409A Pension: A Pre-Retirement Domestic Partner’s 409A Pension is payable under this section only in the event the Participant dies prior to his Annuity Starting Date under either the 409A Program or the Pre-409A Program. Any Pre-Retirement Domestic Partner’s 409A Pension payable on behalf of a Participant shall commence on the first day of the month following the later of (i) the Participant’s death and, (ii) the date the Participant attains or would have attained age 55. Subject to Section 4.9, any Pre-

PepsiCo Pension Equalization Plan –409A Program

Retirement Domestic Partner’s 409A Pension shall continue monthly for the life of the Eligible Domestic Partner.
(a)    Active, Disabled and Retired Employees: A Pre-Retirement Domestic Partner’s 409A Pension shall be payable under this subsection to a Participant’s Eligible Domestic Partner (if any) who is entitled under Part B of the Salaried Plan to the pre-retirement domestic partner’s pension for survivors of active, disabled and retired employees. The amount (if any) of such Pension shall be determined in accordance with the provisions of Section 5.8 (with the 409A Pension, if any, determined after application of Section 5.6).
(b)    Vested Employees: A Pre-Retirement Domestic Partner’s 409A Pension shall be payable under this subsection to a Participant’s Eligible Domestic Partner (if any) who is entitled under Part B of the Salaried Plan to the pre-retirement domestic partner’s pension for survivors of vested terminated Employees. The amount (if any) of such Pension shall be determined in accordance with the provisions of Section 5.8 (with the 409A Pension, if any, determined after application of Section 5.6). If, pursuant to this Section 4.12(b), a Participant has Pre-Retirement Domestic Partner’s Pension coverage in effect for his Eligible Domestic Partner, any Pension calculated for the Participant under Section 5.2(b) shall be reduced for each year such coverage is in effect by the applicable percentage set forth below (based on the Participant’s age at the time the coverage is in effect) with a pro rata reduction for any portion of a year. No reduction shall be made for coverage in effect within the 180-day period following a Participant’s termination of employment.

PepsiCo Pension Equalization Plan –409A Program

Attained Age	Annual Charge
Up to 35.0%
35-39.075%
40-44.1%
45-49.175%
50-54.3%
55-59.5%
60-64.5%

PepsiCo Pension Equalization Plan –409A Program

ARTICLE V
Amount of Retirement Pension
When a 409A Pension becomes payable to or on behalf of a Participant under this Plan, the amount of such 409A Pension shall be determined under Section 5.1 or 5.3 (whichever is applicable), subject to any adjustments required under Sections 4.6(b) and 5.4 and subject to the freeze of the Plan described in Article I.
5.1    Participant’s 409A Pension: Subject to Section 8.7 (Section 457A), a Participant’s 409A Pension shall be determined as follows –
(a)    Calculating the 409A Pension: A Participant’s 409A Pension shall be calculated as follows (on the basis specified in subsection (b) below and using the definitions appearing in subsection (c) below):
(1)    His Total Pension, reduced by
(2)    His Salaried Plan Pension, and then further reduced by (but not below zero)
(3)    His Pre-409A Pension.
(b)    Basis for Determining: The 409A Pension amount in subsection (a) above shall be determined on a basis that (i) takes into account applicable reductions for early or late commencement as of the Annuity Starting Date of the 409A Pension, (ii) reflects, if applicable and customary, the relative value of forms of payment, and (iii) otherwise adjusts the reductions in (a)(2) and (3) above to their Actuarial Equivalent, in each such respect as appropriate and customary under the circumstances and in accordance with rules authorized by the Plan Administrator, including to take account the time and form of any prior payments and to eliminate all duplication of benefits as

PepsiCo Pension Equalization Plan –409A Program

determined by the Plan Administrator, and (iii) effective for Annuity Starting Dates after December 31, 2018, allows a Participant’s 409A Pension to provide a makeup (as appropriate under the circumstances under rules authorized by the Plan Administrator) for the application of early commencement reduction factors to the Participant’s Pre-409A Pension that apply a greater early commencement reduction to such Pre-409A Pension than would apply under the 2019 Salaried Plan Factors (including with respect to any portion of the Participant’s Pre-409A Pension that is derived from the PEP Guarantee).
(c)    Definitions: The following definitions apply for purposes of this section.
(1)    A Participant’s “Total Pension” means the greater of:
(i)    The amount of the Participant’s pension determined under the terms of Part B of the Salaried Plan, but without regard to: (A) the limitations imposed by sections 401(a)(17) and 415 of the Code (as such limitations are interpreted and applied under the Salaried Plan), and (B) the actuarial adjustment under Section 5.7(d) of Part B of the Salaried Plan (relating to benefits that are deferred beyond the Participant’s Normal Retirement Date); or
(ii)    The amount (if any) of the Participant’s PEP Guarantee determined under Section 5.2.
As necessary to ensure the Participant’s receipt of a “greater of” benefit, the foregoing comparison shall be made by reflecting, as applicable, the relative value of forms of payment.

PepsiCo Pension Equalization Plan –409A Program

(2)    A Participant’s “Salaried Plan Pension” means the amount of the Participant’s pension determined under the terms of Part B of the Salaried Plan.
(3)    A Participant’s “Pre-409A Pension” means the amount of the Participant’s pension determined under Section 5.6.
5.2    PEP Guarantee: A Participant who is eligible under subsection (a) below shall be entitled to a PEP Guarantee benefit determined under subsection (b) below. In the case of other Participants, the PEP Guarantee shall not apply.
(a)    Eligibility: A Participant shall be covered by this section if the Participant has 1988 pensionable earnings from an Employer of at least $75,000. For purposes of this section, “1988 pensionable earnings” means the Participant’s remuneration for the 1988 calendar year, within the meaning of the Salaried Plan as in effect in 1988. “1988 pensionable earnings” does not include remuneration from an entity attributable to any period when that entity was not an Employer.
(b)    PEP Guarantee Formula: The amount of a Participant’s PEP Guarantee shall be determined under the applicable formula in paragraph (1), subject to the special rules in paragraph (2).
(1)    Formulas: The amount of a Participant’s Pension under this paragraph shall be determined in accordance with subparagraph (i) below. However, if the Participant was actively employed by the PepsiCo Organization in a classification eligible for the Salaried Plan prior to July 1, 1975, the amount of his Pension under this paragraph shall be the greater of the amounts

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determined under subparagraphs (i) and (ii), provided that subparagraph (ii)(B) shall not apply in determining the amount of a Vested Pension.
(i)    Formula A: The Pension amount under this subparagraph shall be:
(A)    3 percent of the Participant’s Highest Average Monthly Earnings for the first 10 years of Credited Service, plus
(B)    1 percent of the Participant’s Highest Average Monthly Earnings for each year of Credited Service in excess of 10 years, less
(C)    1-2/3 percent of the Participant’s Primary Social Security Amount multiplied by years of Credited Service not in excess of 30 years.
In determining the amount of a Vested Pension under this Formula A, the Pension shall first be calculated on the basis of (I) the Credited Service the Participant would have earned had he remained in the employ of the Employer until his Normal Retirement Age, and (II) his Highest Average Monthly Earnings and Primary Social Security Amount at his Separation from Service, and then shall be reduced by multiplying the resulting amount by a fraction, the numerator of which is the Participant’s actual years of Credited Service on his Separation from Service and the denominator of which is the years of Credited Service he would have

PepsiCo Pension Equalization Plan –409A Program

earned had he remained in the employ of an Employer until his Normal Retirement Age.
(ii)    Formula B: The Pension amount under this subparagraph shall be the greater of (A) or (B) below:
(A)    1-1/2 percent of Highest Average Monthly Earnings times the number of years of Credited Service, less 50 percent of the Participant’s Primary Social Security Amount, or
(B)    3 percent of Highest Average Monthly Earnings times the number of years of Credited Service up to 15 years, less 50 percent of the Participant’s Primary Social Security Amount.
In determining the amount of a Disability Pension under Formula A or B above, the Pension shall be calculated on the basis of the Participant’s Credited Service (determined in accordance with Section 3.3(c)(3) of Part B of the Salaried Plan), and his Highest Average Monthly Earnings and Primary Social Security Amount at the date of disability.
(2)    Calculation: The amount of the PEP Guarantee shall be determined pursuant to paragraph (1) above, subject to the following special rules:
(i)    Surviving Eligible Spouse’s or Eligible Domestic Partner’s Annuity:    Subject to subparagraph (iii) below and the last sentence of this subparagraph, if the Participant has an Eligible Spouse or Eligible Domestic Partner, the Participant’s Eligible Spouse or Eligible

PepsiCo Pension Equalization Plan –409A Program

Domestic Partner shall be entitled to receive a survivor annuity equal to 50 percent of the Participant’s Annuity under this section, with no corresponding reduction in such Annuity for the Participant. Annuity payments to a surviving Eligible Spouse or Eligible Domestic Partner shall begin on the first day of the month coincident with or following the Participant’s death and shall end with the last monthly payment due prior to the Eligible Spouse’s or Eligible Domestic Partner’s death. If the Eligible Spouse or Eligible Domestic Partner is more than 10 years younger than the Participant, the survivor benefit payable under this subparagraph shall be adjusted as provided below.
(A)    For each full year more than 10 but less than 21 that the surviving Eligible Spouse or Eligible Domestic Partner is younger than the Participant, the survivor benefit payable to such Eligible Spouse or Eligible Domestic Partner shall be reduced by 0.8 percent.
(B)    For each full year more than 20 that the surviving Eligible Spouse or Eligible Domestic Partner is younger than the Participant, the survivor benefit payable to such Eligible Spouse or Eligible Domestic Partner shall be reduced by an additional 0.4 percent.
(ii)    Reductions: The following reductions shall apply in determining a Participant’s PEP Guarantee.

PepsiCo Pension Equalization Plan –409A Program

(A)    If the Participant will receive an Early Retirement Pension, the payment amount shall be reduced by 3/12ths of 1 percent for each month by which the benefit commencement date precedes the date the Participant would attain his Normal Retirement Date.
(B)    If the Participant is entitled to a Vested Pension, the payment amount shall be reduced to the actuarial equivalent of the amount payable at his Normal Retirement Date (if payment commences before such date), and the Section 4.6(b) reductions for any Pre Retirement Spouse’s coverage and Section 4.12(b) reductions for any Pre-Retirement Domestic Partner’s coverage shall apply.
(C)    This clause applies if the Participant will receive his Pension in a form that provides an Eligible Spouse or Eligible Domestic Partner benefit, continuing for the life of the surviving Eligible Spouse or surviving Eligible Domestic Partner, that is greater than that provided under subparagraph (i). In this instance, the Participant’s Pension under this section shall be reduced so that the total value of the benefit payable on the Participant’s behalf is the actuarial equivalent of the Pension otherwise payable under the foregoing provisions of this section.
(D)    This clause applies if the Participant will receive his Pension in a form that provides a survivor annuity for a

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beneficiary who is not his Eligible Spouse or Eligible Domestic Partner. In this instance, the Participant’s Pension under this section shall be reduced so that the total value of the benefit payable on the Participant’s behalf is the actuarial equivalent of a Single Life Annuity for the Participant’s life.
(E)    This clause applies if the Participant will receive his Pension in an Annuity form that includes inflation protection described in Section 6.2(b). In this instance, the Participant’s Pension under this section shall be reduced so that the total value of the benefit payable on the Participant’s behalf is the actuarial equivalent of the elected Annuity without such protection.
(iii)    Lump Sum Conversion: The amount of the Retirement Pension determined under this section for a Participant whose Retirement Pension will be distributed in the form of a lump sum shall be the actuarial equivalent of the Participant’s PEP Guarantee determined under this section, taking into account the value of any survivor benefit under subparagraph (i) above and any early retirement reductions under subparagraph (ii)(A) above.
For purposes of this paragraph (2), actuarial equivalence shall be determined taking into account the PEP Guarantee’s purpose to preserve substantially the value of a benefit under the pre-1989 terms of the Plan and the 409A Plan’s design that offers alternative annuities that are considered actuarial equivalent

PepsiCo Pension Equalization Plan –409A Program

for purposes of Section 409A (taking into account, without limitation, the special rule for subsidized joint and survivor annuities in Treasury Regulation § 1.409A-3(b)(ii)(C)).
5.3    Amount of Pre-Retirement Spouse’s 409A Pension: The monthly amount of the Pre-Retirement Spouse’s 409A Pension payable to a surviving Eligible Spouse under Section 4.6 shall be determined under subsection (a) below.
(a)    Calculation: An Eligible Spouse’s Pre-Retirement Spouse’s 409A Pension shall be equal to:
(1)    The Eligible Spouse’s Total Pre-Retirement Spouse’s Pension, reduced by
(2)    The Eligible Spouse’s Salaried Plan Pre-Retirement Spouse’s Pension, and then further reduced by (but not below zero)
(3)    The Eligible Spouse’s Pre-Retirement Spouse’s Pension derived from the Pre-409A Program.
(b)    Basis for Determining: The Pre-Retirement Spouse’s 409A Pension amount in subsection (a) above shall be determined on a basis (i) that takes into account applicable reductions for early or late commencement, and (ii) otherwise adjusts the reductions in (a)(2) and (3) above to their Actuarial Equivalent as appropriate under the circumstances and pursuant to rules of the Plan Administrator, including to take account the time and form of any prior payments.
(c)    Definitions: The following definitions apply for purposes of this section.

PepsiCo Pension Equalization Plan –409A Program

(1)    An Eligible Spouse’s “Total Pre-Retirement Spouse’s Pension” means the greater of:
(i)    The amount of the Eligible Spouse’s pre-retirement spouse’s pension determined under the terms of Part B of the Salaried Plan, but without regard to: (A) the limitations imposed by sections 401(a)(17) and 415 of the Code (as such limitations are interpreted and applied under the Salaried Plan), and (B) the actuarial adjustment under Section 5.7(d) of Part B of the Salaried Plan; or
(ii)    The amount (if any) of the Eligible Spouse’s PEP Guarantee Pre-Retirement Spouse’s Pension determined under subsection (c).
In making this comparison, the benefits in subparagraphs (i) and (ii) above shall be calculated as if payable as of what would be the Normal Retirement Date of the Participant related to the Eligible Spouse. The greater benefit determined under the prior sentence shall then be reduced/increased for commencement before/after, as applicable, such Normal Retirement Date.
(2)    An “Eligible Spouse’s Salaried Plan Pre-Retirement Spouse’s Pension” means the amount of the Eligible Spouse’s Pre-Retirement Spouse’s Pension determined under the terms of the Salaried Plan.
(3)    An “Eligible Spouse’s Pre-Retirement Spouse’s Pension derived from the Pre-409A Program” means the amount of the Eligible Spouse’s Pre-Retirement Spouse’s Pension determined under the terms of the Pre-409A Program.

PepsiCo Pension Equalization Plan –409A Program

(d)    PEP Guarantee Pre-Retirement Spouse’s Pension: An Eligible Spouse’s PEP Guarantee Pre-Retirement Spouse’s Pension shall be determined in accordance with paragraph (1) or (2) below, whichever is applicable, with reference to the PEP Guarantee (if any) that would have been available to the Participant under
Section 5.2.
(1)    Normal Rule: The Pre-Retirement Spouse’s Pension payable under this paragraph shall be equal to the amount that would be payable as a survivor annuity, under a Qualified Joint and Survivor Annuity, if the Participant had:
(i)    Separated from Service on the date of death (or, if earlier, his actual Separation from Service);
(ii)    Commenced a Qualified Joint and Survivor Annuity on the same date payments of the Qualified Pre-Retirement Spouse’s Pension are to commence; and
(iii)    Died on the day immediately following such commencement.
(2)    Special Rule for Active and Disabled Employees: Notwithstanding paragraph (1) above, the Pre-Retirement Spouse’s Pension paid on behalf of a Participant described in Section 4.6(a) shall not be less than an amount equal to 25 percent of such Participant’s PEP Guarantee determined under Section 5.2. For this purpose, Credited Service shall be determined as provided in Section 3.3(c)(2) of Part B the Salaried Plan, and the deceased Participant’s Highest Average Monthly Earnings, Primary Social Security Amount

PepsiCo Pension Equalization Plan –409A Program

and Covered Compensation shall be determined as of his date of death. A Pre-Retirement Spouse’s Pension under this paragraph is not reduced for early commencement.
Principles similar to those applicable under – (i) Section 5.1(b), and (ii) the last sentence of Section 5.2(b)(2) shall apply in determining the Pre-Retirement Spouse’s 409A Pension under this section.
5.4    Certain Adjustments: Pensions determined under the foregoing sections of this Article are subject to adjustment as provided in this section. For purposes of this section, “specified plan” shall mean the Salaried Plan or a nonqualified pension plan similar to this Plan. A nonqualified pension plan is similar to this Plan if it is sponsored by a member of the PepsiCo Organization and if its benefits are not based on participant pay deferrals.
(a)    Adjustments for Rehired Participants: This subsection shall apply to a current or former Participant who is reemployed after his Annuity Starting Date and whose benefit under the Salaried Plan is recalculated based on an additional period of Credited Service. In the event of any such recalculation, the Participant’s PEP Pension shall also be recalculated hereunder to the maximum extent permissible under Section 409A. For this purpose and to the maximum extent permissible under Section 409A, the PEP Guarantee under Section 5.2 is adjusted for in-service distributions and prior distributions in the same manner as benefits are adjusted under the Salaried Plan, but by taking into account benefits under this Plan and any specified plans.
(b)    Adjustment for Increased Pension Under Other Plans: If the benefit paid under a specified plan on behalf of a Participant is increased after PEP benefits on his behalf have been determined (whether the increase is by order of a

PepsiCo Pension Equalization Plan –409A Program

court, by agreement of the plan administrator of the specified plan, or otherwise), then the PEP benefit for the Participant shall be recalculated to the maximum extent permissible under Section 409A. If the recalculation identifies an overpayment hereunder, the Plan Administrator shall take such steps as it deems advisable to recover the overpayment. It is specifically intended that there shall be no duplication of payments under this Plan and any specified plans to the maximum extent permissible under Section 409A.
(c)    No Benefit Offsets That Would Violate Section 409A. Effective as of January 1, 2009, if a Participant has earned a benefit under a plan maintained by a member of the PepsiCo Organization that is a “qualifying plan” for purposes of the “Non-Duplication” rule in Section 3.8 of Part A of the Salaried Plan and the “Transfers and Non-Duplication” rule in Section 3.5 of Part B of the Salaried Plan, such Transfers and Non-Duplication rules shall apply when calculating the Participant’s Total Pension under Section 5.1(c)(1) above only to the extent the application of such rule to the Participant’s 409A Pension will not result in a change in the time or form of payment of such pension that is prohibited by Section 409A. For purposes of the limit on offsets in the preceding sentence, it is the Company’s intent to undertake to make special arrangements with respect to the payment of the benefit under the qualifying plan that are legally permissible under the qualifying plan and compliant with Section 409A, in order to avoid such a change in time or form of payment to the maximum extent possible; to the extent that Section 409A compliant special arrangements are timely put into effect in a particular situation, the limit on offsets in the prior sentence will not apply.

PepsiCo Pension Equalization Plan –409A Program

5.5    Excludable Employment: An executive who has signed a written agreement with the Company pursuant to which the individual either (i) waives eligibility under the Plan (even if the individual otherwise meets the definition of Employee under the Plan), or (ii) agrees not to participate in the Plan, shall not thereafter become entitled to a benefit or to any increase in benefits in connection with such employment (whichever applies). Written agreements may be entered into either before or after the executive becomes eligible for or begins participation in the Plan, and such written agreement may take any form that is deemed effective by the Company. This Section 5.5 shall apply with respect to agreements that are entered into on or after January 1, 2009.
5.6    Pre-409A Pension: A Participant’s Pre-409A Pension is the portion of the Participant’s Pension that is grandfathered under Treasury Regulation § 1.409A-6(a)(3)(i) and (iv). Principles similar to those applicable under – (i) Section 5.1(b), and (ii) the last sentence of Section 5.2(b)(2) shall apply in determining the Pre-409A Pension under this section.
5.7    Offsets: Notwithstanding any other provision of the Plan, the Company may reduce the amount of any payment or benefit that is or would be payable to or on behalf of a Participant by the amount of any obligation of the Participant to the Company that is or becomes due and payable, provided that (1) the obligation of the Participant to the Company was incurred during the employment relationship, (2) the reduction during any Plan Year may not exceed the amount allowed under Code Section 409A and (3) the reduction is made at the same time and in the same amount as the obligation otherwise would have been due and collectable from the Participant. In addition, in the event a Participant has earned a 409A Benefit (a “Prior 409A Benefit”) that was paid before, or will become payable either before or under different payment terms than, an additional 409A Benefit for the Participant, the

PepsiCo Pension Equalization Plan –409A Program

calculation of the Participant’s additional 409A Benefit shall include an offset for the Prior 409A Benefit. This offset shall be determined as of the Annuity Starting Date of the additional 409A Benefit on a basis that (i) takes into account applicable reductions for early or late commencement as of the Annuity Starting Date of the additional 409A Pension, (ii) reflects, if applicable and customary, the relative value of forms of payment, and (iii) otherwise adjusts the offset to its Actuarial Equivalent, in each such respect as appropriate and customary under the circumstances and in accordance with rules authorized by the Plan Administrator. Therefore, by way of example, but not by way of limitation, when pursuant to Section 4.5 a Participant is entitled to Post-Disability Accruals after having become entitled to Pre-Separation Accruals, such an offset of the Pre-Separation Accruals will apply in determining the Post-Disability Accruals.
5.8    Amount of Pre-Retirement Domestic Partner’s Pension: The monthly amount of the Pre-Retirement Domestic Partner’s 409A Pension payable to a surviving Eligible Domestic Partner under Section 4.12 shall be determined under subsection (a) below.
(a)    Calculation: An Eligible Domestic Partner’s Pre-Retirement Domestic Partner’s 409A Pension shall be equal to:
(1)    The Eligible Domestic Partner’s Total Pre-Retirement Domestic Partner’s Pension, reduced by
(2)     The Eligible Domestic Partner’s Salaried Plan Pre-Retirement Domestic Partner’s Pension, and then further reduced by (but not below zero)
(3)    The Eligible Domestic Partner’s Pre-Retirement Domestic Partner’s Pension derived from the Pre-409A Program.

PepsiCo Pension Equalization Plan –409A Program

(b)     Basis for Determining: The Pre-Retirement Domestic Partner’s 409A Pension amount in subsection (a) above shall be determined on a basis (i) that takes into account applicable reductions for early or late commencement, and (ii) otherwise adjusts the reductions in (a)(2) and (3) above to their Actuarial Equivalent as appropriate under the circumstances and pursuant to rules of the Plan Administrator, including to take account the time and form of any prior payments.
(c)    Definitions: The following definitions apply for purposes of this section:
(1)    An Eligible Domestic Partner’s “Total Pre-Retirement Domestic Partner’s Pension” means the greater of:
(i)    The amount of the Eligible Domestic Partner’s pre-retirement domestic partner’s pension determined under the terms of the Salaried Plan, but without regard to: (A) the limitations imposed by sections 401(a)(17) and 415 of the Code (as such limitations are interpreted and applied under the Salaried Plan), and (B) the actuarial adjustment under Section 5.7(d) of Part B of the Salaried Plan, or
(ii)    The amount (if any) of the Eligible Domestic Partner’s PEP Guarantee Pre-Retirement Domestic Partner’s 409A Pension determined under subsection (c).
In making this comparison, the benefits in subparagraphs (i) and (ii) above shall be calculated as if payable as of what would be the Normal Retirement Date of the Participant related to the Eligible Domestic Partner. The greater benefit

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determined under the prior sentence shall then be reduced/increased for commencement before/after, as applicable, such Normal Retirement Date.
(2)    An “Eligible Domestic Partner’s Salaried Plan Pre- Retirement Domestic Partner’s Pension” means the amount of the Eligible Domestic Partner’s Pre-Retirement Domestic Partner’s Pension determined under the terms of the Salaried Plan.
(3)    An “Eligible Domestic Partner’s Pre-Retirement Domestic Partner’s Pension derived from the Pre-409A Program” means the amount of the Eligible Domestic Partner’s Pre-Retirement Domestic Partner’s Pension determined under the terms of the Pre-409A Program
(d)    PEP Guarantee Pre-Retirement Domestic Partner’s Pension: An Eligible Domestic Partner’s PEP Guarantee Pre-Retirement Domestic Partner’s 409A Pension shall be determined in accordance with paragraph (1) or (2) below, whichever is applicable, with reference to the PEP Guarantee (if any) that would have been available to the Participant under Section 5.2.
(1)    Normal Rule:    The Pre-Retirement Domestic Partner’s 409A Pension payable under this paragraph shall be equal to the amount that would be payable as a survivor annuity, under a Qualified Joint and Survivor Annuity, if the Participant had:
(i)    Separated from Service on the date of death (or, if earlier, his actual Separation from Service);

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(ii)    Commenced a Qualified Joint and Survivor Annuity on the same date payments of the Qualified Pre Retirement Domestic Partner’s Pension are to commence; and
(iii)    Died on the day immediately following such commencement.
(2)    Special Rule for Active and Disabled Employees: Notwithstanding paragraph (1) above, the Pre-Retirement Domestic Partner’s 409A Pension paid on behalf of a Participant described in Section 4.6(a) shall not be less than an amount equal to 25 percent of such Participant’s PEP Guarantee determined under Section 5.2. For this purpose, Credited Service shall be determined as provided in Section 3.3(c)(2) of the Salaried Plan, and the deceased Participant’s Highest Average Monthly Earnings, Primary Social Security Amount and Covered Compensation shall be determined as of his date of death. A Pre-Retirement Domestic Partner’s 409A Pension under this paragraph is not reduced for early commencement.
Principles similar to those applicable under (i) Section 5.1(b), and (ii) the last sentence of Section 5.2(b)(2) shall apply in determining the Pre-Retirement Domestic Partner’s 409A Pension under this section.

PepsiCo Pension Equalization Plan –409A Program

ARTICLE VI
Distribution of Benefits
The terms of this Article govern (i) the distribution of benefits to a Participant who becomes entitled to a 409A Pension, and (ii) the continuation of benefits (if any) to such Participant’s beneficiary following the Participant’s death. A Pre-Retirement Spouse’s Pension or Pre-Retirement Domestic Partner’s Pension derived from the 409A Program shall be payable as an Annuity for the life of the Eligible Spouse or Eligible Domestic Partner, as applicable, in all cases, subject to Section 4.9 (cashout distributions). The distribution of a Pre-409A Pension is governed by the terms of the Pre-409A Program.
6.1    Form and Timing of Distributions: Benefits under the 409A Program shall be distributed as follows:
(a)    409A Retirement Pension: The following rules govern the distribution of a Participant’s 409A Retirement Pension:
(1)    Generally: A Participant’s 409A Retirement Pension shall be distributed as a Single Lump Sum on the first day of the month that is coincident with or next follows the Participant’s Retirement Date, subject to paragraph (2) and Section 6.6 (delay for Key Employees).
(2)    Prior Payment Election: Notwithstanding paragraph (1), a Participant who is entitled to a 409A Retirement Pension and who made an election (i) up to and including December 31, 2007, and (ii) at least six months prior to and in a calendar year prior to the Participant’s Annuity Starting Date shall receive his benefit in accordance with such payment election. A payment election allowed a Participant to choose either (i) to receive a distribution of his

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benefit in an Annuity form, (ii) to commence distribution of his benefit at a time other than as provided in paragraph 6.1(a)(1), or both (i) and (ii). A payment election made by a Participant who is only eligible to receive a Vested Pension on his Separation from Service shall be disregarded. Subject to Section 4.9 (cashouts), a Participant who has validly elected to receive an Annuity shall receive his benefit as a Qualified Joint and Survivor Annuity if he is married or as a Single Life Annuity if he is unmarried, unless he elects one of the optional forms of payment described in Section 6.2 in accordance with the election procedures in Section 6.3(a). A Participant shall be considered married if he is married on his Annuity Starting Date (with such Annuity Starting Date determined taking into account any election applicable under this subsection). To the extent a Participant’s benefit commences later than it would under paragraph 6.1(a)(1) as a result of an election under this paragraph 6.1(a)(2), the Participant’s benefit will be increased for earnings at the interest rate used to compute the Actuarial Equivalent lump sum value through the date the check for payment is prepared, which interest shall be paid at the time elected by the Participant under this paragraph 6.1(a)(2).
(b)    409A Vested Pension: Subject to Section 4.9, Section 6.6 and subsection (c) below, a Participant’s 409A Vested Pension shall be distributed in accordance with paragraph (1) or (2) below, unless, in the case of a Participant who is married (as determined under the standards in paragraph 6.1(a)(2), above) or has an Eligible Domestic Partner on his Annuity Starting Date, he elects one of the optional

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forms of payment distributions in Section 6.2 in accordance with the election procedures in Section 6.3(a):
(1)    Separation Prior to Age 55: In the case of a Participant who Separates from Service with at least five years of Service prior to attaining age 55, the Participant’s 409A Vested Pension shall be distributed as an Annuity commencing on the first of the month that is coincident with or immediately follows the date he attains age 55, which shall be the Annuity Starting Date of his 409A Vested Pension. A distribution under this subsection shall be in the form of a Qualified Joint and Survivor Annuity if the Participant is married or as a Single Life Annuity if he is not married; provided that an unmarried Participant who has an Eligible Domestic Partner may elect a 50% Survivor Annuity or 75% Survivor Annuity with his Eligible Domestic Partner as his beneficiary as provided in Section 6.2. A Participant shall be considered married or to have an Eligible Domestic Partner for purposes of this paragraph if he is married or has an Eligible Domestic Partner on the Annuity Starting Date of his 409A Vested Pension.
(2)    Separation at Ages 55 Through 64: In the case of a Participant who Separates from Service with at least five years but less than ten years of Service and on or after attaining age 55 but prior to attaining age 65, the Participant’s 409A Vested Pension shall be distributed as an Annuity (as provided in paragraph (1) above) commencing on the first of the month that follows his Separation from Service.

PepsiCo Pension Equalization Plan –409A Program

(c)    Disability Pension: The portion of a Participant’s 409A Disability Pension representing Pre-Separation Accruals shall be paid on the first day of the month following the later of (i) the Participant’s attainment of age 55 and (ii) the Participant’s Separation from Service. The available forms of payment for the portion of a Participant’s 409A Disability Pension representing Pre-Separation Accruals (as defined in Section 4.5) shall be those forms available to a Participant who is entitled to a Vested Pension or a Retirement Pension, as set forth in Section 6.2, below (including, to the extent applicable, the different forms available to a married Participant / Participant with a domestic partner versus a single Participant). The portion of a Participant’s 409A Disability Pension representing Post-LTD Accruals shall be paid on the first day of the month following the Participant’s attainment of age 65 in a lump sum.
6.2    Available Forms of Payment: This section sets forth the payment options available to a Participant who is entitled to a Retirement Pension under paragraph 6.1(a)(2) above or a Vested Pension under subsection 6.1(b) above.
(a)    Basic Forms: A Participant who is entitled to a Retirement Pension may choose one of the following optional forms of payment by making a valid election in accordance with the election procedures in Section 6.3(a). A Participant who is entitled to a Vested Pension and who is married on his Annuity Starting Date may choose one of the optional forms of payment available under paragraph (1), (2)(ii) or (2)(iii) below with his Eligible Spouse as his beneficiary (and no other optional form of payment available under this subsection (a) shall be permitted to such a Participant). A Participant who is entitled to a Vested Pension, who is not married and who has an Eligible Domestic Partner on his Annuity Starting Date may choose one of the optional

PepsiCo Pension Equalization Plan –409A Program

forms available under paragraph (2)(ii) or (2)(iii) below with his Eligible Domestic Partner as his beneficiary (and no other optional forms of payment available under this subsection shall be permitted to such a Participant). A Participant who is entitled to a Vested Pension and who is not married and does not have an Eligible Domestic Partner on his Annuity Starting Date shall receive a Single Life Annuity. Each optional annuity is the actuarial equivalent of the Single Life Annuity:
(1)    Single Life Annuity Option: A Participant may receive his 409A Pension in the form of a Single Life Annuity, which provides monthly payments ending with the last payment due prior to his death.
(2)    Survivor Options: A Participant may receive his 409A Pension in accordance with one of the following survivor options:
(i)    100 Percent Survivor Option: The Participant shall receive a reduced 409A Pension payable for life, ending with the last monthly payment due prior to his death. Payments in the same reduced amount shall continue after the Participant’s death to his beneficiary for life, beginning on the first day of the month coincident with or following the Participant’s death and ending with the last monthly payment due prior to the beneficiary’s death.
(ii)    75 Percent Survivor Option: The Participant shall receive a reduced 409A Pension payable for life, ending with the last monthly payment due prior to his death. Payments in the amount of 75 percent of such reduced 409A Pension shall be continued after the Participant’s death to his beneficiary for life, beginning on the first day of

PepsiCo Pension Equalization Plan –409A Program

the month coincident with or following the Participant’s death and ending with the last monthly payment due prior to the beneficiary’s death.
(iii)    50 Percent Survivor Option: The Participant shall receive a reduced 409A Pension payable for life, ending with the last monthly payment due prior to his death. Payments in the amount of 50 percent of such reduced 409A Pension shall be continued after the Participant’s death to his beneficiary for life, beginning on the first day of the month coincident with or following the Participant’s death and ending with the last monthly payment due prior to the beneficiary’s death. A 50 percent survivor option under this paragraph shall be a Qualified Joint and Survivor Annuity if the Participant’s beneficiary is his Eligible Spouse.
(iv)    Ten Years Certain and Life Option: The Participant shall receive a reduced 409A Pension which shall be payable monthly for his lifetime but for not less than 120 months. If the retired Participant dies before 120 payments have been made, the monthly 409A Pension amount shall be paid for the remainder of the 120 month period to the Participant’s primary beneficiary (or if the primary beneficiary has predeceased the Participant, the Participant’s contingent beneficiary).
(b)    Inflation Protection: The following levels of inflation protection may be provided to any Participant who elects to receive all or a part of his 409A Retirement Pension as an Annuity:

PepsiCo Pension Equalization Plan –409A Program

(1)    5 Percent Inflation Protection: A Participant’s monthly benefit shall be initially reduced, but thereafter shall be increased if inflation in the prior year exceeds 5 percent. The amount of the increase shall be the difference between inflation in the prior year and 5 percent.
(2)    7 Percent Inflation Protection: A Participant’s monthly benefit shall be initially reduced, but thereafter shall be increased if inflation in the prior year exceeds 7 percent. The amount of the increase shall be the difference between inflation in the prior year and 7 percent.
Benefits shall be subject to increase in accordance with this subsection each January 1, beginning with the second January 1 following the Participant’s Annuity Starting Date. The amount of inflation in the prior year shall be determined based on inflation in the 12-month period ending on September 30 of such year, with inflation measured in the same manner as applies on the Effective Date for adjusting Social Security benefits for changes in the cost of living. Inflation protection that is in effect shall carry over to any survivor benefit payable on behalf of a Participant, and shall increase the otherwise applicable survivor benefit as provided above. Any election by a Participant to receive inflation protection shall be irrevocable by such Participant or his surviving beneficiary.
6.3    Procedures for Elections: This section sets forth the procedures for making Annuity Starting Date elections (i.e., elections under Section 6.2). Subsection (a) sets forth the procedures for making a valid election of an optional form of payment under Section 6.2 and subsection (b) includes special rules for Participants with multiple Annuity Starting Dates. An election under this Article VI shall be treated as received on a particular day if it is: (i) postmarked that day, or (ii) actually received by the Plan Administrator on that day.

PepsiCo Pension Equalization Plan –409A Program

Receipt under (ii) must occur by the close of business on the date in question, which time is to be determined by the Plan Administrator. Spousal consent is not required for an election to be valid.
(a)    Election of an Optional Form of Payment: To be valid, an election of an optional form of Annuity under Section 6.2, for (i) a Participant’s 409A Retirement Pension (if a proper election was made under paragraph 6.1(a)(2)) or (ii) a Participant’s 409A Vested Terminated Pension, must be in writing, signed by the Participant, and received by the Plan Administrator at least one day prior to the Annuity Starting Date that applies to the Participant’s Pension in accordance with Section 6.1. In addition, an election under this subsection must specify one of the optional forms of payment available under Section 6.2 and a beneficiary, if applicable, in accordance with Section 6.5 below. To the extent permitted by the Plan Administrator, an election made through electronic media shall be considered to satisfy the requirement for a written election, and an electronic affirmation of such an election shall be considered to satisfy the requirement for a signed election.
(b)    Multiple Annuity Starting Dates: When amounts become payable to a Participant in accordance with Article IV, they shall be payable as of the Participant’s Annuity Starting Date and the election procedures (in this section and Sections 6.1 and 6.5) shall apply to all of the Participant’s unpaid accruals as of such Annuity Starting Date, with the following exception. In the case of a Participant who is rehired after his initial Annuity Starting Date and who (i) is currently receiving an Annuity that remained in pay status upon rehire, or (ii) was previously paid a lump sum distribution (other than a cashout distribution described in Section 4.9(a)), the

PepsiCo Pension Equalization Plan –409A Program

Participant’s subsequent Annuity Starting Date (as a result of his subsequent Separation from Service), and the election procedures at such subsequent Annuity Starting Date, shall apply only to the portion of his benefit that accrues after his rehire. Any prior accruals that remain to be paid as of the Participant’s subsequent Annuity Starting Date shall continue to be payable in accordance with the elections made at his initial Annuity Starting Date.
(c)    Determination of Marital Status. Effective January 1, 2014, in any case in which the form of payment of a Participant’s 409A Pension is determined by his marital status on his Annuity Starting Date, the Plan Administrator shall assume the Participant is unmarried on his Annuity Starting Date unless the Participant provides notice to the Plan prior to his Annuity Starting Date, which is deemed sufficient and satisfactory by the Plan Administrator, that he is married. The Participant shall give such notification to the Plan Administrator when he makes the election described in subsection (a) above or in accordance with such other procedures that are established by the Plan Administrator for this purpose (if any). Notwithstanding the two prior sentences, the Plan Administrator may adopt rules that provide for a different outcome than specified above.
6.4    Special Rules for Survivor Options: The following special rules shall apply for the survivor options available under Section 6.2.
(a)    Effect of Certain Deaths: If a Participant makes an election under Section 6.3(a) to receive his 409A Retirement Pension in the form of an optional Annuity that includes a benefit for a surviving beneficiary under Section 6.2 and the Participant or his beneficiary (beneficiaries in the case of the optional form of payment in Section

PepsiCo Pension Equalization Plan –409A Program

6.2(a)(2)(iv)) dies prior to the Annuity Starting Date of such Annuity, the election shall be disregarded. If the Participant dies after this Annuity Starting Date but before his 409A Retirement Pension actually commences, the election shall be given effect and the amount payable to his surviving Eligible Spouse, Eligible Domestic Partner or other beneficiary (as applicable) shall commence on the first day of the month following his death (any back payments due the Participant shall be payable to his estate). In the case of a Participant who has elected the form of payment described in Section 6.2(a)(2)(iv), if such Participant: (i) dies after his Annuity Starting Date, (ii) without a surviving primary or contingent beneficiary, and (iii) before receiving 120 payments under the form of payment, then the remaining payments due under such form of payment shall be paid to the Participant’s estate. If payments have commenced under such form of payment to a Participant’s primary or contingent beneficiary and such beneficiary dies before payments are completed, then the remaining payments due under such form of payment shall be paid to such beneficiary’s estate.
(b)    Beneficiary Who Is Not an Eligible Spouse or Eligible Domestic Partner: If a Participant’s beneficiary is not his Eligible Spouse or Eligible Domestic Partner, he may not elect:
(1)    The 100 percent survivor option described in Section 6.2(a)(2)(i) if his beneficiary is more than 10 years younger than he is, or
(2)    The 75 percent survivor option described in Section 6.2(a)(2)(ii) if his beneficiary is more than 19 years younger than he is.
6.5    Designation of Beneficiary: A Participant who has elected under Section 6.2 to receive all or part of his Retirement Pension in a form of payment that includes a survivor

PepsiCo Pension Equalization Plan –409A Program

option shall designate a beneficiary who will be entitled to any amounts payable on his death. Such designation shall be made on the election form used to choose such optional form of payment or an approved election form filed under the Salaried Plan, whichever is applicable. In the case of the survivor option described in Section 6.2(a)(2)(iv), the Participant shall be entitled to name both a primary beneficiary and a contingent beneficiary. A Participant (whether active or former) shall have the right to change or revoke his beneficiary designation at any time prior to his Annuity Starting Date. The designation of any beneficiary, and any change or revocation thereof, shall be made in accordance with rules adopted by the Plan Administrator. A beneficiary designation shall not be effective unless and until filed with the Plan Administrator. If no beneficiary is properly designated and a Participant’s elects a survivor’s option described in Section 6.2(a)(2), the Participant’s beneficiary shall be his Eligible Spouse or Eligible Domestic Partner, as applicable. A Participant entitled to a Vested Pension does not have the right or ability to name a beneficiary; if the Participant is permitted under Section 6.2 to elect an optional form of payment, then his beneficiary shall be his Eligible Spouse or Eligible Domestic Partner, as applicable, on his Annuity Starting Date.
6.6    Required Delay for Key Employees: Notwithstanding Section 6.1 above, if a Participant is classified as a Key Employee upon his Separation from Service (or at such other time for determining Key Employee status as may apply under Section 409A), then distributions to the Participant shall commence as follows:
(a)    Distribution of a Retirement Pension: In the case of a Key Employee Participant who is entitled to a 409A Retirement Pension, distributions shall commence on the earliest first of the month that is at least six months after the date the Participant Separates from Service (or, if earlier, the Participant’s death). For periods

PepsiCo Pension Equalization Plan –409A Program

before 2009, commencement of distributions, however, shall not be delayed under the preceding sentence if the Participant’s 409A Retirement Pension commences at the same time as his pension under the Salaried Plan in accordance with Section 6.1(b)(3)(i).
(b)    Distribution of a Vested Pension. In the case of a Participant who is entitled to a 409A Vested Pension, distributions shall commence as provided in Section 6.1(b), or if later, on the earliest first of the month that is at least six months after the Participant’s Separation from Service (or, if earlier, the Participant’s death). For periods before 2009, commencement of distributions, however, shall not be delayed under the preceding sentence if the Participant’s 409A Vested Pension commences at the same time as his pension under the Salaried Plan in accordance with Section 6.1(b)(3)(i).
(c)    Interest Paid for Delay. Any payments to the Participant that are delayed in accordance with the provisions of this Section 6.6 shall be increased for earnings at the interest rate used to compute the Actuarial Equivalent lump sum value through the date the check for payment is prepared, with such delayed payment and accumulated interest paid as a lump sum payment to the Participant on the date payment occurs in accordance with subsection (a) or (b) above, whichever is applicable. If a Participant’s beneficiary or estate is paid under subsection (a) or (b) above as a result of his death, then any payments that would have been made to the Participant and that were delayed in accordance with the provisions of this Section 6.6 shall be paid as otherwise provided in the Plan, with interest at the rate specified in the preceding sentence through the date the check for payment is prepared.

PepsiCo Pension Equalization Plan –409A Program

6.7    Payment of FICA and Related Income Taxes: As provided in subsections (a) through (c) below, a portion of a Participant’s 409A Pension shall be paid as a single lump sum and remitted directly to the Internal Revenue Service (“IRS”) in satisfaction of the Participant’s FICA Amount and the related withholding of income tax at source on wages (imposed under Code Section 3401 or the corresponding withholding provisions of the applicable state, local or foreign tax laws as a result of the payment of the FICA Amount) and the additional withholding of income tax at source on wages that is attributable to the pyramiding of wages and taxes.
(a)    Timing of Payment: As of the date that the Participant’s FICA Amount and related income tax withholding are due to be deposited with the IRS, a lump sum payment equal to the Participant’s FICA Amount and any related income tax withholding shall be paid from the Participant’s 409A Pension and remitted to the IRS (or other applicable tax authority) in satisfaction of such FICA Amount and income tax withholding related to such FICA Amount. The classification of a Participant as a Key Employee (as defined in Section 2.1) shall have no effect on the timing of the lump sum payment under this subsection (a).
(b)    Reduction of 409A Pension. To reflect the payment of a Participant’s FICA Amount and any related income tax liability, the Participant’s 409A Pension shall be reduced, effective as of the date for payment of the lump sum in accordance with subsection (a) above, with such reduction being the Actuarial Equivalent of the lump sum payment used to satisfy the Participant’s FICA Amount and related income tax withholding. It is expressly contemplated that this reduction may

PepsiCo Pension Equalization Plan –409A Program

occur effective as of a date that is after the date payment of a Participant’s 409A Pension commences.
(A)    No Effect on Commencement of 409A Pension. The Participant’s 409A Pension shall commence in accordance with the terms of this Plan. The lump sum payment to satisfy the Participant’s FICA Amount and related income tax withholding shall not affect the time of payment of the Participant’s actuarially reduced 409A Pension, including not affecting any required delay in payment to a Participant who is classified as a Key Employee.

PepsiCo Pension Equalization Plan –409A Program

ARTICLE VII
Administration
7.1    Authority to Administer Plan: The Plan shall be administered by the Plan Administrator, which shall have the authority to interpret the Plan and issue such regulations as it deems appropriate. The Plan Administrator shall maintain Plan records and make benefit calculations, and may rely upon information furnished it by the Participant in writing, including the Participant’s current mailing address, age and marital status. The Plan Administrator’s interpretations, determinations, regulations and calculations shall be final and binding on all persons and parties concerned. Neither the Company nor the Plan Administrator shall be a fiduciary of the Plan, and any restrictions that might apply to a party in interest under section 406 of ERISA shall not apply under the Plan, including with respect to the Company or the Plan Administrator.
7.2    Facility of Payment: Whenever, in the Plan Administrator’s opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Plan Administrator may make payments to such person or to the legal representative of such person for his benefit, or the Plan Administrator may apply the payment for the benefit of such person in such manner as it considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.
7.3    Claims Procedure: The Plan Administrator shall have the exclusive discretionary authority to construe and to interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters

PepsiCo Pension Equalization Plan –409A Program

are final and conclusive. As a result, benefits under this Plan will be paid only if the Plan Administrator decides in its discretion that the person claiming such benefits is entitled to them. This discretionary authority is intended to be absolute, and in any case where the extent of this discretion is in question, the Plan Administrator is to be accorded the maximum discretion possible. Any exercise of this discretionary authority shall be reviewed by a court, arbitrator or other tribunal under the arbitrary and capricious standard (i.e., the abuse of discretion standard). If, pursuant to this discretionary authority, an assertion of any right to a benefit by or on behalf of a Participant or beneficiary (a “claimant”) is wholly or partially denied, the Plan Administrator, or a party designated by the Plan Administrator, will provide such claimant within the 90-day period following the receipt of the claim by the Plan Administrator, a comprehensible written notice setting forth:
(a)    The specific reason or reasons for such denial;
(b)    Specific reference to pertinent Plan provisions on which the denial is based;
(c)    A description of any additional material or information necessary for the claimant to submit to perfect the claim and an explanation of why such material or information is necessary; and
(d)    A description of the Plan’s claim review procedure (including the time limits applicable to such process and a statement of the claimant’s right to bring a civil action under ERISA following a further denial on review).
If the Plan Administrator determines that special circumstances require an extension of time for processing the claim it may extend the response period from 90 to 180 days. If this occurs, the Plan Administrator will notify the claimant before the end of the initial 90-day period, indicating

PepsiCo Pension Equalization Plan –409A Program

the special circumstances requiring the extension and the date by which the Plan Committee expects to make the final decision. The claim review procedure is available upon written request by the claimant to the Plan Administrator, or the designated party, within 60 days after receipt by the claimant of written notice of the denial of the claim. Upon review, the Plan Administrator shall provide the claimant a full and fair review of the claim, including the opportunity to submit to the Plan Administrator comments, document, records and other information relevant to the claim and the Plan Administrator’s review shall take into account such comments, documents, records and information regardless of whether it was submitted or considered at the initial determination. The decision on review will be made within 60 days after receipt of the request for review, unless circumstances warrant an extension of time not to exceed an additional 60 days. If this occurs, notice of the extension will be furnished to the claimant before the end of the initial 60-day period, indicating the special circumstances requiring the extension and the date by which the Plan Administrator expects to make the final decision. The final decision shall be in writing and drafted in a manner calculated to be understood by the claimant; include specific reasons for the decision with references to the specific Plan provisions on which the decision is based; and provide that the claimant is entitled to receive, upon request ad free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to his or her claim for benefits.
Any claim under the Plan that is reviewed by a court, arbitrator or any other tribunal shall be reviewed solely on the basis of the record before the Plan Administrator at the time it made its determination. In addition, any such review shall be conditioned on the claimant’s having fully exhausted all rights under this section as is more fully explained in Section 7.5. Any notice or other notification that is required to be sent to a claimant under this

PepsiCo Pension Equalization Plan –409A Program

section may be sent pursuant to any method approved under Department of Labor Regulation Section 2520.104b-1 or other applicable guidance.
7.4    Effect of Specific References: Specific references in the Plan to the Plan Administrator’s discretion shall create no inference that the Plan Administrator’s discretion in any other respect, or in connection with any other provision, is less complete or broad.
7.5    Claimant Must Exhaust the Plan’s Claims Procedures Before Filing in Court: Before filing any Claim (including a suit or other action) in court or in another tribunal, a Claimant must first fully exhaust all of the Claimant’s rights under the claims procedures of Section 7.3.
(a)    Upon review by any court or other tribunal, the exhaustion requirement of this Section 7.5 is intended to be interpreted to require exhaustion in as many circumstances as possible (and any steps necessary to clarify or effect this intent may be taken).
(b)    In any action or consideration of a Claim in court or in another tribunal following exhaustion of the Plan’s claims procedure as described in this Section 7.5, the subsequent action or consideration shall be limited, to the maximum extent permissible, to the record that was before Plan Administrator in the claims procedure.
(c)    The exhaustion requirement of this Section 7.5 shall apply: (i) regardless of whether other Disputes that are not Claims (including those that a court might consider at the same time) are of greater significance or relevance, (ii) to any rights the Plan Administrator may choose to provide in connection with novel Disputes or in particular situations, (iii) regardless of whether the rights are actual or potential and (iv) even if the Plan Administrator has not previously defined or established specific

PepsiCo Pension Equalization Plan –409A Program

claims procedures that directly apply to the submission and consideration of such Claim (in which case the Plan Administrator (upon notice of the Claim) shall either promptly establish such claims procedures or shall apply (or act by analogy to) the claims procedures of Section 7.5 that apply to claims for benefits).
(d)    The Plan Administrator may make special arrangements to consider a Claim on a class basis or to address unusual conflicts concerns, and such minimum arrangements in these respects shall be made as are necessary to maximize the extent to which exhaustion is required.
(e)    For purposes of this Section 7.5, the following definitions apply.
(i)    A “Dispute” is any claim, dispute, issue, action or other matter.
(ii)    A “Claim” is any Dispute that implicates in whole or in part any one or more of the following –
(A)    The interpretation of the Plan
(B)    The interpretation of any term or condition of the Plan
(C)    The interpretation of the Plan (or any of its terms or conditions) in light of applicable law;
(D)    Whether the Plan or any term or condition under the Plan has been validly adopted or put into effect;
(E)    The administration of the Plan;
(F)    Whether the Plan, in whole or in part, has violated any terms, conditions or requirements of ERISA or other

PepsiCo Pension Equalization Plan –409A Program

applicable law or regulation, regardless of whether such terms, conditions or requirements are, in whole or in part, incorporated into the terms, conditions or requirements of the Plan;
(G)    A request for Plan benefits or an attempt to recover Plan benefits;
(H)    An assertion that any entity or individual has breached any fiduciary duty; or
(I)    Any Claim that: (i) is deemed similar to any of the foregoing by the Plan Administrator, or (ii) relates to the Plan in any way.
(iii)    A “Claimant” is any Employee, former Employee, Participant, former Participant, Beneficiary (or the spouse, former spouse, domestic partner, estate, heir or representative of any of the foregoing individuals), or any other individual, person, entity with a relationship to any of the foregoing individuals or the Plan, as well as any group of one or more of the foregoing, who has a Claim.
7.6    Limitations on Actions: Effective for claims and actions filed on or after January 1, 2011, any claim filed under Article VII and any action filed in state or federal court by or on behalf of a former or current Employee, Participant, beneficiary or any other individual, person or entity (collectively, a “Petitioner”) for the alleged wrongful denial of Plan benefits or for the alleged interference with or violation of ERISA-protected rights must be brought within two years of the date the Petitioner’s cause of action first accrues. For purposes of this subsection, a cause of action with respect to a Petitioner’s benefits under the Plan shall be

PepsiCo Pension Equalization Plan –409A Program

deemed to accrue not later than the earliest of (i) when the Petitioner has received the calculation of the benefits that are the subject of the claim or legal action (ii) the date identified to the Petitioner by the Plan Administrator on which payments shall commence, or (iii) when the Petitioner has actual or constructive knowledge of the facts that are the basis of his claim. For purposes of this subsection, a cause of action with respect to the alleged interference with ERISA-protected rights shall be deemed to accrue when the claimant has actual or constructive knowledge of the acts that are alleged to interfere with ERISA-protected rights. Failure to bring any such claim or cause of action within this two-year time frame shall preclude a Petitioner, or any representative of the Petitioner, from filing the claim or cause of action. Correspondence or other communications following the mandatory appeals process described in Section 7.3 shall have no effect on this two-year time frame.
7.7    Restriction on Venue: Any claim or action filed in court or any other tribunal in connection with the Plan by or on behalf of a Petitioner (as defined in Section 7.6 above) shall only be brought or filed in the United States District Court for the Southern District of New York, effective for claims or actions filed on or after January 1, 2011.

PepsiCo Pension Equalization Plan –409A Program

ARTICLE VIII
Miscellaneous
8.1    Nonguarantee of Employment: Nothing contained in this Plan shall be construed as a contract of employment between an Employer and any Employee, or as a right of any Employee to be continued in the employment of an Employer, or as a limitation of the right of an Employer to discharge any of its Employees, with or without cause.
8.2    Nonalienation of Benefits: Benefits payable under the Plan or the right to receive future benefits under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, including any assignment or alienation in connection with a divorce, separation, child support or similar arrangement, shall be null and void and not binding on the Company. The Company shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.
8.3    Unfunded Plan: The Company’s obligations under the Plan shall not be funded, but shall constitute liabilities by the Company payable when due out of the Company’s general funds. To the extent the Participant or any other person acquires a right to receive benefits under this Plan, such right shall be no greater than the rights of any unsecured general creditor of the Company.
8.4    Action by the Company: Any action by the Company under this Plan may be made by the Board of Directors of the Company or by the Compensation Committee of the

PepsiCo Pension Equalization Plan –409A Program

Board of Directors, with a report of any actions taken by it to the Board of Directors. In addition, such action may be made by any other person or persons duly authorized by resolution of said Board to take such action.
8.5    Indemnification: Unless the Board of Directors of the Company shall determine otherwise, the Company shall indemnify, to the full extent permitted by law, any employee acting in good faith within the scope of his employment in carrying out the administration of the Plan.
8.6    Compliance with Section 409A:
(a)    General: It is the intention of the Company that the Plan shall be construed in accordance with the applicable requirements of Section 409A. Further, in the event that the Plan shall be deemed not to comply with Section 409A, then neither the Company, the Board of Directors, the Plan Administrator nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.
(b)    Non-duplication of benefits: In the interest of clarity, and to determine benefits in compliance with the requirements of Section 409A, provisions have been included in this 409A Document describing the calculation of benefits under certain specific circumstances, for example, provisions relating to the inclusion of salary continuation during certain window severance programs in the calculation of Highest Average Monthly Earnings, as specified in Appendix B. Notwithstanding this or any similar provision, no duplication of benefits may at any time occur under the Plan. Therefore, to the extent that a specific provision of the Plan provides for recognizing a benefit determining element (such as pensionable earnings or service) and this same

PepsiCo Pension Equalization Plan –409A Program

element is or could be recognized in some other way under the Plan, the specific provision of the Plan shall govern and there shall be absolutely no duplicate recognition of such element under any other provision of the Plan, or pursuant to the Plan’s integration with the Salaried Plan. This provision shall govern over any contrary provision of the Plan that might be interpreted to support duplication of benefits.
8.7    Section 457A: To avoid the application of Code section 457A (“Section 457A”) to a Participant’s Pension, the following shall apply to a Participant who transfers to a work location outside of the United States to provide services to a member of the PepsiCo Organization that is neither a United States corporation nor a pass-through entity that is wholly owned by a United States corporation (“Covered Transfer”):
(a)    The Participant shall automatically vest in his or her Pension as of the last business day before the Covered Transfer;
(b)    From and after the Covered Transfer, any benefit accruals or other increases or enhancements to the Participant’s Pension relating to –
(1)    Service, or
(2)    The attainment of a specified age while in the employment of the PepsiCo Organization (“age attainment”),
(collectively, “Benefit Enhancement”) will not be credited to the Participant until the last day of the Plan Year in which the Participant renders the Service or has the age attainment that results in such Benefit Enhancement, and then only to the extent permissible under subsection (c) below at that time; and
(c)    The Participant shall have no legal right to (and the Participant shall not receive) any Benefit Enhancement that relates to Service or age attainment

PepsiCo Pension Equalization Plan –409A Program

from and after the Covered Transfer to the extent such Benefit Enhancement would constitute compensation that is includable in income under Section 457A.
Notwithstanding the foregoing, subsection (a) above shall not apply to a Participant who has a Covered Transfer if, prior to the Covered Transfer, the Company provides a written communication (either to the Participant individually, to a group of similar Participants, to Participants generally, or in any other way that causes the communication to apply to the Participant – i.e., an “applicable communication”) that these subsections do not apply to the Covered Transfer in question. Subsection (b) shall cease to apply as of the earlier of – (i) the date the Participant returns to service for a member of the PepsiCo Organization that is a United States corporation or a pass-through entity that is wholly owned by a United States corporation, or (ii) the effective date for such cessation that is stated in an applicable communication.
8.8    Authorized Transfers: If a Participant transfers to an entity that is not part of the PepsiCo Organization, the liability for any benefits accrued while the Participant was employed by the PepsiCo Organization shall remain with the Company.

PepsiCo Pension Equalization Plan –409A Program

ARTICLE IX
Amendment and Termination
This Article governs the Company’s right to amend and or terminate the Plan. The Company’s amendment and termination powers under this Article shall be subject, in all cases, to the restrictions on amendment and termination in Section 409A and shall be exercised in accordance with such restrictions to ensure continued compliance with Section 409A.
9.1    Continuation of the Plan: While the Company and the Employers intend to continue the Plan indefinitely, they assume no contractual obligation as to its continuance. In accordance with Section 8.4, the Company hereby reserves the right, in its sole discretion, to amend, terminate, or partially terminate the Plan at any time provided, however, that no such amendment or termination shall adversely affect the amount of benefit to which a Participant or his beneficiary is entitled under Article IV on the date of such amendment or termination, unless the Participant becomes entitled to an amount equal to such benefit under another plan or practice adopted by the Company (except as necessary to comply with Section 409A). Specific forms of payment are not protected under the preceding sentence.
9.2    Amendments: The Company may, in its sole discretion, make any amendment or amendments to this Plan from time to time, with or without retroactive effect, including any amendment necessary to ensure continued compliance with Section 409A. An Employer (other than the Company) shall not have the right to amend the Plan.
9.3    Termination: The Company may terminate the Plan, either as to its participation or as to the participation of one or more Employers. If the Plan is terminated with respect to fewer than all of the Employers, the Plan shall continue in effect for the benefit of

PepsiCo Pension Equalization Plan –409A Program

the Employees of the remaining Employers. Upon termination, the distribution of Participants’ 409A Pensions shall be subject to restrictions applicable under Section 409A.
9.4    Change in Control: The Company intends to have the maximum discretionary authority to terminate the Plan and make distributions in connection with a Change in Control (defined as provided in Section 409A), and the maximum flexibility with respect to how and to what extent to carry this out following a Change in Control as is permissible under Section 409A. The previous sentence contains the exclusive terms under which a distribution shall be made in connection with any Change in Control in the case of benefits that are derived from this 409A Program.

PepsiCo Pension Equalization Plan –409A Program

ARTICLE X
ERISA Plan Structure
This Plan document in conjunction with the plan document(s) for the Pre-409A Program encompasses three separate plans within the meaning of ERISA, as are set forth in subsections (a), (b) and (c). This division into separate plans became effective as of July 1, 1996; previously the plans set forth in subsections (b) and (c) were a single plan within the meaning of ERISA.
(a)    Excess Benefit Plan: An excess benefit plan within the meaning of section 3(36) of ERISA, maintained solely for the purpose of providing benefits for Salaried Plan participants in excess of the limitations on benefits imposed by section 415 of the Code.
(b)    Excess Compensation Top Hat Plan: A plan maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of sections 201(2) and 401(a)(1) of ERISA. The plan provides benefits for Salaried Plan participants in excess of the limitations imposed by section 401(a)(17) of the Code on benefits under the Salaried Plan (after taking into account any benefits under the Excess Benefit Plan). For ERISA reporting purposes, this portion of PEP may be referred to as the PepsiCo Pension Equalization Plan I.
(c)    Preservation Top Hat Plan: A plan maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of sections 201(2) and 401(a)(1) of ERISA. The plan provides preserves benefits for those Salaried Plan

PepsiCo Pension Equalization Plan –409A Program

participants described in section 5.2(a) hereof, by preserving for them the pre-1989 level of benefit accrual that was in effect before the Salaried Plan’s amendment effective January 1, 1989 (after taking into account any benefits under the Excess Benefit Plan and Excess Compensation Top Hat Plan). For ERISA reporting purposes, this portion of PEP shall be referred to as the PepsiCo Pension Equalization Plan II.
Benefits under this Plan shall be allocated first to the Excess Benefit Plan, to the extent of benefits paid for the purpose indicated in (a) above; then any remaining benefits shall be allocated to the Excess Compensation Top Hat Plan, to the extent of benefits paid for the purpose indicated in (b) above; then any remaining benefits shall be allocated to the Preservation Top Hat Plan. These three plans are severable for any and all purposes as directed by the Company.
In addition to the above, to the extent that lump sum termination benefits are paid under this Plan in connection with a severed employee’s Special Early Retirement (as defined in Appendix Article D) under a temporary severance program sponsored by the Company, this portion of the Plan shall be a component of the Company’s unfunded severance plan that includes the temporary program of severance benefits in question. As a component of a severance plan, the lump sum termination benefits are welfare benefits, and this portion is part of a “welfare benefit plan” under ERISA section 3(1). This severance plan component shall exist solely (i) for the duration of the temporary severance program in question, and (ii) for the purpose of paying severance benefits. As a portion of an ERISA welfare plan, any such temporary severance benefits hereunder shall not be subject to the reporting requirements for top hat plans under ERISA or any of the ERISA requirements for pension plans.

PepsiCo Pension Equalization Plan –409A Program

ARTICLE XI
Applicable Law
All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the provisions of ERISA. In the event ERISA is not applicable or does not preempt state law, the laws of the state of New York shall govern.
If any provision of this Plan is, or is hereafter declared to be, void, voidable, invalid or otherwise unlawful, the remainder of the Plan shall not be affected thereby.

PepsiCo Pension Equalization Plan –409A Program

ARTICLE XII
Signature
The PepsiCo Pension Equalization Plan, 409A Program, as amended and restated, is hereby adopted as of this 15th day of December, 2020, to be effective as of January 1, 2021 or as otherwise stated herein.

PEPSICO, INC.
By:     /s/ Ronald Schellekens
Ronald Schellekens
Executive Vice President and
Chief Human Resources Officer
APPROVED

By:      /s/ Jeffrey Arnold
Jeffrey Arnold
Legal Director, Employee Benefits Counsel
Law Department

By:     /s/ Christine Griff
Christine Griff
Vice President, Tax Counsel
Tax Department

PepsiCo Pension Equalization Plan –409A Program

APPENDIX
The following Appendix articles modify particular terms of the Plan. Except as specifically modified in the Appendix, the foregoing main provisions of the Plan shall fully apply in determining the rights and benefits of Participants and beneficiaries (and of any other individual claiming a benefit through or under the foregoing). In the event of a conflict between the Appendix and the foregoing main provision of the Plan, the Appendix shall govern.

PepsiCo Pension Equalization Plan –409A Program

APPENDIX ARTICLE A -
Transition Provisions
A.1    Scope.
This Article A provides the transition rules for the Plan that were effective at some time during the period beginning January 1, 2005 and ending December 31, 2008 (the “Transition Period”). The time period during which each provision in this Article A was effective is set forth below.
A.2    Transition Rules for Article II (Definitions).
(a)    Actuarial Equivalent. In addition to the provisions provided in Article II for determining actuarial equivalence under the Plan, for the duration of the Transition Period, to determine the amount of a Pension payable in the form of a Qualified Joint and Survivor Annuity or optional form of survivor annuity, as an annuity with inflation protection, or as a Single Life Annuity, the Plan Administrator used the actuarial factors under the Salaried Plan.
(b)    Key Employee. In addition to the provisions provided in Article II for identifying Key Employees, the following operating rules were in effect for the indicated time periods –
(1)    Operating Rules for 2005. To ensure that the Company did not fail to identify any Key Employees, in the case of Separation from Service distributions during the 2005 Plan Year, the Company treated as Key Employees all Participants (and former Participants) classified (or grandfathered) for any portion of the 2005 Plan Year as Band IV and above.

PepsiCo Pension Equalization Plan –409A Program

(2)    Operating Rules for 2006 and 2007. To ensure that the Company did not fail to identify any Key Employees, in the case of Separation from Service distributions during the 2006 Plan Year and 2007 Plan Year, the Company treated as Key Employees for such applicable Plan Year of their Separation from Service those individuals who met the provisions of (3) or (4) below (or both).
(3)    The Company shall treat as Key Employees all Participants (and former Participants) who are classified (or grandfathered) as Band IV and above for any portion of the Plan Year prior to the Plan Year of their Separation from Service; and
(4)    The Company shall treat as a Key Employee any Participant who would be a Key Employee as of his or her Separation from Service date based on the standards in this paragraph (4). For purposes of this paragraph (4), the Company shall determine Key Employees based on compensation (as defined in Code Section 415(c)(3)) that is taken into account as follows:
(A)    If the determination is in connection with a Separation from Service in the first calendar quarter of a Plan Year, the determination shall be made using compensation earned in the calendar year that is two years prior to the current calendar year (e.g., for a determination made in the first quarter of 2006, compensation earned in the 2004 calendar year shall be used); and
(B)    If the determination is in connection with a Separation from Service in the second, third or fourth calendar quarter of a Plan Year, the determination shall be made using the compensation earned in

PepsiCo Pension Equalization Plan –409A Program

the prior calendar year (e.g., for a determination made in the second quarter of 2006, compensation earned in the 2005 calendar year shall be used).
A.3    Transition Rules for Article VI (Distributions):
409A Pensions that would have been paid out during the Transition Period under the provisions set forth in the main body of the Plan (but for the application of permissible transition rules under Section 409A) shall be paid out on March 1, 2009.
A.4    Transition Rules for Article VII (Administration):
Effective during the Transition Period, the language of Section 8.6(a) shall be replaced in its entirety with the following language:
“8.6(a)    Compliance with Section 409A:
At all times during each Plan Year, this Plan shall be operated (i) in accordance with the requirements of Section 409A, and (ii) to preserve the status of deferrals under the Pre-409A Program as being exempt from Section 409A, i.e., to preserve the grandfathered status of the Pre-409A Program. Any action that may be taken (and, to the extent possible, any action actually taken) by the Plan Administrator or the Company shall not be taken (or shall be void and without effect), if such action violates the requirements of Section 409A or if such action would adversely affect the grandfather of the Pre-409A Program. If the failure to take an action under the Plan would violate Section 409A, then to the extent it is possible thereby to avoid a violation of Section 409A, the rights and effects under the Plan shall be altered to avoid such violation. A corresponding rule shall apply with respect to a failure to take an action that would adversely affect the grandfather of the Pre-409A Program. Any provision in this Plan

PepsiCo Pension Equalization Plan –409A Program

document that is determined to violate the requirements of Section 409A or to adversely affect the grandfather of the Pre-409A Program shall be void and without effect. In addition, any provision that is required to appear in this Plan document to satisfy the requirements of Section 409A, but that is not expressly set forth, shall be deemed to be set forth herein, and the Plan shall be administered in all respects as if such provision were expressly set forth. A corresponding rule shall apply with respect to a provision that is required to preserve the grandfather of the Pre-409A Program. In all cases, the provisions of this Section shall apply notwithstanding any contrary provision of the Plan that is not contained in this Section.”
A.5    Transition Rules for Severance Benefits.
Effective during the Transition Period, the following provisions shall apply according to their specified terms.
(a)    Definitions:
(1)    Where the following words and phrases, in boldface and underlined, appear in this Section A.5 with initial capitals they shall have the meaning set forth below, unless a different meaning is plainly required by the context. Any terms used in this Article A of the Appendix with initial capitals and not defined herein shall have the same meaning as in the main Plan, unless a different meaning is plainly required by the context.
(2)    “Special Early Retirement” shall mean the Participant’s attainment of at least age 50 but less than age 55 with 10 years of Elapsed Time Service as of the date of his Retirement, provided, however, that with respect to the 2008 Severance at Section A.5(d), for purposes of determining whether a

PepsiCo Pension Equalization Plan –409A Program

Participant has met the age and service requirements, a Participant’s age and years of Elapsed Time Service are rounded up to the nearest whole year.
(b)    2005 Severance:
(1)    Non-Retirement Eligible Employees: With respect to any Participant who terminated in 2005 as a result of a severance window program and who was not eligible for Retirement as of the date of his Separation from Service, the Participant’s 409A Pension shall be paid as a Vested Pension under Section 6.1(b) of the Plan document, provided, however, that the Participant’s 409A Pension will be paid at the same time as his Salaried Plan benefit. The available forms of payment shall be those forms available to a Participant who is entitled to a Vested Pension, as set forth in Section 6.2 of the Plan document.
(2)    Non-Retirement Eligible Employees with Payments in 2007: With respect to any Participant who terminated in 2005 as a result of a severance window program, who was not eligible for Retirement as of the date of his Separation from Service, and whose 409A Pension Payment would otherwise be paid during 2007, the Participant’s 409A Pension shall be paid as a Vested Pension under Section 6.1(b) of the Plan document, provided, however, that the Participant’s 409A Pension will be paid at the later of (i) January 1, 2007 or (ii) when the Participant attained age 55. The available forms of payment shall be those forms available to a Participant who is entitled to a Vested Pension, as set forth in Section 6.2 of the Plan document.
(3)    Retirement Eligible Employees: With respect to any Participant who terminated in 2005 as a result of a severance window program and who

PepsiCo Pension Equalization Plan –409A Program

fulfilled the requirements for either a Normal or Early Retirement Pension under Article IV of the Plan document as of February 5, 2006, the Participant’s 409A Pension shall be paid on the first day of the month following the Participant’s Separation from Service in a lump sum.
(4)    Retirement Eligible Employees (With Credit): With respect to any Participant who terminated in 2005 as a result of a severance window program and who fulfilled the requirements for either a Normal or Early Retirement Pension under Article IV of the Plan document as of his Separation from Service as a result of being provided additional Credited Service time by the Company, the Participant’s 409A Pension shall be paid on the first day of the month following the Participant’s Separation from Service in a lump sum.
(5)    Special Early Retirement Eligible: With respect to any Participant who terminated in 2005 as a result of a severance window program and who fulfilled the requirements to be eligible for Special Early Retirement as of his Separation from Service, the Participant’s 409A Pension shall be paid on the first day of the month following the Participant’s Separation from Service in a lump sum.
(c)    2007 Severance:
(1)    Non-Retirement Eligible Employees: With respect to any Participant who terminated in 2007 as a result of a severance window program and who was not eligible for Retirement as of the date of his Separation from Service, the Participant’s 409A Pension shall be paid as a Vested Pension under Section 6.1(b) of the Plan document. The available forms of payment shall be

PepsiCo Pension Equalization Plan –409A Program

those forms available to a Participant who is entitled to a Vested Pension, as set forth in Section 6.2 of the Plan document.
(2)    Retirement Eligible Employees: With respect to any Participant who terminated in 2007 as a result of a severance window program and who fulfilled the requirements for either a Normal or Early Retirement Pension under Article IV of the Plan document as of his Separation from Service, the Participant’s 409A Pension shall be paid on the first day of the month following the Participant’s Separation from Service in a lump sum; provided, however, that if a Participant made a valid Prior Payment Election under Section 6.1(a)(2) of the Plan document, his 409A Pension shall be paid according to such election.
(3)    Employee Who Become Retirement Eligible:
(i)    409A Pension: With respect to any Participant who terminated in 2007 as a result of a severance window program and who fulfilled the requirements for either a Normal or Early Retirement Pension under Article IV of the Plan document between his Separation from Service and the last day of his paid leave of absence (if any), the Participant’s 409A Pension shall be paid on the first day of the month following the later of (i) Participant’s attainment of age 55 and (ii) his Separation from Service; the 409A Pension shall be paid as a Vested Pension under Section 6.1(b) of the Plan document. The available forms of payment shall be those forms available to a Participant who is entitled to a Vested Pension, as set forth in Section 6.2 of the Plan document.

PepsiCo Pension Equalization Plan –409A Program

(ii)    PEP Kicker: Any amount paid to a Participant otherwise described under this paragraph (3) as a replacement for benefits that the Participant could have earned under the Plan but for his Separation from Service shall be paid as a single lump sum, provided, however, that if a Participant made a valid Prior Payment Election under Section 6.1(a)(2) of the Plan document, the amounts described in this subparagraph (ii) shall be paid according to such election. All amounts to be paid shall be paid on the first day of the month following the later of (i) the Participant’s attainment of age 55 or (ii) the Participant’s Separation from Service.
(4)    Special Retirement Eligible Employees:
(i)    409A Pension: With respect to any Participant who terminated in 2007 as a result of a severance window program and who fulfilled the requirements to be eligible for Special Early Retirement as of his Separation from Service, the Participant’s 409A Pension shall be paid on the first day of the month following the Participant’s attainment of age 55 as a Vested Pension under Section 6.1(b) of the Plan document. The available forms of payment shall be those forms available to a Participant who is entitled to a Vested Pension, as set forth in Section 6.2 of the Plan document.
(ii)    PEP Kicker: Any amount paid to a Participant otherwise described under this paragraph (4) as a replacement for benefits that the Participant could have earned under the Plan but for his Separation from Service shall be paid as a single lump sum, provided, however, that if a

PepsiCo Pension Equalization Plan –409A Program

Participant made a valid Prior Payment Election under Section 6.1(a)(2) of the Plan document, the amounts described in this subparagraph (ii) shall be paid according to such election. All amounts to be paid shall be paid on the first day of the month following the Participant’s attainment of age 55.
(5)    Employees Who Become Special Retirement Eligible:
(i)    409A Pension: With respect to any Participant who terminated in 2007 as a result of a severance window program and who fulfilled the requirements to be eligible for Special Early Retirement during the period between his Separation from Service and the last day of his paid leave of absence (if any), the Participant’s 409A Pension shall be paid on the first day of the month following the Participant’s attainment of age 55 as a Vested Pension under Section 6.1(b) of the Plan document. The available forms of payment shall be those forms available to a Participant who is entitled to a Vested Pension, as set forth in Section 6.2 of the Plan document.
(ii)    PEP Kicker: Any amount paid to a Participant otherwise described under this paragraph (5) as a replacement for benefits that the Participant could have earned under the Plan but for his Separation from Service shall be paid as a single lump sum, provided, however, that if a Participant made a valid Prior Payment Election under Section 6.1(a)(2) of the Plan document, the amounts described in this subparagraph (ii) shall be paid according to such election. All amounts to be paid shall be paid

PepsiCo Pension Equalization Plan –409A Program

on the first day of the month following the Participant’s attainment of age 55.
(d)    2008 Severance:
(1)    Non-Retirement Eligible Employees: With respect to any Participant who terminated in 2008 as a result of a severance window program and who was not eligible for Retirement as of the date of his Separation from Service, the Participant’s 409A Pension shall be paid as a Vested Pension under Section 6.1(b) of the Plan document. The available forms of payment shall be those forms available to a Participant who is entitled to a Vested Pension, as set forth in Section 6.2 of the Plan document.
(2)    Retirement Eligible Employees: With respect to any Participant who terminated in 2008 as a result of a severance window program and who fulfilled the requirements for either a Normal or Early Retirement Pension under Article IV of the Plan document as of his Separation from Service, the Participant’s 409A Pension shall be paid on the first day of the month following the Participant’s Separation from Service in a lump sum; provided, however, that if a Participant made a valid Prior Payment Election under Section 6.1(a)(2) of the Plan document, his 409A Pension shall be paid according to such election.
(3)    Employee Who Become Retirement Eligible:
(i)    409A Pension: With respect to any Participant who terminated in 2008 as a result of a severance window program and who fulfilled the requirements for either a Normal or Early Retirement Pension under Article IV of the Plan document between his Separation

PepsiCo Pension Equalization Plan –409A Program

from Service and the last day of his paid leave of absence (if any), the Participant’s 409A Pension shall be paid on the first day of the month following the later of (i) Participant’s attainment of age 55 and (ii) his Separation from Service; the 409A Pension shall be paid as a Vested Pension under Section 6.1(b) of the Plan document. The available forms of payment shall be those forms available to a Participant who is entitled to a Vested Pension, as set forth in Section 6.2 of the Plan document.
(ii)    PEP Kicker: Any amount paid to a Participant otherwise described under this paragraph (3) as a replacement for benefits that the Participant could have earned under the Plan but for his Separation from Service shall be paid as a single lump sum, provided, however, that if a Participant made a valid Prior Payment Election under Section 6.1(a)(2) of the Plan document, the amounts described in this subparagraph (ii) shall be paid according to such election. All amounts to be paid shall be paid on the first day of the month following the later of (i) Participant’s attainment of age 55 or (ii) the Participant’s Separation from Service.
(4)    Employees Who Are or Become Special Retirement Eligible:
(i)    409A Pension: With respect to any Participant who terminated in 2008 as a result of a severance window program and who fulfilled the requirements to be eligible for Special Early Retirement as of his Separation from Service or during the period between his Separation from Service and the last day of his paid leave of absence (if any), the Participant’s 409A Pension shall be paid on the first day of the month

PepsiCo Pension Equalization Plan –409A Program

following the Participant’s attainment of age 55 as a Vested Pension under Section 6.1(b) of the Plan document. The available forms of payment shall be those forms available to a Participant who is entitled to a Vested Pension, as set forth in Section 6.2 of the Plan document.
(ii)    PEP Kicker: Any amount paid to a Participant otherwise described under this paragraph (4) as a replacement for benefits that the Participant could have earned under the Plan but for his Separation from Service shall be paid as a single lump sum, provided, however, that if a Participant made a valid Prior Payment Election under Section 6.1(a)(2) of the Plan document, the amounts described in this subparagraph (ii) shall be paid according to such election. All amounts to be paid shall be paid on the first day of the month following the Participant’s attainment of age 55.
(e)    Delay for Key Employees: To the extent that a Participant is a Key Employee (as defined in Section A.2(b), above) with respect to any payment provided under this Section A.5, and to the extent that payment of his 409A Pension is on account of his Separation from Service, his 409A Pension shall be subject to the delay in payment provided under Section 6.6 of the main Plan document.
(f)    Compliance with 19(c): All payments that are to be made under this Section A.5 were scheduled to made during the calendar year in which the Participant terminated employment, with payments to be made as provided herein. All elections made by the Company with respect to such payments were made in compliance with Notice 2005-1 and other provisions of Code Section 409A.

PepsiCo Pension Equalization Plan –409A Program

A.6    Certain Participants
The following transition rules shall apply only with respect to the following described Participants:
(a)    A Participant’s PEP Credited Service shall be deemed to be five years if the Participant terminates employment in 2005 while classified as Band VI (or equivalent), and his employment with an Employer was for a limited duration assignment of less than five years. A Participant shall be deemed to be vested for purposes of this Plan if the Participant terminates employment in 2005 while classified as Band VI (or equivalent), and his employment with an Employer was for a limited duration assignment of less than five years.
(b)    In the case of a Participant who on October 9, 2007 selects an Annuity Starting Date of November 1, 2007 for the Participant’s Pension under the Salaried Plan which is payable in a single lump sum (after taking into account the special rule in Section 6.3(a)(2), if necessary), the portion of the Participant’s benefit under the Plan that is not subject to Section 409A of the Code shall be paid in a single lump sum six months after the Participant’s Annuity Starting Date under the Salaried Plan.
(c)    In the case of a Participant who on September 3, 2004 selects a fixed date of payment of February 1, 2005 for the Participant’s Pension under the Plan, the following provisions shall apply:
(1)    Such fixed date shall be the commencement date for the Participant’s benefit under the Plan, and
(2)    The calculation of the Participant’s benefit under the Plan shall be made taking into account service to be performed during any period for which

PepsiCo Pension Equalization Plan –409A Program

the Participant is to provide consulting services to the Company, even if such services are to be performed after the payment date specified in paragraph (1).
A.7    Transition Rules for Article VI (409A Disability Pension Pre-Separation Accruals):
(a)    Distribution: The portion of a Participant’s 409A Disability Pension representing Pre-Separation Accruals that would have been paid out during the Transition Period under the provisions set forth in the main body of the Plan (but for the application of permissible transition rules under Section 409A) shall commence on March 1, 2009. The available forms of payment of a Participant’s 409A Disability Pension representing Pre-Separation Accruals shall be those forms available to a Participant who is entitled to a Vested Pension, as set forth in Section 6.2 of the Plan (including the different forms available to a married versus an unmarried Participant).
(b)    Additional Benefit: If a Participant who is paid the Pre-Separation Accruals of his 409A Disability Pension under the provisions of subsection A.7(a) of this Appendix Article A dies prior to his expected mortality date (based on the mortality table specified by Schedule 1 of Section 2.1(b) (Actuarial Equivalent) of the Plan document as of January 1, 2009), his beneficiary shall be paid the lump sum actuarial equivalent of the annuity payments that would have been made from the date of the Participant’s death until his expected mortality date (had the Participant not died). The payment to the beneficiary shall be made within 30 days following the Participant’s death. Notwithstanding anything else in Section 6.5 of the Plan, a Participant subject to this subsection shall be permitted to name a beneficiary (in a form and manner acceptable to the Plan Administrator) for purposes of receiving the additional benefit described in this subsection. If the Participant fails to name a beneficiary for this

PepsiCo Pension Equalization Plan –409A Program

purpose, his beneficiary shall be the beneficiary selected under Section 6.5 of the Plan, or if none, then his Eligible Spouse or Eligible Domestic Partner (as applicable). If the Participant does not have an Eligible Spouse or Eligible Domestic Partner as of the date of his death, then his beneficiary shall be his estate.

PepsiCo Pension Equalization Plan –409A Program

APPENDIX ARTICLE B -
Computation of Earnings and Service During Certain Severance Windows
B.1    Definitions:
Where the following words and phrases, in boldface and underlined, appear in this Appendix B with initial capitals they shall have the meaning set forth below, unless a different meaning is plainly required by the context. Any terms used in this Article B of the Appendix with initial capitals and not defined herein shall have the same meaning as in the main Plan, unless a different meaning is plainly required by the context.
(a)    “Severance Program” shall mean a program providing certain severance benefits that are paid while the program’s participants are on a severance leave of absence that is determined by the Plan Administrator to qualify for recognition as Service under Section B.3 and Credited Service under Section B.4 of Article B.
(b)    “Eligible Bonus” shall mean an annual incentive payment that is payable to the Participant under the Severance Program and that is identified under the terms of the Severance Program as eligible for inclusion in determining the Participant’s Highest Average Monthly Earnings.
B.2    Inclusion of Salary and Eligible Bonus:
The Plan Administrator may specify that, pursuant to a Participant’s participation in a severance window program provided by the Company, if a Participant receives a severance benefit pursuant to a Severance Program, all salary continuation and any Eligible Bonus earned or to be earned during the first 12 months of a leave of absence period provided to the Participant under such Severance Program will be counted toward the Participant’s Highest Average Monthly Earnings, even if such salary or other earnings are to be received after a

PepsiCo Pension Equalization Plan –409A Program

Participant’s Separation from Service. In particular, if payment of a Participant’s 409A Pension is to be made at Separation from Service and prior to the Participant’s receipt of all of the salary continuation or Eligible Bonus that is payable to the Participant from the Severance Program, the Participant’s Highest Average Monthly Earnings shall be determined by taking into account the full salary continuation and eligible bonus that is projected to be payable to the Participant during the first 12 months of a period of leave of absence that is granted to the Participant under the Severance Program.
B.3    Inclusion of Credited Service:
The Plan Administrator may specify that, pursuant to a Participant’s participation in a severance window program provided by the Company, if a Participant receives a severance benefit under a Severance Program, all Credited Service earned or to be earned during the first 12 months of the period of severance will be counted toward the Participant’s Credited Service for purposes of determining the Participant’s Pension and a Pre-Retirement Spouse’s Pension or Pre-Retirement Eligible Domestic Partner’s Pension, even if the period of time counted as Credited Service under the Severance Program occurs after a Participant’s Separation from Service.
B.4    Inclusion of Service:
The Plan Administrator may specify that, pursuant to a Participant’s participation in a severance window program provided by the Company, if a Participant receives a severance benefit under a Severance Program, all Service earned or to be earned during the first 12 months of the period of severance will be counted toward the Participant’s Service for purposes of determining the Participant’s Pension and a Pre-Retirement Spouse’s Pension or Pre-

PepsiCo Pension Equalization Plan –409A Program

Retirement Eligible Domestic Partner’s Pension, even if the period of time counted as Service under the Severance Program occurs after a Participant’s Separation from Service.
B.5    Reduction to Reflect Early Payment:
If the Participant receives either (1) additional Credited Service or (2) additional earnings that are included in Highest Average Monthly Earnings under Sections B.2 or B.3 of this Article B, as a result of a severance benefit provided under a Severance Program and such additional Credited Service or earnings are included in the calculation of the Participant’s Pension prior to the time that the Credited Service is actually performed by the Participant, or the earnings are actually paid to the Participant, the Pension paid to the Participant shall be adjusted actuarially to reflect the receipt of the portion of the Pension attributable to such Credited Service or earnings received on account of the Severance Program prior to the time such Credited Service is performed or such earnings are actually paid to the Participant. For purposes of determining the adjustment to be made, the Plan shall use the rate provided under the Salaried Plan for early payment of benefits.

PepsiCo Pension Equalization Plan –409A Program

APPENDIX ARTICLE C
International and PIRP Transfer Participants
C.1    Scope:
This Article provides special rules for calculating the benefit of an individual who is either an “International Transfer Participant” under Section C.2 below or a “PIRP Transfer Participant” under Section C.4 below. The benefit of an International Transfer Participant shall be determined under Section C.3 below, subject to Section C.6 below. The benefit of a PIRP Transfer Participant shall be determined under Section C.5 below. Once a benefit is determined for an International Transfer Participant or a PIRP Transfer Participant under this Article, such benefit shall be subject to the Plan’s normal conditions and shall be paid in accordance with the Plan’s normal terms. All benefits paid under this Article are subject to Code section 409A, including any accrued prior to January 1, 2005. The provisions of this Article relating to International Transfer Participants are effective April 1, 2007. The provisions of this Article relating to PIRP Transfer Participants are effective January 1, 2016 (but they may take into account years that precede January 1, 2016).
C.2    International Transfer Participants:
An “International Transfer Participant” is a Participant who is:
(a)    General Rule: An individual who, following a transfer to an April 2007 Foreign Subsidiary (as defined in paragraph (5) of the Employer definition in Section 2.1 of Part B of the Salaried Plan, as in effect on January 1, 2014)), would qualify as an Employee within the meaning of paragraph (2)(vi) of the Employee definition in Section 2.1 of Part B of the Salaried Plan, as in effect on January 1, 2014 (U.S. citizen or resident alien on qualifying temporary international assignment) but for the fact that his

PepsiCo Pension Equalization Plan –409A Program

assignment with the April 2007 Foreign Subsidiary is in a position of employment that is classified as Band 4 (or its equivalent) or higher; or
(b)    Special Rule for Certain Permanent Assignments to Mexico: Notwithstanding subsection (a) above, an International Transfer Participant also includes an individual who was transferred to an April 2007 Foreign Subsidiary based in Mexico, and who would qualify as an Employee within the meaning of paragraph (2)(vi) of the Employee definition in Section 2.1 of Part B of the Salaried Plan, as in effect on January 1, 2014 (U.S. citizen or resident alien on qualifying temporary international assignment) but for the fact that:
(1)    His assignment with the April 2007 Foreign Subsidiary is in a position that is classified as Band 4 (or its equivalent) or higher;
(2)    Mexico is his home country on the records of the Expat Centre for Excellence group or its successor (in accordance with such paragraph (2)(vi)); and
(3)    The duration of his assignment with the April 2007 Foreign Subsidiary in Mexico is not limited to 5 years or less.
An individual described in subsection (a) or (b) above may still qualify as an International Transfer Participant if his transfer to an April 2007 Foreign Subsidiary occurred prior to April 1, 2007 (the effective date of this Article), provided he satisfied the terms of subsection (a) or (b) above on the date of his transfer.
C.3    Benefit Formula for International Transfer Participants:
Except as provided in this Section C.3, an International Transfer Participant’s benefit under the Plan shall be determined using a calculation methodology that is substantially similar to that which applies under Section 5.1 of the Plan.

PepsiCo Pension Equalization Plan –409A Program

(a)    Total Pension for International Transfer Participant: Notwithstanding the preceding sentence, an International Transfer Participant’s “Total Pension” (as defined in Section 5.1(c)(1) of the Plan) shall be calculated as if he continued to receive Credited Service and Earnings under the Salaried Plan while working for the April 2007 Foreign Subsidiary to which he transferred following his employment with an Employer based in the United States, without regard to the actual date on which he ceased receiving Credited Service and Earnings under the Salaried Plan. However, the Total Pension of an International Transfer Participant whose transfer to an April 2007 Foreign Subsidiary occurred prior to 1992 shall not take into account Credited Service and Earnings for employment with the April 2007 Foreign Subsidiary prior to 1992.
(b)    Calculation of International Transfer Participant’s Benefit: The International Transfer Participant’s benefit under the Plan shall be calculated by reducing his Total Pension as determined under subsection (a) above (expressed as a lump sum as of his benefit commencement date under the Plan) by the following amounts:
(1)    The amount of his actual benefit under the Salaried Plan (expressed as a lump sum amount on his benefit commencement date), and
(2)    Any amounts paid to him from a “qualifying plan” as that term is defined under Section 3.5(c)(4) of Part B of the Salaried Plan (Transfers and Non-Duplication) with respect to his assignment with the April 2007 Foreign Subsidiary (with such amounts expressed as a lump sum on his benefit commencement date under this Plan).
C.4    Definitions Related to PIRP Transfer Participants:

PepsiCo Pension Equalization Plan –409A Program

The following definitions apply for purposes of Sections C.1, C.4 and C.5 of this Article.
(a)    “Accrued Benefit” is the benefit payable to a PIRP Transfer Participant, under PIRP-DB or this Plan, in the form of a single-life annuity and payable on the first of the month that is coincident with or next following the PIRP Transfer Participant’s 65th birthday.
(b)    “PIRP-DB” is the portion of the PepsiCo International Retirement Program that provides a program of defined benefits.
(c)    “PIRP-DB Employer” is the Company or an affiliate of the Company that is an “Employer” under the terms of PIRP-DB.
(d)    “PIRP-DB Pensionable Service” is service that qualifies as “Pensionable Service” under the terms of PIRP-DB.
(e)    “PIRP-DB Salary” is compensation that qualifies as “Salary” under the terms of PIRP-DB.
(f)    A “PIRP Transfer Participant” is an individual who is described in paragraph (1) or (2) below.
(1)    Incoming PIRP Transfer Participant: An individual – (i) who is employed during a year (including a year preceding 2016) by a PIRP-DB Employer in a position that is eligible to accrue benefits under PIRP-DB (or would be eligible if Section 9.14 of PIRP-DB did not apply), (ii) who is then transferred by the Company during the year from such position to a position that is eligible to accrue benefits under the Salaried Plan, (iii) whose PIRP-DB accrual for the Year of Transfer is blocked by Section 9.14 of PIRP-DB, (iv) who would otherwise be entitled to a PIRP-DB benefit enhancement for the Year of Transfer that relates

PepsiCo Pension Equalization Plan –409A Program

to PIRP-DB Salary or PIRP-DB-Pensionable Service for the year of the transfer, and (v) whose PIRP-DB benefit was not already paid out by December 1, 2016 (but disregarding any such paid-out PIRP-DB benefit for this purpose that the PIRP-DB Vice President determines should be treated under this clause as if it had not been paid out).
(2)    Outgoing PIRP Transfer Participant: An individual – (i) who is employed during a year (including a year preceding 2016) by an Employer in a position that is eligible to accrue benefits under the Salaried Plan, (ii) who is then transferred by the Company during the year from such position to a position that is eligible to accrue benefits under PIRP-DB (or would be eligible if Section 9.14 of PIRP-DB did not apply), (iii) whose PIRP-DB accrual for the Year of Transfer is blocked by Section 9.14 of PIRP-DB, (iv) who would otherwise be entitled to a PIRP-DB benefit enhancement for the Year of Transfer that relates to PIRP-DB Salary or PIRP-DB Pensionable Service for the year of the transfer, and (v) whose PIRP-DB benefit was not already paid out by December 1, 2016 (but disregarding any such paid-out PIRP-DB benefit for this purpose that the PIRP-DB Vice President determines should be treated under this clause as if it had not been paid out).
(g)    The “PIRP-DB Vice President” is the Company executive who has the role of the “Vice President” under the terms of PIRP-DB.
(h)    A “U.S. Person” is an individual who is classified as a “U.S. Person” under the terms of PIRP-DB.

PepsiCo Pension Equalization Plan –409A Program

(i)    “Year of Transfer” is the year in which a transfer described in subsection (f) above occurs.
C.5    Benefit Formula for PIRP Transfer Participants:
Except as provided in this Section C.5, a PIRP Transfer Participant’s benefit under the Plan shall be determined using a calculation methodology that is substantially similar to that which applies under Section 5.1 of the Plan.
(a)    Total Pension for PIRP Transfer Participant: Notwithstanding the preceding sentence, a PIRP Transfer Participant’s “Total Pension” (as defined in Section 5.1(c)(1) of the Plan) shall be calculated as provided in paragraphs (1) and (2) below.
(1)    First, a PIRP Transfer Participant’s Total Pension shall be calculated as if he were an eligible employee under the Salaried Plan for the entire Year of Transfer, and as if he received Credited Service and Earnings under the Salaried Plan for the Year of Transfer equal to – (i) his actual Credited Service and Earnings under the Salaried Plan for the Year of Transfer, increased by (ii) any other compensation and service for the Year of Transfer that would have been recognized as PIRP-DB Salary and PIRP DB Pensionable Service, if Section 9.14 of PIRP-DB did not apply for the Year of Transfer.
(2)    If (during a year a PIRP Transfer Participant is otherwise accruing benefits under this Plan) the PIRP Transfer Participant would be credited with PIRP-DB Salary that cannot be recognized under PIRP as a result of Section 9.14 of PIRP-DB, and if this PIRP-DB Salary would be considered for accrual purposes under PIRP-DB in connection with PIRP-DB Pensionable Service that is not recognized under this Plan, the increase in the PIRP Transfer Participant’s

PepsiCo Pension Equalization Plan –409A Program

Accrued Benefit under PIRP that is related to this PIRP-DB Pensionable Service and that is blocked by Section 9.14 of PIRP-DB shall be added to the PIRP Transfer Participant’s Accrued Benefit under this Plan. In the case of a PIRP Transfer Participant who has a Separation from Service on or after January 1, 2017, this increase in the PIRP Transfers Participant’s Accrued Benefit under this Plan shall result in an appropriate increase, determined in the Company’s discretion, in the Total Pension determined under paragraph (1) above. Notwithstanding the foregoing, in determining Credited Service and Earnings under this subsection (a), no compensation or service shall be taken into account more than once, and a PIRP Transfer Participant’s Total Pension shall be determined in a way that avoids any duplication of benefits that will be provided to or on behalf of the PIRP Transfer Participant under PIRP-DB (after applying Section 9.14 of PIRP-DB) or another plan maintained or contributed to by the Company or an affiliate, but without applying any offset that would violate Code Section 409A.
(b)    Calculation of PIRP Transfer Participant’s Benefit: The PIRP Transfer Participant’s benefit under the Plan shall be calculated by reducing his Total Pension as determined under subsection (a) above by the reductions that are normally applicable under Article V. In addition, in the case of a PIRP Transfer Participant who has a Separation from Service on or after January 1, 2017, if (during a year a PIRP Transfer Participant is otherwise accruing benefits under this Plan) the value of the PIRP Transfer Participant’s benefit under PIRP-DB would increase (if Section 9.14 of PIRP-DB did not apply) as a result of the PIRP Transfer Participant becoming eligible for early retirement

PepsiCo Pension Equalization Plan –409A Program

under PIRP-DB, then the projected increase in value of the PIRP-DB benefit at the PIRP Transfer Participant’s retirement under PIRP-DB, which will be blocked by Section 9.14 of PIRP, shall result in an appropriate increase, determined in the Company’s discretion, in the Participant’s benefit under this Plan that is payable at the time and in the form applicable under this Plan. The appropriate increase shall be determined net of any expected increase in the value of the benefit under this Plan related to becoming eligible for Early Retirement under this Plan. In addition, a PIRP Transfer Participant’s appropriate increase shall be determined in a way that avoids any duplication of benefits that will be provided to or on behalf of the PIRP Transfer Participant under PIRP-DB (after applying Section 9.14 of PIRP-DB) or another plan maintained or contributed to by the Company or an affiliate, but without applying any offset that would violate Code Section 409A.
C.6    Alternative Arrangements Permitted:
Notwithstanding any provision of this Article or the Plan to the contrary, the Company and a Participant who would qualify as an International Transfer Participant under Section C.2 above may agree in writing to disregard the provisions of this Article in favor of another mutually agreed upon benefit arrangement under the Plan that complies with Code Section 409A, in which case this Article shall not apply.

PepsiCo Pension Equalization Plan –409A Program

APPENDIX ARTICLE D
Band 4 or Higher Rehired Yum Participants
D.1    Scope:
Effective May 1, 2009, this Article provides special rules for calculating the benefit of a transferred Participant whose transfer would be an Eligible Transfer under Section TRI.2(e) of the Part B of the Salaried Plan but for the fact that such individual is reemployed by the Company on or after May 1, 2009, into a position that is classified as Band 4 (or its equivalent) or higher. For purposes of determining such Participant’s Total Pension within the meaning of Section 5.1(c)(1), but not for purposes of determining such Participant’s Salaried Plan Pension within the meaning of Section 5.1(c)(2), such Participant’s position on reemployment will be deemed to be classified as below Band 4 (or its equivalent), so that the Participant’s transfer is eligible to be treated as an Eligible Transfer (subject to the other conditions thereof) and the Participant is eligible for the imputed service provisions of Section TRI.4(b) and (c). Such Participant’s benefit otherwise shall be subject to the Plan’s usual conditions and shall be paid in accordance with the Plan’s usual terms. All benefits paid under this Article are subject to Code section 409A.

PepsiCo Pension Equalization Plan –409A Program

APPENDIX ARTICLE E -
Time and Form of Payment for Benefits Paid During Severance Windows
E.1    Scope.
This Article E sets forth the time and form of payment provisions that apply to benefits under the Plan that are paid to a Covered Participant (as defined in Section E.2 below). This Article is effective for Participants who are terminated in a Severance Program or under circumstances that qualify them for an Individual Severance Agreement (each as defined in Section E.2 below) on or after January 1, 2009 (or in the case of Participants covered by Appendix Article PBG, on or after January 1, 2012). Nothing in this Article E shall make any of the additional benefits that are made available under the Plan in any Severance Program or pursuant to any Individual Severance Agreement a permanent feature of the Plan.
E.2    Definitions:
Where the following words and phrases appear in this Appendix E with initial capitals, they shall have the meaning set forth below unless a different meaning is plainly required by the context. Any terms used in this Article E of the Appendix with initial capitals and not defined herein shall have the same meaning as in the main Plan, unless a different meaning is plainly required by the context.
(a)    “Applicable Summary Plan Description” means the summary plan description that sets forth the terms and conditions of a particular Severance Program.
(b)    “Covered Participant” means a Participant whose employment with the Company is terminated and who is eligible for Special Early Retirement either (i) under a Severance Program and pursuant to the terms of the Applicable Summary Plan Description, or (ii) pursuant to the terms of an Individual Severance Agreement.

PepsiCo Pension Equalization Plan –409A Program

(c)    “Individual Severance Agreement” means an agreement between the Company and a Covered Participant that – (i) sets forth the terms and conditions of the Covered Participant’s termination of employment and (ii) expressly provides that the termination qualifies the Covered Participant for Special Early Retirement under PEP.
(d)    “Kicker” means the Special Early Retirement benefit that is provided to a Covered Participant pursuant to the terms of an Applicable Summary Plan Description or an Individual Severance Agreement and that is equal to the following: (i) the Participant’s benefit under the Salaried Plan and this Plan as of his Termination Date, determined based on the benefit formulas and early retirement reduction factors for Early Retirement Pensions under each plan, minus (ii) the Participant’s Vested Pension under the Salaried Plan and this Plan as of the Termination Date, determined based on the benefit formulas and reduction factors for Vested Pensions under each plan. The Kicker shall be divided into the following components:
(1)    The “PEP Kicker,” which is the portion of the Kicker paid under the Plan as a replacement for benefits that the Participant could have earned under the Plan but for his Separation from Service (either in a Severance Program or pursuant to the terms of an Individual Severance Agreement) prior to attaining Normal or Early Retirement under the Plan; and
(2)    The “Qualified Kicker,” which is the portion of the Kicker paid under the Plan as a replacement for benefits that the Participant could have earned under the Salaried Plan but for his termination of employment (either in a Severance Program or pursuant to the terms of an Individual Severance

PepsiCo Pension Equalization Plan –409A Program

Agreement) prior to attaining Normal or Early Retirement under the Salaried Plan.
In determining the early retirement reduction factors for ages before 55, the monthly rate of reduction applicable between age 56 and age 55 shall apply unless (i) in the case of a Participant who is eligible for Special Early Retirement under a Severance Program, a different factor is used in the Salaried Plan for employees covered by the same Severance Program in which case such other factor shall be used, and (ii) in the case of a Participant who is eligible for Special Early Retirement pursuant to the terms of an Individual Severance Agreement, a different factor is called for therein, in which case such other factor shall be used.
(e)    “Severance Program” has the same meaning that applies to that term under Appendix Section ERW.2(f) of Part B of the Salaried Plan (legacy PepsiCo Appendix).
(f)    “Special Early Retirement” means a retirement from the Company that either – (i) satisfies all of the conditions for receiving special early retirement benefits that are set forth in an Applicable Summary Plan Description, or (ii) is expressly recognized as qualifying for special early retirement benefits pursuant to the terms of an Individual Severance Agreement.
(g)    “Termination Date” means the later of – (i) the Covered Participant’s Separation from Service, or (ii) date as of which the Covered Participant’s severance leave of absence (if any) is projected to terminate under the terms of the Applicable Summary Plan Description or the Individual Severance Agreement, as applicable. If clause (ii) of the preceding sentence applies, then a Participant’s Termination Date shall

PepsiCo Pension Equalization Plan –409A Program

be determined as of the date of the Participant’s Separation from Service using the formulas for calculating the severance leave of absence, as such formulas are in effect under the Applicable Summary Plan Description or the Individual Severance Agreement when the legally binding right to special early retirement benefits arises in connection with the Severance Program or pursuant to the Individual Severance Agreement. A Participant’s Termination Date, once set in accordance with the prior two sentences, shall not change based on any circumstances or events that follow the date of the Participant’s Separation from Service.
E.3    Time and Form of Payment for 409A Pension:
A Covered Participant’s 409A Pension (calculated without regard to the Kicker for purposes of this Section E.3) shall be paid as follows:
(a)    Non-Retirement Eligible Participants: If a Covered Participant is not eligible for Retirement as of his Separation from Service, the Participant’s 409A Pension shall be paid as a Vested Pension under Section 6.1(b) according to the form of payment provisions applicable to Vested Pensions under Section 6.2.
(b)    Retirement Eligible Participants:
(1)    If the Covered Participant is eligible for a Normal, Early or Late Retirement Pension under Article IV as of his Separation from Service, the Participant’s 409A Pension shall be paid as a Retirement Pension under Section 6.1(a)(1); provided, however, that if the Participant made a valid prior payment election under Section 6.1(a)(2), his 409A Pension shall be paid as a Retirement Pension in accordance with such election.

PepsiCo Pension Equalization Plan –409A Program

(2)    If the Covered Participant becomes eligible for a Normal or Early Retirement Pension after his Separation from Service, including during the period between his Separation from Service and the last day of his paid leave of absence (if any), the Participant’s 409A Pension shall be paid as a Vested Pension under Section 6.1(b) according to the form of payment provisions applicable to Vested Pensions under Section 6.2.
(c)    Special Early Retirement Eligible Participants: If a Covered Participant is eligible for Special Early Retirement as of his Separation from Service or becomes so eligible during the period between his Separation from Service and the last day of his paid leave of absence (if any), the Participant’s 409A Pension shall be paid as a Vested Pension under Section 6.1(b) according to the form of payment provisions applicable to Vested Pensions under Section 6.2.
E.4    Time and Form of Payment of Kicker Benefits:
A Covered Participant’s PEP Kicker and Qualified Kicker shall be paid as follows:
(a)    PEP Kicker: A Participant’s PEP Kicker shall be paid as a single lump sum on the first day of the month following the later of (i) the Participant’s 55th birthday, or (ii) the Participant’s Separation from Service; provided, however, that if the Participant made a valid Prior Payment Election under Section 6.1(a)(2), the Participant’s PEP Kicker shall be paid according to such election (even in cases where the Participant’s 409A Pension is paid according to Section E.3(b)(2) above). In the event the Participant dies after meeting the requirements for a PEP Kicker but before it is paid, the PEP Kicker shall be paid to his Surviving Spouse or surviving Eligible Domestic Partner in a single lump

PepsiCo Pension Equalization Plan –409A Program

sum 60 days following his death, and if there is no Surviving Spouse or surviving Eligible Domestic Partner, then to the Participant’s estate.
(b)    Qualified Kicker: A Participant’s Qualified Kicker shall be paid based on his Separation from Service as a single lump sum on the first day of the month coincident or next following his Termination Date; provided, however, that if the Applicable Summary Plan Description or Individual Severance Agreement that creates the Participant’s legally binding right to the Qualified Kicker expressly provides for a different time and/or form of payment, the provisions of this subsection (b) shall not apply, and the Participant’s Qualified Kicker shall be paid as provided in the Applicable Summary Plan Description or Individual Severance Agreement, as applicable. In the event the Participant dies after meeting the requirements for a Qualified Kicker but before it is paid, the Qualified Kicker shall be paid to his Surviving Spouse or surviving Eligible Domestic Partner in a single lump sum 60 days following his death, and if there is no Surviving Spouse or surviving Eligible Domestic Partner, then to the Participant’s estate.
E.5    Delay for Key Employees:
Notwithstanding any provision of this Appendix E to the contrary, if a Participant is determined to be a Key Employee, any payment under this Article E that is made on account of his Separation from Service shall be subject to the required delay in payment for Key Employees under Section 6.6, except to the extent that the payment qualifies for an exemption from the application of Section 409A.

PepsiCo Pension Equalization Plan –409A Program

APPENDIX ARTICLE F -
U.K. Supplementary Appendix Participants with U.S. Service
F.1    Scope:
This Article applies to “Covered U.K. Employees” as defined in Section F.2 below. The benefit of a Covered U.K. Employee shall be determined as provided in Section F.3 below. Once a benefit is determined for a Covered U.K. Employee under this Article, it shall be paid in accordance with the Plan’s normal terms regarding the time and form of payment. All benefits payable under this Article are subject to Code section 409A. This Article has been restated effective January 1, 2016 (the original version of this Article was effective January 1, 2011, and it applied, in accordance with its prior terms, to periods of service before January 1, 2016).
F.2    “Covered U.K. Employee” Defined:
A “Covered U.K. Employee” is a participant in the PepsiCo U.K. Pension Plan (“U.K. Participant”) who – (i) becomes subject to United States income taxes, e.g., by transferring to a position with the Company in the United States or otherwise (hereinafter referenced as “Engages in U.S. Service”), (ii) continues to accrue benefits under the PepsiCo U.K. Pension Plan after he Engages in U.S. Service, (iii) would have also accrued a benefit under the U.K. Supplementary Pension Appendix for such period following when he Engages in U.S. Service (except for the unavailability of accruals under such Appendix for the period a U.K. Participant Engages in U.S. Service), (iv) subsequently either – (A) is localized in the United States as an employee of the PepsiCo Organization, or (B) terminates employment with the PepsiCo Organization (provided this occurs before the date the U.K. Participant commences an assignment with the PepsiCo Organization that is located outside the United States, as defined

PepsiCo Pension Equalization Plan –409A Program

in the Code), and (v) only after fully satisfying all of the preceding clauses, is then designated by the Company (in its completely unfettered discretion) as a Covered U.K. Employee and thereby granted a legally binding right to a benefit under this Article F at the time of the designation. The period that a U.K. Participant Engages in U.S. Service shall begin on the first day that he becomes subject to United States income taxes (his “U.S. Commencement Date”), and it shall end on the date he is no longer subject to U.S. income taxes or, if earlier, the date his Plan benefits under this Article F commence (his “U.S. Cessation Date”).
F.3    Benefit for Covered U.K. Employees:
A Covered U.K. Employee’s benefit under the Plan shall be determined by calculating, as of his Modified U.S. Cessation Date, his “Total U.K. Supplementary Benefit” and then subtracting from this amount his “Frozen U.K. Supplementary Benefit.” For this purpose, a Covered U.K. Employee’s—
(a)    “Modified U.S. Cessation Date” is the earliest of the following – (i) the date he is no longer subject to U.S. income taxes, (ii) the date he first satisfies clause (iv) of Section F.2, (iii) the date he commences an assignment with the PepsiCo Organization that is located outside the United States (as defined in the Code), or (iv) the date his Plan benefits under this Article F commence.
(b)    “Total U.K. Supplementary Benefit” is equal to the total benefit that he would have under the terms of the U.K. Supplementary Pension Appendix, calculated based on all service and compensation with the Company through his Modified U.S. Cessation Date that is counted in the calculation of his benefit under the PepsiCo U.K. Pension Plan (or that would be counted but for a limitation applicable to the plan under

PepsiCo Pension Equalization Plan –409A Program

U.K. law), and with such total benefit expressed in the form of a single lump sum that is payable as of the date his benefits under this Article F commence, and
(c)    “Frozen U.K. Supplementary Benefit” is equal to the total benefit that he had under the terms of the U.K. Supplementary Pension Appendix as of immediately before his U.S. Commencement Date, and with such total benefit expressed in the form of a single lump sum that is payable as of the date his benefits under this Article F commence.
The calculation provided for in the preceding sentence shall be made in accordance with the operating rules set forth in Section F.4 below.
F.4    Operating Rules:
The following operating rules apply to the calculation in Section F.3. above.
(a)    In general, accruals under the PepsiCo U.K. Pension Plan for the period after a Covered U.K. Employee’s U.S. Cessation Date shall not reduce the benefit under this Article F determined under Section F.3. Notwithstanding the prior sentence and anything in Section F.3 to the contrary, to the extent a Covered U.K. Employee’s accruals under the PepsiCo U.K. Pension Plan for the period after a Covered U.K. Employee’s U.S. Cessation Date have more than fully offset the Covered U.K. Employee’s accruals under the U.K. Supplementary Pension Appendix (and the excess would have been offset against the benefit under this Article F had such benefit accrued under the U.K. Supplementary Appendix), then any such excess as of the date benefits under this Article F commence (expressed as a lump sum as of such date) shall be offset against the benefits under this Article F to the extent such offset would not violate Code Section 409A.

PepsiCo Pension Equalization Plan –409A Program

(b)    In determining the value of a lump sum under this Article F, the actuarial assumptions that are used shall be actuarial assumptions that comply with Section 417(e) of the Code and, specifically, are the Code Section 417(e) assumptions that would be used under the Salaried Plan to pay a retirement lump sum as of the date applicable that the lump sum in question is to be determined under this Article F.
(c)    A Covered U.K. Employee’s Frozen U.K. Supplementary Benefit shall be determined on the basis of assuming that the Covered U.K. employee voluntarily terminated employment and any other service relationship with the PepsiCo Organization as of immediately before his U.S. Commencement Date.
(d)    This subsection applies if the terms of the PepsiCo U.K. Pension Plan or the U.K. Supplementary Pension Appendix are amended during a year in a way that would change the results under the Section F.3 calculation, and such amendment otherwise applies earlier than the immediately following year. In this case, to the extent that doing is necessary to comply with Code Section 409A, the calculation in Section F.3 shall be made by delaying the application of the amendment so that it is prospectively effective starting with the immediately following year.
(e)    In the event a Covered U.K. Employee (i) has earned a benefit under this Article F, (ii) has reached his U.S. Cessation Date, and (iii) then again Engages in U.S. Service and meets all of the requirements to be a Covered U.K. Employee when he again Engages in U.S. Service, the foregoing terms shall be applied again to determine if he earns a benefit for the new period that he Engages in U.S. Service, except that any resulting benefit from this new period shall be reduced by the lump sum value of any

PepsiCo Pension Equalization Plan –409A Program

prior benefit under this Article F (as necessary to completely avoid any duplication of benefits).
(f)    In the event a Covered U.K. Employee (i) has earned a benefit under this Article F, (ii) has reached his U.S. Cessation Date, and (iii) then is employed by the PepsiCo Organization in a classification that would be eligible for an accrual under the provisions of the Plan other than this Article F (the “Other Provisions”), then the Other Provisions shall be applied to determine if he earns a benefit under the Other Provisions for the new period of service, except that any resulting benefit from this new period of service shall be reduced by the lump sum value of any prior benefit under this Article F (as necessary to completely avoid any duplication of benefits).
F.5    No Other Benefits:
A Covered U.K. Employee shall not be entitled to any other benefits under this Plan or the Salaried Plan while he is a Covered U.K. Employee (or while he would be a Covered U.K. Employee if clauses (iv) and (v) of Section F.2. were not included in the definition of Covered U.K. Employee). In addition, prior to the time that an individual has satisfied all of the requirements to be considered a Covered U.K. Employee, the individual has no legally binding right to a benefit under this Article F. Accordingly, for the avoidance of doubt, at any point before such time, the Company may take action that prevents the individual from becoming entitled to a benefit under this Article F (e.g., by deciding that it will not designate the individual as a Covered U.K. Employee, in an unfettered exercise of the Company’s discretion), regardless of the services performed or other actions taken by the individual through this point in time, and regardless of any other factor.

PepsiCo Pension Equalization Plan –409A Program

APPENDIX ARTICLE G -
Delay Election For Certain Pre-2018 Terminees
G.1    Scope:
This Article provides an opportunity for certain Participants, who Separated from Service before January 1, 2018 and who are eligible to receive a 409A Vested Pension, to make a one-time election to delay the distribution of their 409A Vested Pension as permitted by Code section 409A(a)(4)(C). This opportunity is referred to in this Appendix G as a Delay Election. This Article is effective as of January 1, 2018.
G.2    Eligibility for Making a Delay Election.
To be eligible to make a Delay Election, a Participant must:
(a)    Have Separated from Service before January 1, 2018,
(b)    Be eligible for a 409A Vested Pension for which the scheduled payment date under the regular terms of the Plan, as determined by the Plan Administrator, (the “Scheduled Payment Date”) is at least 12 months after the date the Participant will make the election, and
(c)    Be selected and notified by the Company, in its sole discretion, for the opportunity to make a Delay Election.
G.3    Requirements for Making a Delay Election
To be effective, a request for a Delay Election must:
(a)    Become fully effective and irrevocable at least 12 months in advance of the Scheduled Payment Date that was previously in effect, and
(b)    Specify a new scheduled date for payment commencement that is at least 5 years later than the Participant’s Scheduled Payment Date (but that is not later

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than the first of the month coincident with or immediately following the Participant’s 65th birthday) (the “New Scheduled Payment Date”).
G.4    No Change in Form
A Participant is not permitted to use a Delay Election to change the form of payment of his or her distribution, except that:
(a)    The Participant’s marital status as of the New Scheduled Payment Date shall determine the form of annuity payable under the Delay Election (with such marital status determined as of the New Scheduled Payment Date in accordance with Section 6.3(c) (“Determination of Marital Status”)), and
(b)    Any reduction for early commencement (as applicable under Section 5.1(b) (“Basis for Determining”)) of the benefit, which is subject to the Delay Election, shall be determined with reference to the New Scheduled Payment Date.
G.5    Cashout Provisions Not Superseded.
A benefit to which an effective Delay Election applies remains subject to the cashout distribution provisions in Section 4.9.

PepsiCo Pension Equalization Plan –409A Program

APPENDIX ARTICLE H –
Definitions of Eligible Domestic Partner Applicable Prior to January 1, 2019
H.1    Scope.
This Article H provides the definition of Eligible Domestic Partner for periods prior to January 1, 2019.
H.2    Definition of Eligible Domestic Partner.
Paragraphs a, b, c and d are effective for the dates indicated in the paragraph. Paragraph e sets forth general rules. Paragraph f sets forth defined terms.
a)January 1, 2016 through December 31, 2018 Provisions For applicable dates from January 1, 2016 through December 31, 2018, “Eligible Domestic Partner” status is not recognized under the Plan, in light of the Supreme Court’s 2015 decision that the Constitution guarantees the right to same-sex marriage.
1.Limited Exception for 2016 Plan Year. Notwithstanding the foregoing, and solely for applicable dates in 2016, in the case of a Participant who (i) has a relationship with an individual on December 31, 2015 that is recognized as an eligible domestic partner or civil union relationship under paragraph (2) below and (ii) on any date during the 2015 Plan Year, is either an Employee who is actively employed or on an Authorized Leave of Absence from the PepsiCo Organization or a Participant, Eligible Domestic Partner means the individual with whom the Participant has entered into such an arrangement that was valid on the applicable date.
b)June 26, 2013 through December 31, 2015 Provisions.

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1.Civil Unions. If on the applicable date the Participant resides in a state that does not permit same-sex marriage and the Participant has entered into a same-sex civil union that is valid on the applicable date in the state in which it was entered into, the Participant’s Eligible Domestic Partner (if any) is the individual with whom the Participant has entered into such a same-sex civil union. If a Participant resides in a state that does not permit same-sex marriage but does permit same-sex civil unions, the Participant is not eligible to have an Eligible Domestic Partner unless the Participant is in a valid same-sex civil union.
2.State of Residence Allows Neither Civil Unions Nor Marriage. If the Participant does not have an Eligible Domestic Partner (and is not eligible to have one) pursuant to subsection (a) above, the Participant’s Eligible Domestic Partner (if any) is the individual with whom the Participant has executed a legally binding same-sex domestic partner agreement that meets the requirements set forth in writing by the Company with respect to eligibility for domestic partner benefits that is in effect on the applicable date. If such Participant has not entered into such an agreement, the Participant is not eligible to have an “Eligible Domestic Partner.
c)January 1, 2013 through June 25, 2013 Provisions. For applicable dates from January 1, 2013 through June 25, 2013, Eligible Domestic Partner means an individual described in paragraph (3) above, and also includes the following: If on the applicable date the Participant has entered into a same-sex marriage that is

PepsiCo Pension Equalization Plan –409A Program

valid on the applicable date in the state in which it was entered into, the Participant’s Eligible Domestic Partner (if any) is the Participant’s spouse pursuant to such same-sex marriage. If the Participant resides in a state that permits same-sex marriage, the Participant is not eligible to have an Eligible Domestic Partner unless either (a) the Participant is in a valid same-sex marriage or (b) such state did not start to permit same-sex marriages until less than 12 months before the applicable date.
d)Pre-2013 Provisions. For applicable dates before January 1, 2013, “Eligible Domestic Partner” status was not available in the Plan.
e)Additional Rules. This paragraph (5) applies to the definition of Eligible Domestic Partner for the applicable dates covered by this H notwithstanding any provisions in paragraphs (1), (2),(3) or (4) to the contrary. The term “Eligible Domestic Partner does not apply to an individual who is of the opposite sex of the Participant. A Participant who lives in a state that permits same-sex marriage is not permitted to have an Eligible Domestic Partner. In the case of applicable dates prior to January 1, 2016, if the Participant’s state started to permit same-sex marriage or same-sex civil unions less than 12 months before the applicable date, the Participant is treated as residing in a state that does not permit same-sex marriage or same-sex civil unions, as the case may be, for purposes of this definition of Eligible Domestic Partner.
f)Defined Terms. For purposes of the definition of “Eligible Domestic Partner” in this Article H, the following definitions apply: “applicable date” means the earlier of the Participant’s Annuity Starting Date and date of death, and “state” means any

PepsiCo Pension Equalization Plan –409A Program

domestic or foreign jurisdiction having the legal authority to sanction marriages or civil unions.

PepsiCo Pension Equalization Plan –409A Program

APPENDIX ARTICLE I –

409A PEP Makeup for Certain Pre-409A Benefits
    I.1    Scope:

To ensure there will be no “material modification” of the Pre-409A Program, this Article provides a makeup benefit under the 409A Program that applies to certain participants in the Pre-409A Program (“Pre-409A Participants”) in lieu of updating the Pre-409A Program’s actuarial factors for early commencement of Vested Pensions to be consistent with the “2019 Salaried Program Factors” (as that term is defined in the definition of Actuarial Equivalent). In the case of participants in the Pre-409A Program who are also Participants in the 409A Program (without regard to this Article), this makeup relating to the early commencement reduction of Vested Pensions payable as annuities is provided under the main text of the Plan. However, this makeup is provided under this Article in the case of affected Pre-409A Participants who are otherwise not entitled to a benefit under the 409A Program.
I.2    Eligibility Under This Article:
To be eligible under this Article, an individual must be a Pre-409A Participant:
(a)    Who is paid a Pre-409A Pension that is (i) a “Vested Pension” under the Pre-409A Program, and (ii) paid in the form of an annuity commencing as of a date prior to the Pre-409A Participant’s Normal Retirement Date but as of on or after January 1, 2019;
(b)     Whose Pre-409A Pension annuity under subsection (a) above is reduced for early commencement under the terms of the Pre-409A Program by more

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than it would be if the early commencement reduction were calculated using the 2019 Salaried Plan Factors; and
(c)    Who otherwise would not have a 409A Pension that is payable effective as of January 1, 2019 or later because, except as provided in this Article, the only PEP Pension to which the individual is entitled is a Pre-409A Pension, or because his otherwise applicable 409A Pension commenced payment as of prior to January 1, 2019.
An individual who satisfies all of the foregoing eligibility requirements shall be referred to as an “Eligible Person” for purposes of this Article.
I.3    Benefit Amount Under This Article:
The benefit amount for an Eligible Person under this Article shall be the single lump sum that is the Actuarial Equivalent of the difference between:
(a)    The Single Life Annuity that would be payable to the Eligible Person under the Pre-409A Program as of the Eligible Person’s Annuity Starting Date under the Pre-409A Program if the 2019 Salaried Program Factors for early commencement applied in calculating such Single Life Annuity (including with respect to any portion of the Participant’s Pre-409A Pension that is derived from the PEP Guarantee), and
(b)    The Single Life Annuity that is actually applicable to the Eligible Person under the Pre-409A Program as of the Eligible Person’s Annuity Starting Date under the Pre-409A Program, because of the early commencement factors that

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are actually applicable in calculating such Single Life Annuity (including with respect to any portion of the Participant’s Pre-409A Pension that is derived from the PEP Guarantee).
Such Actuarial Equivalent lump sum shall be calculated as of the applicable commencement date specified in Section I.4 below; however, if the applicable commencement date is the Section I.4(b) date (i.e. December 1, 2019) and the Eligible Person’s actual Annuity Starting Date under the Pre-409A Program precedes December 1, 2019, then the Actuarial Equivalent lump sum shall be determined as of such actual Annuity Starting Date and then brought forward with Actuarial Equivalent interest to December 1, 2019. For purposes of subsection (a) above, the 2019 Salaried Program Factors shall be solely the new factors applicable under the Salaried Program as of January 1, 2019 (and no alternative calculation using the factors in effect before January 1, 2019 shall apply).
I.4    Time of Payment Under This Article:
The lump sum benefit calculated under this Appendix shall be payable as of the Eligible Person’s applicable commencement date, which is the latest of the following:
(a)     The first of the month following the Eligible Person’s Separation from Service,
(b)     December 1, 2019, or

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(c)     The first of the month following the Eligible Person’s attainment of age 55 (except that this subsection (c) shall not apply to the extent that the Eligible Person’s benefit is derived from Article PBG of this Appendix).
In the event that the Eligible Person’s applicable commencement date is the date in subsection (a) above, then the date of actual payment of the benefit shall be delayed to the extent provided by Section 6.6(a) of the main text of the Plan, and in the case of such a delay, the benefit determined as of such applicable commencement date shall be increased by interest for the period of delay as provided in Section 6.6(c) of the main text of the Plan.
I.5    Non-Duplication of Benefits:
The foregoing Sections of this Article are intended to provide a make-up benefit under the 409A Program for applying an early commencement reduction under the Pre-409A Program using factors that predate the 2019 Salaried Plan Factors, with respect to a Pre-409A Pension that is paid in the form of an annuity and that has an Annuity Starting Date of January 1, 2019 or later. However, no duplication of benefits may occur at any time under the Plan. Therefore, to the extent an Eligible Person has received or will receive a 409A Pension that, without regard to this Article, effectively provides some or all of such makeup (e.g., because the Eligible Person’s 409A Pension was reduced for early commencement using Early Retirement reduction factors), or to the extent that the Plan Administrator concludes that providing the makeup under this Article would otherwise result in a duplication of benefits, the makeup benefit under this Article shall be reduced (but not below zero) as the Plan Administrator deems

PepsiCo Pension Equalization Plan –409A Program

appropriate to eliminate all duplication of benefits. This provision shall govern over any contrary provision of this Article or the Plan that might be interpreted to support a duplication of benefits.

PepsiCo Pension Equalization Plan –409A Program

APPENDIX ARTICLE PBG
Effective as of the end of the day on December 31, 2011, the PBG PEP is hereby merged with and into the PepsiCo PEP, with the PepsiCo PEP as the surviving plan after the merger. The following Appendix Article PBG governs PBG PEP benefits that were subject to the 409A PBG PEP Document prior to the merger, except as follows: (i) Articles VII (Administration), VIII (Miscellaneous), IX (Amendment and Termination), X (ERISA Plan Structure) and XI (Applicable Law) of the main section of this document shall govern PBG PEP benefits that were subject to the 409A PBG PEP Document, and (ii) effective for Annuity Starting Dates on or after January 1, 2019, if a Participant elects a survivor, period certain annuity or other death benefit annuity (or an annuity with other optional features), the adjustment of the Single Life Annuity to Actuarial Equivalent optional annuity shall be determined under the provisions of the main section of this document. There shall be no change to the time or form of payment of benefits that are subject to Code section 409A under either the PepsiCo PEP or PBG PEP Document as a result of the plan merger or the revisions made to the 409A PBG PEP Document when it was incorporated into this Appendix.
ARTICLE I TO APPENDIX ARTICLE PBG - History and Purpose
1.1    History of Plan. The Pepsi Bottling Group, Inc. (“PBG”) established the PBG Pension Equalization Plan (“PEP” or “Plan”) effective April 6, 1999 for the benefit of salaried employees of the PBG Organization who participate in the PBG Salaried Employees Retirement Plan (“Salaried Plan”). The Plan was initially established as a successor plan to the PepsiCo Pension Equalization Plan, due to PBG’s April 6, 1999 initial public offering, and the Plan included historical PepsiCo provisions which are relevant for eligibility and benefit determinations under the Plan. The Plan provides benefits for eligible employees whose pension benefits under the

PepsiCo Pension Equalization Plan –409A Program

Salaried Plan are limited by the provisions of the Internal Revenue Code of 1986, as amended. In addition, the Plan provides benefits for certain eligible employees based on the pre-1989 Salaried Plan formula. Effective April 1, 2009, the Plan also provides benefits for employees whose eligible pay under the Salaried Plan is reduced due to the employees’ elective deferrals under the PBG Executive Income Deferral Program and for certain executives who would be “Grandfathered Participants” under the Salaried Plan but for their classification as salary band E3-E8 or MP (or its equivalent, for periods on and after the Effective Time). The Plan is intended as a nonqualified unfunded deferred compensation plan for federal income tax purposes. For purposes of the Employee Retirement Income Security Act of 1974 (“ERISA”), the Plan is structured as two plans. The portion of the Plan that provides benefits based on limitations imposed by Section 415 of the Internal Revenue Code (the “Code”) is intended to be an “excess benefit plan” as described in Section 4(b)(5) of ERISA. The remainder of the Plan is intended to be a plan described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA providing benefits to a select group of management or highly-compensated employees.
The Plan has been amended from time to time, most recently in the form of an amendment and complete restatement effective as of April 1, 2009 (“2009 Restatement”). PBG further amended the Plan as a result of the merger of PBG with and into Pepsi-Cola Metropolitan Bottling Company, Inc., a wholly-owned subsidiary of PepsiCo, Inc. (the “Company”), pursuant to the Agreement and Plan of Merger dated as of August 3, 2009 among PBG, the Company and Pepsi-Cola Metropolitan Company, Inc., and to facilitate the Company’s assumption of PBG’s role as the Plan’s sponsor.
1.2    Effect of Amendment and Restatement. The Plan as in effect on October 3, 2004 is referred to herein as the Prior Plan.

PepsiCo Pension Equalization Plan –409A Program

Except as otherwise explicitly provided in Section 6.1(b)(3) of this Plan, a Participant’s benefit (including death benefits), determined under the terms of the Plan as in effect on October 3, 2004 as if the Participant had terminated employment on December 31, 2004, without regard to any compensation paid or services rendered after 2004, or any other events affecting the amount of or the entitlement to benefits (other than the Participant’s survival or the Participant’s election under the terms of the Plan with respect to the time or form of benefit) (the “Grandfathered Benefit”) shall be paid at the time and in the form provided by the terms of the Plan as in effect on October 3, 2004.
The benefit of a Participant accrued under this Plan based on all compensation and services taken into account by the Prior Plan and this Plan, less the Participant’s Grandfathered Benefit, shall be paid in the times and in the form as provided in this Plan. Except as otherwise explicitly provided in this Plan, this Plan superseded the Prior Plan effective January 1, 2009, with respect to amounts accrued and vested after 2004 by Participants who had not commenced receiving benefits as of January 1, 2009. The Plan was administered in accordance with a good faith interpretation of Section 409A of the Internal Revenue Code and IRS regulations and guidance thereunder from January 1, 2005 through December 31, 2008. Amounts accrued under this Plan after 2004 shall be treated as payable under a separate Plan for purposes of Section 409A of the Internal Revenue Code.
ARTICLE II TO APPENDIX ARTICLE PBG - Definitions and Construction
2.1    Definitions. The following words and phrases, when used in this Plan, shall have the meaning set forth below unless the context clearly indicates otherwise. Unless otherwise expressly qualified by the terms or the context of this Plan, the terms used in this Plan shall have the same meaning as those terms in the Salaried Plan.

PepsiCo Pension Equalization Plan –409A Program

(a)    Actuarial Equivalent. Except as otherwise specifically set forth in the Plan or any Appendix to the Plan with respect to a specific benefit determination, a benefit of equivalent value computed on the basis of the factors applicable for such purposes under the Salaried Plan.
(b)    Annuity. A Pension payable as a series of monthly payments for at least the life of the Participant.
(c)    Code. The Internal Revenue Code of 1986, as amended from time to time.
(d)    Company. PepsiCo, Inc., a corporation organized and existing under the laws of the State of North Carolina or its successor or successors. For periods prior to the Effective Time, “Company” means The Pepsi Bottling Group, Inc.”.
(e)    Compensation Limitation. Benefits not payable under the Salaried Plan because of the limitations on the maximum amount of compensation which may be considered in determining the annual benefit of the Salaried Plan Participant under Section 401(a)(17) of the Code.
(f)    Effective Date. The date upon which this Plan was effective, which is April 6, 1999 (except as otherwise provided herein).
(g)    Effective Time. February 26, 2010. .
(h)    EID. The PBG Executive Income Deferral Program, as amended from time to time.
(i)    [Reserved]
(j)    Employee. An individual who qualifies as an “Employee” as that term is defined in the Salaried Plan.

PepsiCo Pension Equalization Plan –409A Program

(k)    Employer. An entity that qualifies as an “Employer” as that term is defined in the Salaried Plan.
(l)    ERISA. Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.
(m)    Participant. An Employee participating in the Plan in accordance with the provisions of Section 3.1.
(n)    PepsiCo/PBG Organization. The controlled group of organizations of which the Company is a part, as defined by Section 414 of the Code and the regulations issued thereunder. An entity shall be considered a member of the PepsiCo/PBG Organization only during the period it is one of the group of organizations described in the preceding sentence. The application of this definition for periods prior to the Effective Time shall take into account the different definition of “Company” that applies before the Effective Time.
(o)    PEP Pension. One or more payments that are payable to a person who is entitled to receive benefits under the Plan. The term “Grandfather Benefit” shall be used to refer to the portion of a PEP Pension that is payable in accordance with the Plan as in effect October 3, 2004 and is not subject to Section 409A.
(p)    PepsiCo Prior Plan. The PepsiCo Pension Equalization Plan.
(q)    Plan. Effective January 1, 2012, Appendix Article PBG to the PepsiCo Pension Equalization Plan, as set forth herein, and as amended from time to time. Prior to January 1, 2012, the PBG Pension Equalization Plan, as amended from time to time. In these documents, the Plan is also sometimes referred to as PEP. For periods before April 6, 1999, references to the Plan refer to the PepsiCo Prior Plan.

PepsiCo Pension Equalization Plan –409A Program

(r)    Plan Administrator. The PepsiCo Administration Committee (PAC), which shall have authority to administer the Plan as provided in Article VII of the main portion of the document.
(s)    Plan Year. The 12-month period ending on each December 31st.
(t)    Primary Social Security Amount. In determining Pension amounts, Primary Social Security Amount shall mean:
(1)    For purposes of determining the amount of a Retirement, Vested, Pre-Retirement Spouse’s Pension, or Pre-Retirement Domestic Partner’s Pension, the Primary Social Security Amount shall be the estimated monthly amount that may be payable to a Participant commencing at age 65 as an old-age insurance benefit under the provisions of Title II of the Social Security Act, as amended. Such estimates of the old-age insurance benefit to which a Participant would be entitled at age 65 shall be based upon the following assumptions:
(i)    That the Participant’s social security wages in any year prior to Retirement or severance are equal to the Taxable Wage Base in such year, and
(ii)    That he will not receive any social security wages after Retirement or severance.
However, in computing a Vested Pension under Section 4.2, the estimate of the old-age insurance benefit to which a Participant would be entitled at age 65 shall be based upon the assumption that he continued to receive social security wages until age 65 at the same rate as the Taxable Wage Base in effect at the earlier of his severance from employment or the date such participant

PepsiCo Pension Equalization Plan –409A Program

ceased to accrue benefits under both the Salaried Plan and this Plan. For purposes of this subsection, “social security wages” shall mean wages within the meaning of the Social Security Act.
(2)    For purposes of paragraph (1), the Primary Social Security Amount shall exclude amounts that may be available because of the spouse or any dependent of the Participant or any amounts payable on account of the Participant’s death. Estimates of Primary Social Security Amounts shall be made on the basis of the Social Security Act as in effect at the Participant’s Severance from Service Date, without regard to any increases in the social security wage base or benefit levels provided by such Act which take effect thereafter.
(u)    Salaried Plan. The PepsiCo Salaried Employees Retirement Plan; as it may be amended from time to time; provided that a Participant’s benefit under this Plan shall be determined solely by reference to Part C of the Salaried Plan.
(v)    Salaried Plan Participant. An Employee who is a participant in the Salaried Plan.
(w)    Section 409A. Section 409A of the Code and the applicable regulations and other guidance issued thereunder.
(x)    Section 415 Limitation. Benefits not payable under the Salaried Plan because of the limitations imposed on the annual benefit of a Salaried Plan Participant by Section 415 of the Code.
(y)    Separation from Service. A Participant’s separation from service as defined in Section 409A.

PepsiCo Pension Equalization Plan –409A Program

(z)    Single Lump Sum. The distribution of a Participant’s total PEP Pension in excess of the Participant’s Grandfathered Benefit in the form of a single payment.
(aa)    Specified Employee. The individuals identified in accordance with principles set forth below.
(1)    General. Any Participant who at any time during the applicable year is:
(i)    An officer of any member of the PBG Organization having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code);
(ii)    A 5-percent owner of any member of the PBG Organization; or
(iii)    A 1-percent owner of any member of the PBG Organization having annual compensation of more than $150,000.
For purposes of (i) above, no more than 50 employees identified in the order of their annual compensation shall be treated as officers. For purposes of this section, annual compensation means compensation as defined in Treas. Reg. § 1.415(c)-2(a), without regard to Treasury Reg. §§ 1.415(c)-2(d), 1.415(c)-2(e), and 1.415(c)-2(g). The Plan Administrator shall determine who is a Specified Employee in accordance with Section 416(i) of the Code and the applicable regulations and other guidance of general applicability issued thereunder or in connection therewith, and provided further that the applicable year shall be determined in accordance with Section 409A and that any modification of the foregoing definition that applies under Section 409A shall be taken into account.

PepsiCo Pension Equalization Plan –409A Program

(2)    Applicable Year. Except as otherwise required by Section 409A, the Plan Administrator shall determine Specified Employees as of the last day of each calendar year, based on compensation for such year, and such designation shall be effective for purposes of this Plan for the twelve month period commencing on April 1st of the next following calendar year.
(3)    Rule of Administrative Convenience. In addition to the foregoing, the Plan Administrator shall treat all other Employees classified as E5 and above on the applicable determination date prescribed in subsection (2) (i.e., the last day of each calendar year) as a Specified Employee for purposes of the Plan for the twelve-month period commencing of the applicable April 1st date. However, if there are at least 200 Specified Employees without regard to this provision, then it shall not apply. If there are less than 200 Specified Employees without regard to this provision, but full application of this provision would cause there to be more than 200 Specified Employees, then (to the extent necessary to avoid exceeding 200 Specified Employees) those Employees classified as E5 and above who have the lowest base salaries on such applicable determination date shall not be Specified Employees.
(4)    Identification of Specified Employees Between February 26, 2010 and March 31, 2010. Notwithstanding the foregoing, for the period between February 26, 2010 and March 31, 2010, Specified Employees shall be identified by combining the lists of Specified Employees of all Employers as in effect immediately prior to the Effective Time. The foregoing method of identifying Specified Employees is intended to comply with Treas. Reg. § 1.409A-1(i)(6)(i),

PepsiCo Pension Equalization Plan –409A Program

which authorizes the use of an alternative method of identifying Specified Employees that complies with Treas. Reg. §§ 1.409A-1(i)(5) and -1(i)(8) and Section VII.C.4.d of the Preamble to the Final Regulations under Section 409A of the Code, which permits “service recipients to simply combine the pre-transaction separate lists of specified employees where it is determined that such treatment would be administratively less burdensome.”
(5)     Identification of Specified Employees on and After April 1, 2010. Notwithstanding the foregoing, for the periods on after April 1, 2010, Key Employees shall be identified as follows:
(i)     For the period that begins on April 1, 2010, and ends on March 31, 2011, an employee shall be a Specified Employee (subject to subparagraph (iii) below) if he was classified as at least a Band IV or its equivalent on December 31, 2009. For this purpose, an employee shall be considered to be at least a Band IV or its equivalent as of a date if the employee is classified as one of the following types of employees in the PepsiCo Organization on that date: (i) a Band IV employee or above in a PepsiCo Business, (ii) a Level E7 employee or above in a PBG Business, or (iii) a Salary Grade 19 employee or above at a PAS Business.
                (ii)    For the twelve-month period that begins on April 1, 2011, and for each twelve-month period that begins on April 1 in subsequent years, an employee shall be a Specified Employee (subject to subparagraph (iii) below) if the employee was an employee of the PepsiCo Organization who was classified as Band IV or above on the December 31 that immediately precedes such April 1.

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                (iii)    Notwithstanding the rule of administrative convenience in paragraph (3) above, an employee shall be a Specified Employee for the 12-month period that begins on any April 1, if as of the preceding December 31 the employee would be a specified employee, within the meaning of Treasury Regulation 1.409A-1(i), or any successor, by applying as of such December 31 the default rules that apply under such regulation for determining the minimum number of a service recipient’s specified employees. If the preceding sentence and the methods for identifying Specified Employees set forth in subparagraph (i) or (ii) above, taken together, would result in more than 200 individuals being counted as Specified Employees as of any December 31 determination date, then the number of individuals treated as Specified Employees pursuant to subparagraph (i) or (ii), who are not described in the first sentence of this subparagraph (iii), shall be reduced to 200 by eliminating from consideration those employees otherwise added by such subparagraph in order of their base compensation, from the lowest base compensation to the highest.
                (iv)    For purposes of this paragraph (5), “PAS Business” means each employer, division of an employer or other organizational subdivision of an employer that the Company classifies as part of the PAS business; “PBG Business” means each employer, division of an employer or other organizational subdivision of an employer that the Company classifies as part of the PBG business; and “PepsiCo Business” means each employer, division of an employer or other organizational subdivision of an employer that the Company classifies as part of the PepsiCo business.
The method for identifying Specified Employees set forth in this definition is intended as an alternative method of identifying Specified Employees under Treas. Reg. § 1.409A-1(i)(5),

PepsiCo Pension Equalization Plan –409A Program

and is adopted herein and shall be interpreted and applied consistently with the rules applicable to such alternative arrangements.
(bb)    Vested Pension. The PEP Pension available to a Participant who has a vested PEP Pension and is not eligible for a Retirement Pension.
2.2    Construction. The terms of the Plan shall be construed in accordance with this section.
(a)    Gender and Number. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates to the contrary.
(b)    Compounds of the Word “Here”. The words “hereof”, “hereunder” and other similar compounds of the word “here” shall mean and refer to the entire Plan, not to any particular provision or section.
ARTICLE III TO APPENDIX ARTICLE PBG - Participation
3.1    Each Salaried Plan Participant whose benefit under the Salaried Plan is curtailed by the Compensation Limitation or the Section 415 Limitation, or both, and each other Salaried Plan Participant (i) who is a Grandfathered Employee as defined in Section 3.7 of the Salaried Plan and who made elective deferrals to the EID on or after April 1, 2009 and before January 1, 2011 (inclusively); (ii) who would have been considered a Grandfathered Participant as defined in Section 3.7 of the Salaried Plan during the period April 1, 2009 through December 31, 2010 if the Participant had not been classified by the Employer as salary band E3-E8 or MP on March 31, 2009; or (iii) whose 1988 pensionable “earnings” under the Salaried Plan, as described in Section 4.2(a), were $75,000 or more, shall participate in this Plan.

PepsiCo Pension Equalization Plan –409A Program

ARTICLE IV TO APPENDIX ARTICLE PBG - Amount of Retirement Pension
4.1    PEP Pension. Subject to Sections 4.5 and 8.7, a Participant’s PEP Pension shall equal the amount determined under (a) or (b) of this Section 4.1, whichever is applicable. Such amount shall be determined as of the date of the Participant’s Separation from Service.
(a)    Same Form as Salaried Plan. If a Participant’s PEP Pension will be paid in the same form and will commence as of the same time as his pension under the Salaried Plan, then his monthly PEP Pension shall be equal to the excess of:
(1)    The greater of:
(i)    the monthly pension benefit which would have been payable to such Participant under the Salaried Plan without regard to (I) the Compensation Limitation; (II) the Section 415 Limitation; (III) the exclusion from Earnings of amounts deferred at the election of the Participant under the EID on or after April 1, 2009 and before January 1, 2011; and (IV) the April 1, 2009 through December 31, 2010 exclusion from the Salaried Plan definition of a Grandfathered Participant of a Participant who, as of March 31, 2009, was classified as salary band E3-E8 or MP and had attained age 50 and completed five years of Service or whose sum of his age and years of Service was at least 65; and
(ii)    if applicable, the amount determined in accordance with Section 4.2, expressed in such form and payable as of such time; over
(2)    The amount of the monthly pension benefit that is in fact payable to such Salaried Plan Participant under the Salaried Plan, expressed in such form and payable as of such time.

PepsiCo Pension Equalization Plan –409A Program

The amount of the monthly pension benefit so determined, less the portion of such benefit that is the Participant’s Grandfathered Benefit, shall be payable as provided in Section 6.2.
(b)    Different Form than Salaried Plan. If a Participant’s PEP Pension will be paid in a different form (whether in whole or in part) or will commence as of a different time than his pension benefit under the Salaried Plan, his PEP Pension shall be the product of:
(1)    The greater of:
(i)    the monthly pension benefit which would have been payable to such Participant under the Salaried Plan without regard to (I) the Compensation Limitation; (II) the Section 415 Limitation; (III) the exclusion from Earnings of amounts deferred at the election of the Participant under the EID on or after April 1, 2009 and before January 1, 2011; and (IV) the March 31, 2009 through December 31, 2010 exclusion from the Salaried Plan definition of a Grandfathered Participant of a Participant who, as of such date, was classified as salary band E3-E8 or MP and had attained age 50 and completed five years of Service or whose sum of his age and years of Service was at least 65; and
(ii)    if applicable, the amount determined in accordance with Section 4.2, expressed in the form and payable as of such time as applies to his PEP Pension under this Plan, multiplied by
(2)    A fraction, the numerator of which is the value of the amount determined in Section 4.1(b)(1), reduced by the value of his pension under the

PepsiCo Pension Equalization Plan –409A Program

Salaried Plan, and the denominator of which is the value of the amount determined in Section 4.1(b)(1) (with value determined on a reasonable and consistent basis, in the discretion of the Plan Administrator, with respect to similarly situated employees).
The amount of the monthly pension benefit so determined, less the portion of such benefit that is the Participant’s Grandfathered Benefit, shall be payable as provided in Section 6.2.
Notwithstanding the above, in the event any portion of the accrued benefit of a Participant under this Plan or the Salaried Plan is awarded to an alternate payee pursuant to a qualified domestic relations order, as such terms are defined in Section 414(p) of the Code, the Participant’s total PEP Pension shall be adjusted, as the Plan Administrator shall determine, so that the combined benefit payable to the Participant and the alternate payee from this Plan and the Salaried Plan is the amount determined pursuant to subsections 4.1(a) and (b) above, as applicable.
4.2    PEP Guarantee. Subject to Section 8.7, a Participant who is eligible under subsection (a) below shall be entitled to a PEP Guarantee benefit determined under subsection (b) below, if any.
(a)    Eligibility. A Participant shall be covered by this section if the Participant has 1988 pensionable earnings from an Employer of at least $75,000. For purposes of this section, “1988 pensionable earnings” means the Participant’s remuneration for the 1988 calendar year that was recognized for benefit accrual received under the Salaried Plan as in effect in 1988. “1988 pensionable earnings” does not include remuneration from an entity attributable to any period when that entity was not an Employer.

PepsiCo Pension Equalization Plan –409A Program

(b)    PEP Guarantee Formula. The amount of a Participant’s PEP Guarantee shall be determined under paragraph (1), subject to the special rules in paragraph (2).
(1)    Formula. The amount of a Participant’s PEP Guarantee under this paragraph shall be determined as follows:
(i)    Three percent of the Participant’s Highest Average Monthly Earnings for the first 10 years of Credited Service, plus
(ii)    One percent of the Participant’s Highest Average Monthly Earnings for each year of Credited Service in excess of 10 years, less
(iii)    One and two-thirds percent of the Participant’s Primary Social Security Amount multiplied by years of Credited Service not in excess of 30 years.
In determining the amount of a Vested Pension, the PEP Guarantee shall first be calculated on the basis of (I) the Credited Service the Participant would have earned had he continued to accrue Credited Service until his Normal Retirement Age, and (II) his Highest Average Monthly Earnings and Primary Social Security Amount at the earlier of his Severance from Service Date or the date such Participant ceased to accrue additional benefits under both the Salaried Plan and this Plan, and then shall be reduced by multiplying the resulting amount by a fraction, the numerator of which is the Participant’s actual years of Credited Service on the earlier of his Severance from Service Date or the date such Participant ceased to accrue additional benefits under both the Salaried Plan and this Plan and the denominator of which is the years of Credited Service

PepsiCo Pension Equalization Plan –409A Program

he would have earned had he continued to accrue Credited Service until his Normal Retirement Age.
(2)    Calculation. The amount of the PEP Guarantee shall be determined pursuant to paragraph (1) above, subject to the following special rules:
(i)    Surviving Eligible Spouse’s or Eligible Domestic Partner’s Annuity: Subject to subparagraph (iii) below and the last sentence of this subparagraph, if the Participant has an Eligible Spouse or Eligible Domestic Partner and has commenced receipt of an Annuity under this section, the Participant’s Eligible Spouse or Eligible Domestic Partner shall be entitled to receive a survivor annuity equal to 50 percent of the Participant’s Annuity under this section, with no corresponding reduction in such Annuity for the Participant. Annuity payments to a surviving Eligible Spouse or Eligible Domestic Partner shall begin on the first day of the month coincident with or following the Participant’s death and shall end with the last monthly payment due prior to the Eligible Spouse’s or Eligible Domestic Partner’s death. If the Eligible Spouse or Eligible Domestic Partner is more than 10 years younger than the Participant, the survivor benefit payable under this subparagraph shall be adjusted as provided below.
(A)    For each full year more than 10 but less than 21 that the surviving Eligible Spouse or Eligible Domestic Partner is younger than the Participant, the survivor benefit payable to such

PepsiCo Pension Equalization Plan –409A Program

Eligible Spouse or Eligible Domestic Partner shall be reduced by 0.8 percent.
(B)    For each full year more than 20 that the surviving Eligible Spouse or Eligible Domestic Partner is younger than the Participant, the survivor benefit payable to such Eligible Spouse or Eligible Domestic Partner shall be reduced by an additional 0.4 percent.
This subparagraph applies only to a Participant who retires on or after his Early Retirement Date.
(ii)    Reductions. The following reductions shall apply in determining a Participant’s PEP Guarantee.
(A)    If the Participant will receive an Early Retirement Pension, the payment amount shall be reduced by 3/12ths of 1 percent for each month by which the benefit commencement date precedes the date the Participant would attain his Normal Retirement Date.
(B)    If the Participant is entitled to a Vested Pension, the payment amount shall be reduced to the Actuarial Equivalent of the amount payable at his Normal Retirement Date (if payment commences before such date), and the reductions set forth in the Salaried Plan for any Pre-Retirement Spouse’s coverage or Pre-Retirement Domestic Partner’s coverage shall apply.

PepsiCo Pension Equalization Plan –409A Program

(C)    This clause applies if the Participant will receive his PEP Guarantee in a form that provides an Eligible Spouse or Eligible Domestic Partner benefit, continuing for the life of the surviving spouse or surviving domestic partner, that is greater than that provided under subparagraph (i). In this instance, the Participant’s PEP Guarantee under this section shall be reduced so that the total value of the benefit payable on the Participant’s behalf is the Actuarial Equivalent of the PEP Guarantee otherwise payable under the foregoing provisions of this section.
(D)    This clause applies if the Participant will receive his PEP Guarantee in a form that provides a survivor annuity for a beneficiary who is not his Eligible Spouse or Eligible Domestic Partner. In this instance, the Participant’s PEP Guarantee under this section shall be reduced so that the total value of the benefit payable on the Participant’s behalf is the Actuarial Equivalent of a Single Life Annuity for the Participant’s life.
(E)    This clause applies if the Participant will receive his PEP Guarantee in an Annuity form that includes inflation protection described in the Salaried Plan. In this instance, the Participant’s PEP Guarantee under this section shall be reduced so that the total value of the benefit payable on the Participant’s behalf is the Actuarial Equivalent of the elected Annuity without such protection.
(iii)    Lump Sum Conversion. The amount of the PEP Guarantee determined under this section for a Participant whose Retirement Pension will

PepsiCo Pension Equalization Plan –409A Program

be distributed in the form of a lump sum shall be the Actuarial Equivalent of the Participant’s PEP Guarantee determined under this section, taking into account the value of any survivor benefit under subparagraph (i) above and any early retirement reductions under subparagraph (ii)(A) above.
(iv)    April 1, 2009 Salaried Plan Changes.
(A)    The amount of the PEP Guarantee determined under this section for a Participant who, as of March 31, 2009, was classified as salary band E3-E8 or MP and who had attained age 50 and completed five years of Service or (inclusively) whose sum of his age and years of Service was at least 65 shall be determined as if such Participant were a Grandfathered Participant in the Salaried Plan on April 1, 2009 (so that Earnings and Credited Service were not frozen as of March 31, 2009 for the period April 1, 2009 through December 31, 2010).
(B)    Highest Average Monthly Earnings shall be determined without regard to the exclusion from Earnings under the Salaried Plan of amounts deferred at the election of the Participant under the EID on or after April 1, 2009 and before January 1, 2011.
4.3    Certain Adjustments. Pensions determined under the foregoing sections of this Article are subject to adjustment as provided in this section. For purposes of this section, “specified plan” shall mean the Salaried Plan or a nonqualified pension plan similar to this Plan. A nonqualified pension plan is similar to this Plan if it is sponsored by a member of the PBG Organization and if its benefits are not based on participant pay deferrals (this category of similar plans includes the PepsiCo Prior Plan).

PepsiCo Pension Equalization Plan –409A Program

(a)    Adjustments for Rehired Participants. This subsection shall apply to a current or former Participant who is reemployed after his Annuity Starting Date and (i) whose benefit under the Salaried Plan is recalculated based on an additional period of Credited Service, or (ii) whose benefit under the Salaried Plan would have been recalculated, based on an additional period of Credited Service if the Participant would have been considered a Grandfathered Participant as defined in Section 3.7 of the Salaried Plan if the Participant was not classified by the Employer as salary band E3-E8 or MP. In such event, the Participant’s PEP Pension shall be recalculated hereunder. For this purpose, the PEP Guarantee under Section 4.2 is adjusted for in-service distributions and prior distributions in the same manner as benefits are adjusted under the Salaried Plan, but by taking into account benefits under this Plan and any specified plans.
(b)    Adjustment for Increased Pension Under Other Plans. If the benefit paid under a specified plan on behalf of a Participant is increased after PEP benefits on his behalf have been determined (whether the increase is by order of a court, by agreement of the plan administrator of the specified plan, or otherwise), the PEP benefit for the Participant shall be recalculated. If the recalculation identifies an overpayment hereunder, the Plan Administrator shall take such steps as it deems advisable to recover the overpayment. It is specifically intended that there shall be no duplication of payments under this Plan and any specified plans.
(c)    No Benefit Offsets That Would Violate Section 409A. If a Participant has earned a benefit under a plan maintained by a member of the PepsiCo/PBG Organization that is a “qualifying plan” for purposes of the “Non-Duplication” rule in Section 3.8 of Part A of the Salaried Plan and the “Transfers and Non-Duplication” rule in

PepsiCo Pension Equalization Plan –409A Program

Section 3.6 of Part C of the Salaried Plan, such Transfers and Non-Duplication rules shall apply when calculating the amount determined under Section 4.1(a)(1) or 4.1(b)(1) above (as applicable) only to the extent the application of such rule will not result in a change in the time or form of payment of such pension that is prohibited by Section 409A. For purposes of the limit on offsets in the preceding sentence, it is the Company’s intent to undertake to make special arrangements with respect to the payment of the benefit under the qualifying plan that are legally permissible under the qualifying plan, and compliant with Section 409A, in order to avoid such a change in time or form of payment to the maximum extent possible; to the extent that Section 409A compliant special arrangements are timely put into effect in a particular situation, the limit on offsets in the prior sentence will not apply.
4.4    Reemployment of Certain Participants. In the case of a current or former Participant who is reemployed and is eligible to reparticipate in the Salaried Plan after his Annuity Starting Date, payment of his non-Grandfathered PEP Pension will not be suspended. If such Participant accrues an additional PEP Pension for service after such reemployment, his PEP Pension on his subsequent Separation from Service shall be reduced by the present value of PEP benefits previously distributed to such Participant, as determined by the Plan Administrator.
4.5    Vesting; Misconduct. Subject to Section 8.7, a Participant shall be fully vested in his Accrued Benefit at the time he becomes fully vested in his accrued benefit under the Salaried Plan. Notwithstanding the preceding, or any other provision of the Plan to the contrary, a Participant shall forfeit his or her entire PEP Pension if the Plan Administrator determines that such Participant has engaged in “Misconduct” as defined below, determined

PepsiCo Pension Equalization Plan –409A Program

without regard to whether the Misconduct occurred before or after the Participant’s Severance from Service. The Plan Administrator may, in its sole discretion, require the Participant to pay to the Employer any PEP Pension paid to the Participant within the twelve month period immediately preceding a date on which the Participant has engaged in such Misconduct, as determined by the Plan Administrator.
“Misconduct” means any of the following, as determined by the Plan Administrator in good faith: (i) violation of any agreement between the Company or Employer and the Participant, including but not limited to a violation relating to the disclosure of confidential information or trade secrets, the solicitation of employees, customers, suppliers, licensors or contractors, or the performance of competitive services, (ii) violation of any duty to the Company or Employer, including but not limited to violation of the Company’s Code of Conduct; (iii) making, or causing or attempting to cause any other person to make, any statement (whether written, oral or electronic), or conveying any information about the Company or Employer which is disparaging or which in any way reflects negatively upon the Company or Employer unless required by law or pursuant to a Company or Employer policy; (iv) improperly disclosing or otherwise misusing any confidential information regarding the Company or Employer; (v) unlawful trading in the securities of the Company or of another company based on information garnered as a result of that Participant’s employment or other relationship with the Company; (vi) engaging in any act which is considered to be contrary to the best interests of the Company or Employer, including but not limited to recruiting or soliciting employees of the Employer; or (vii) commission of a felony or other serious crime or engaging in any activity which constitutes gross misconduct. Notwithstanding the foregoing and for the avoidance of doubt, nothing in this Plan shall prohibit the Participant from communicating with government

PepsiCo Pension Equalization Plan –409A Program

authorities concerning any possible legal violations.  The Company nonetheless asserts and does not waive its attorney-client privilege over any information appropriately protected by the privilege.
ARTICLE V TO APPENDIX ARTICLE PBG - Death Benefits
5.1    Death Benefits. Each Participant entitled to a PEP Pension under this Plan who dies before his Annuity Starting Date shall be entitled to a death benefit equal in amount to the additional death benefit to which the Participant would have been entitled under the Salaried Plan if the PEP Pension as determined under Article IV was payable under the Salaried Plan instead of this Plan. The death benefit with respect to a Participant’s PEP Pension in excess of the Grandfathered Benefit shall become payable on the Participant’s date of death in a Single Lump Sum payment.
Payment of any death benefit of a Participant who dies before his Annuity Starting Date under the Plan shall be made to the persons and in the proportions to which any death benefit under the Salaried Plan is or would be paid (including to a Participant’s Eligible Domestic Partner to whom pre-retirement death benefits are payable under the Salaried Plan, if any, with respect to deaths occurring on or after January 1, 2013).
ARTICLE VI TO APPENDIX ARTICLE PBG - Distributions
The terms of this Article govern the distribution of benefits to a Participant who becomes entitled to payment of a PEP Pension under the Plan.
6.1    Form and Timing of Distributions. Subject to Section 6.5, this Section shall govern the form and timing of PEP Pensions.

PepsiCo Pension Equalization Plan –409A Program

(a)    Time and Form of Payment of Grandfathered Benefit. The Grandfathered Benefit of a Participant shall be paid in the form and at the time or times provided by the terms of the Plan as in effect on October 3, 2004.
(b)    Time and Form of Payment of Non-Grandfathered Benefit. Except as provided below, the PEP Pension payable to a Participant in excess of the Grandfathered Benefit shall be become payable in a Single Lump Sum on the Separation from Service of the Participant.
(1)    Certain Vested Pensions. A Participant (i) who incurred a Separation from Service during the period January 1, 2005 through December 31, 2008 (other than a Participant described in (3) below); and (ii) whose Annuity Starting Date has not occurred as of January 1, 2009, shall receive his PEP Pension in excess of his Grandfathered Benefit in a Single Lump Sum which shall become payable on January 1, 2009.
(2)    Annuity Election. A Participant who (i) attained age 50 on or before January 1, 2009, (ii) on or before December 31, 2008 irrevocably elected to receive a Single Life Annuity, a 50%, 75% or 100% Joint and Survivor Annuity, or a 10 Year Certain and Life Annuity; and (iii) incurs a Termination of Employment on or after July 1, 2009 after either attainment of age 55 and the tenth anniversary of the Participant’s initial employment date or attainment of age 65 and the fifth anniversary of the Participant’s initial employment date, shall receive his PEP Pension in excess of his Grandfathered Benefit in the form elected commencing on the first day of the month coincident with or next following his Separation from Service. If such Participant Separates from Service

PepsiCo Pension Equalization Plan –409A Program

prior to July 1, 2009 or prior to attainment of age 55 and the tenth anniversary of the Participant’s employment date, or prior to attainment of age 65 and the fifth anniversary of the Participant’s employment, the Participant’s PEP Pension in excess of his Grandfathered Pension shall be payable in a Single Lump Sum on the Participant’s Separation from Service.
(3)    2008 Reorganization. The entire PEP Pension of a Participant who (i) was involuntarily Separated from Service on or after November 1, 2008 and on or before December 19, 2008; (ii) at the time of Separation from Service had attained age 50 and had not attained age 55, and had 10 or more years of Service; and (iii) is eligible for special retirement benefits as described in the letter agreement executed and not revoked by the Participant, shall become payable in a Single Lump Sum on the last day of the Participant’s “Transition Period” as defined in the letter agreement.
(4)    Specified Employees. If a Participant is classified as a Specified Employee at the time of the Participant’s Separation from Service (or at such other time for determining Specified Employee status as may apply under Section 409A), then no amount shall be payable pursuant to this Section 6.1(b) until at least six (6) months after such a Separation from Service. Any payment otherwise due in such six month period shall be suspended and become payable at the end of such six month period, with interest at the applicable interest rates used for computing a Single Lump Sum payment on the date of Separation from Service.

PepsiCo Pension Equalization Plan –409A Program

(5)    Actual Date of Payment. An amount payable on a date specified in this Article VI or in Article V shall be paid as soon as administratively feasible after such date; but no later than the later of (a) the end of the calendar year in which the specified date occurs; or (b) the 15th day of the third calendar month following such specified date and the Participant (or Beneficiary) is not permitted to designate the taxable year of the payment. The payment date may be postponed further if calculation of the amount of the payment is not administratively practicable due to events beyond the control of the Participant (or Beneficiary), and the payment is made in the first calendar year in which the calculation of the amount of the payment is administratively practicable.
6.2    Special Rules for Survivor Options.
(a)    Effect of Certain Deaths. If a Participant makes an Annuity election described in Section 6.1(b)(2) and the Participant dies before his Separation from Service, the election shall be disregarded. Such a Participant may change his coannuitant of a Joint and Survivor Annuity at any time prior to his Separation from Service, and may change his beneficiary of a Ten Years Certain and Life Annuity at any time. If the Participant dies after such election becomes effective but before his non-Grandfathered PEP Pension actually commences, the election shall be given effect and the amount payable to his surviving Eligible Spouse, surviving Eligible Domestic Partner or other beneficiary shall commence on the first day of the month following his death (any back payments due the Participant shall be payable to his estate). In the case of a Participant who elected a 10 Year Certain and Life Annuity, if such Participant

PepsiCo Pension Equalization Plan –409A Program

dies: (i) after benefits have commenced; (ii) without a surviving primary or contingent beneficiary, and (iii) before receiving 120 payments under the form of payment, then the remaining payments due under such form of payment shall be paid to the Participant’s estate. If payments have commenced under such form of payment to a Participant’s primary or contingent beneficiary and such beneficiary dies before payments are completed, then the remaining payments due under such form of payment shall be paid to such beneficiary’s estate.
(b)    Beneficiary Other Than Eligible Spouse or Eligible Domestic Partner. If a Participant’s beneficiary is not his Eligible Spouse or Eligible Domestic Partner, he may not elect:
(1)    The 100 percent survivor option described in Section 6.1(b)(2) with a beneficiary more than 10 years younger than he is, or
(2)    The 75 percent survivor option described in Section 6.1(b)(2) with a beneficiary more than 19 years younger than he is.
6.3    Designation of Beneficiary. A Participant who has elected to receive all or part of his pension in a form of payment that includes a survivor option shall designate a beneficiary who will be entitled to any amounts payable on his death. Such designation shall be made on a PEP Election Form. A Participant shall have the right to change or revoke his beneficiary designation at any time prior to when his election is finally effective. The designation of any beneficiary, and any change or revocation thereof, shall be made in accordance with rules adopted by the Plan Administrator. A beneficiary designation shall not be effective unless and until filed with the Plan Administrator

PepsiCo Pension Equalization Plan –409A Program

6.4    Determination of Single Lump Sum Amounts. Except as otherwise provided below, a Single Lump Sum payable under Article V or Section 6.1 shall be determined in the same manner as the single lump sum payment option prescribed in Section 6.1(b)(3) of the Salaried Plan.
(a)    Vested Pensions. If on the date of Separation from Service of a Participant such Participant is not entitled to retire with an immediate pension under the Salaried Plan, the Single Lump Sum payable to the Participant under Section 6.1 shall be determined in the same manner as the single lump sum payment option prescribed in Section 6.1(b)(3) of the Salaried Plan but substituting (for Plan Years beginning before 2012) the applicable segment rates for the blended 30 year Treasury and segment rates that would otherwise be applicable.
(b)    2008 Reorganization. Notwithstanding subsection (a) above, the Single Lump Sum payment for a Participant whose employment was involuntarily terminated as a result of the 2008 Reorganization on or after November 1, 2008 and on or before December 19, 2008 shall be determined based on the applicable interest rates and mortality used by the Salaried Plan for optional lump sum distributions in December 2008, provided that in no event shall such Single Lump Sum payment be less than the Single Lump Sum determined based on the applicable interest rates and mortality used by the Salaried Plan for lump sum distributions for the month in which the Single Lump Sum is distributed to the Participant.
6.5    Section 162(m) Postponement. Notwithstanding any other provision of this Plan to the contrary, no PEP Pension shall be paid to any Participant prior to the earliest date on which the Company’s federal income tax deduction for such payment is not precluded by

PepsiCo Pension Equalization Plan –409A Program

Section 162(m) of the Code. In the event any payment is delayed solely as a result of the preceding restriction, such payment shall be made as soon as administratively feasible following the first date as of which Section 162(m) of the Code no longer precludes the deduction by the Company of such payment. Amounts deferred because of the Section 162(m) deduction limitation shall be increased by simple interest for the period of delay at the annual rate of six percent (6%).
APPENDIX TO ARTICLE PBG
Foreword
This Appendix sets forth additional provisions applicable to individuals specified in the Articles of this Appendix. In any case where there is a conflict between the Appendix and the main text of the Plan, the Appendix shall govern.
Article A (Article IPO) – Transferred and Transition Individuals
IPO.1    Scope. This Article supplements the main portion of the Plan document with respect to the rights and benefits of Transferred and Transition Individuals following the spinoff of this Plan from the PepsiCo Prior Plan.
IPO.2    Definitions. This section provides definitions for the following words or phrases in boldface and underlined. Where they appear in this Article with initial capitals they shall have the meaning set forth below. Except as otherwise provided in this Article, all defined terms shall have the meaning given to them in Section 2.1 of the Plan.
(a)    Agreement. The 1999 Employee Programs Agreement between PepsiCo, Inc. and The Pepsi Bottling Group, Inc.

PepsiCo Pension Equalization Plan –409A Program

(b)    Close of the Distribution Date. This term shall take the definition given it in the Agreement.
(c)    Transferred Individual. This term shall take the definition given it in the Agreement.
(d)    Transition Individual. This term shall take the definition given it in the Agreement.
IPO.3    Rights of Transferred and Transition Individuals. All Transferred Individuals who participated in the PepsiCo Prior Plan immediately prior to the Effective Date shall be Participants in this Plan as of the Effective Date. The spinoff of this Plan from the PepsiCo Prior Plan shall not result in a break in the Service or Credited Service of Transferred Individuals or Transition Individuals. Notwithstanding anything in the Plan to the contrary, and as provided in Section 2.04 of the Agreement, all service, all compensation, and all other benefit-affecting determinations for Transferred Individuals that, as of the Close of the Distribution Date, were recognized under the PepsiCo Prior Plan for periods immediately before such date, shall as of the Effective Date continue to receive full recognition, credit and validity and shall be taken into account under this Plan as if such items occurred under this Plan, except to the extent that duplication of benefits would result. Similarly, notwithstanding anything to the contrary in the Plan, the benefits of Transition Individuals shall be determined in accordance with section 8.02 of the Agreement.
Article B – Special Cases
B.1    This Article B of the Appendix supplements the main portion of the Plan document and is effective as of January 28, 2002.

PepsiCo Pension Equalization Plan –409A Program

B.2    This Article shall apply to certain highly compensated management individuals who were (i) hired as a Band IV on or about January 28, 2002 and (ii) designated by the Senior Vice President of Human Resources as eligible to receive a supplemental retirement benefit (the “Participant”).
B.3    Notwithstanding Article IV of the Plan, the amount of the total PEP Pension under this Plan shall be equal to the excess of (1) the monthly pension benefit which would have been payable to such individual under the Salaried Plan without regard to the Compensation Limitation and the Section 415 Limitation, determined as if such individual’s employment commencement date with the Company were September 10, 1990; (2) the sum of (i) the amount of the monthly pension benefit that is in fact payable under the Salaried Plan; and (ii) the monthly amount of such individual’s deferred, vested benefit under any qualified or nonqualified defined benefit pension plan maintained by PepsiCo., Inc. or any affiliate of PepsiCo., Inc., Tricon or YUM!, as determined by the administrator using reasonable assumptions to adjust for different commencement dates so that the total benefit of such individual does not exceed the amount described in (1) above.
B.4    In the event of the death of such individual while employed by the Company, the individual’s beneficiary shall be entitled to a death benefit as provided in Article V, determined based on the formula for the total benefit described above, and reduced by the survivor benefits payable by the Salaried Plan and the other plans described above. The net amount so determined shall be payable in a Single Lump Sum as prescribed in Article V.
B.5    The Plan Administrator shall, in its sole discretion, adjust any benefit determined pursuant to this Article B to the extent necessary or appropriate to ensure that such individual’s benefit in the aggregate does not exceed the Company’s intent to ensure overall pension

PepsiCo Pension Equalization Plan –409A Program

benefits equal to the benefits that would be applicable if such individual had been continuously employed by the Company for the period commencing September 10, 1990 to the date of Separation from Service.
Article C – Transfers From/To PepsiCo, Inc.
The provisions of this Article C shall only apply to transfers that occur before February 26, 2010 and shall not apply to any transfer to PepsiCo, Inc. or from PepsiCo, Inc. that occurs on or after such date.
C.1    This Article supplements and overrides the main portion of the Plan with respect to Participants who (i) transfer from the Company to PepsiCo, Inc.; and (ii) transfer from PepsiCo, Inc. to the Company.
C.2    Notwithstanding Article IV of the Plan, the PEP Pension of a Participant who (i) transfers from the Company to PepsiCo., Inc. or (ii) transfers to PepsiCo, Inc. from the Company shall be determined as set forth below.
C.3    Transfers to PepsiCo, Inc. The PEP Pension of a Participant who transfers to PepsiCo, Inc. shall be determined as of the date of such transfer in the manner described in Article IV, including the Salaried Plan offset regardless of whether such benefit under the Salaried Plan is transferred to a qualified plan of PepsiCo, Inc. On such Participant’s Separation from Service, the PEP Pension so determined shall become payable in accordance with Article VI.
C.4    Transfers from PepsiCo., Inc. The PEP Pension of a Participant who transfers from PepsiCo, Inc. shall be determined as of the date of the Participant’s Separation from Service in the manner described in Article IV and shall be reduced by any benefit accrued by the Participant under any qualified or nonqualified plan maintained by PepsiCo, Inc. that is based

PepsiCo Pension Equalization Plan –409A Program

on credited service included in the determination of the Participant’s benefit under this Plan so that the total benefit from all plans does not exceed the benefit the Participant would have received had the Participant been solely employed by the Company. Notwithstanding the preceding, effective for transfers on or after January 1, 2005, in no event shall such benefit be less than the benefit the Participant would have received based solely on the Participant’s employment by the Company. The Plan Administrator shall make such adjustments as the Plan Administrator deems appropriate to effectuate the intent of this Section C.4.

PepsiCo Pension Equalization Plan –409A Program

APPENDIX ARTICLE PAC
Guiding Principles Regarding Benefit Plan Committee Appointments
PAC.1 Scope. This Article PAC supplements the PepsiCo Pension Equalization Plan document with respect to the appointment of the members of the PAC.
PAC.2 General Guidelines. To be a member of the PAC, an individual must:
(a)    Be an employee of the PepsiCo Organization at a Leadership Group 1 or above level,
(b)    Be able to give adequate time to committee duties, and
(c)    Have the character and temperament to act prudently and diligently in the exclusive interest of the Plan’s participants and beneficiaries.
PAC.3 PAC Guidelines. In addition to satisfying the requirements set forth in Section PAC.2, the following guidelines will also apply to the PAC membership:
(a)    Each member of the PAC should have experience with benefit plan administration or other experience that can readily translate to a role concerning ERISA plan administration,
(b)    The membership of the PAC as a whole should have experience and expertise with respect to the administration of ERISA health and welfare and retirement plans, and
(c)    Each member of the PAC should be capable of prudently evaluating the reasonableness of expenses that are charged to the Plan.
PAC.4 Additional Information. The Chair of the PAC may seek information from Company personnel, including the Controller, CFO and CHRO, in connection with his identification of well qualified candidates for committee membership.

PepsiCo Pension Equalization Plan –409A Program

PAC.5 Role of the Guidelines. The foregoing guidelines in this Article PAC are intended to guide the Chair of the PAC in the selection of committee members; however, they neither diminish nor enlarge the legal standard applicable under ERISA.

PepsiCo Pension Equalization Plan –409A Program